Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS
DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS
BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT
TREATS AS PRIVATE OR CONFIDENTIAL.

Research Collaboration and License Agreement

By And Between

Biogen MA Inc.

and

City Therapeutics, Inc.

Dated May 23, 2025

i

5.7	Additional City Support	38
5.8	Reports	39
5.9	Allocation of Costs	39

ARTICLE 6	FINANCIAL TERMS	39

6.1	Upfront Payments	39
6.2	Milestone Payments	39
6.3	Royalties on Royalty-Bearing Products	40
6.4	Other Amounts Payable	42
6.5	Payment Method	42
6.6	Currency Exchange	42
6.7	Late Payments	42
6.8	Right to Offset	42
6.9	Taxes	42
6.10	Financial Audits	45

ARTICLE 7	REPRESENTATIONS, WARRANTIES, AND COVENANTS	45

7.1	Mutual Representations and Warranties of the Parties	45
7.2	Additional Representations and Warranties of City	46
7.3	Updated Disclosure Schedules	50
7.4	Covenants of Each Party	51
7.5	Covenants of City	51
7.6	OSIF Matters	52
7.7	Disclaimer of Warranties	52

ARTICLE 8	CONFIDENTIALITY	52

8.1	Non-Disclosure and Non-Use Obligation	52
8.2	Exemptions	53
8.3	Permitted Disclosures	53
8.4	Redacted Agreement	55
8.5	Confidential Treatment	56
8.6	Equitable Relief	56
8.7	Use of Name and Logo	56
8.8	Residual Knowledge	56
8.9	Publications	56

ARTICLE 9	INTELLECTUAL PROPERTY	57

9.1	Ownership	57
9.2	Patent Prosecution and Maintenance	59
9.3	Patent Enforcement	62
9.4	Infringement of Third Party Rights	63
9.5	Patent Oppositions and Other Proceedings	64
9.6	Patent Listing	65
9.7	Patent Term Extensions	65

9.8	Common Interest Agreement	65
9.9	Trademarks	65
9.10	Patent Counsel	65

ARTICLE 10	INDEMNIFICATION	65

10.1	Indemnification by City	65
10.2	Indemnification by Biogen	66
10.3	Procedure	66
10.4	Limitation Of Liability	67
10.5	Insurance	67

ARTICLE 11	TERM AND TERMINATION	67

11.1	Term	67
11.2	Termination for Failure to Make Selection	68
11.3	Termination for Cause	68
11.4	Termination by Biogen for Insolvency of City	69
11.5	Rights in Bankruptcy	69
11.6	Termination for Convenience by Biogen	71
11.7	Effects of Termination	71
11.8	Alternative Remedy in Lieu of Termination	72
11.9	Rights Accruing Prior to Expiration or Termination	73
11.10	Survival	73
11.11	Injunction for Particular Breach	74
11.12	[***]	74

ARTICLE 12	MISCELLANEOUS	75

12.1	Assignment	75
12.2	Entire Agreement; Amendments	75
12.3	Force Majeure	75
12.4	Export Control	76
12.5	Waiver and Non-Exclusion of Remedies	76
12.6	Severability	76
12.7	Notices	76
12.8	Governing Law	77
12.9	Dispute Resolution	77
12.10	Relationship of the Parties	79
12.11	Performance by Affiliates	79
12.12	Third Party Beneficiaries	79
12.13	Interpretation	79
12.14	Further Assurances	80
12.15	Counterparts	80

Exhibits:

Exhibit 1.20	Biogen Specified OSIF License Issues

Exhibit 1.193	Initial Research Plan

Exhibit 11.8	Alternative Remedy Exceptions

Schedules:

Schedule 1.88	Existing Licensed Patent Rights

Schedule 1.220	Target

Schedule 1.232	Upstream Agreements

Schedule 4.1.1	Contact List

Schedule 7.12	Initial Disclsure Schedule

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Research Collaboration And License Agreement (this “Agreement”) is entered into as of May 23, 2025 (the “Effective Date”) by and among Biogen MA Inc., a corporation organized under the laws of the Commonwealth of Massachusetts having an office at 225 Binney Street, Cambridge, MA 02142 (“Biogen”), and City Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware having an office at 399 Binney Street, Cambridge, MA 02142 (“City”). Biogen and City are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Biogen is engaged in, among other things, Research, Development, Manufacturing, and Commercialization of biopharmaceutical products, with certain expertise and proprietary platform technology;

WHEREAS, City is a biotechnology company engaged in the Research and Development of novel RNAi therapeutics, with certain expertise and proprietary platform technology;

WHEREAS, the Parties are interested in entering into a collaboration to utilize Biogen’s and City’s expertise and the Licensed Technology to perform collaborative Research and other activities, including the Research Activities, with the goal of Researching and Developing RNAi Triggers (as defined below) that inhibit the expression of [***] and Conjugates (as defined below) of such RNAi Triggers, each in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, City desires to grant to Biogen, and Biogen desires to receive from City, an exclusive, worldwide license under the Licensed Technology to exploit Licensed Compounds and Licensed Products in the Field in the Territory, in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

As and when used in this Agreement (including in the recitals above), the following capitalized terms will have the meanings ascribed to them in this Article 1 (Definitions).

1.1	“Acquirer” means, with respect to a Party, any Third Party that is a counterparty in any Change of Control of such Party.

1.2	“Acquirer Technology” means, [***].

1.3	“Acquisition Party” means, with respect to a Party that undergoes a Change of Control, an Acquirer together with all of its Affiliates in existence immediately prior to the closing of such Change of Control or that become Affiliates of such Acquirer after the closing of such Change of Control (but, in each case, excluding such Party and its Pre-Existing Affiliates).

1.4	“Acquisition Transaction” has the meaning set forth in Section 2.7.3 (Acquisition of a Competitive Product by a Party).

1.5	“Additional Cure Period” has the meaning set forth in Section 11.3.4 (Disputes Regarding Material Breach).

1.6	“Additional Target Agreement” has the meaning set forth in Section 2.8.3.

1.7	“Additional Upfront Payment” has the meaning set forth in Section 6.1.2 (Additional Upfront Payment).

1.8	“Affiliate” of a Person means any other Person that (directly or indirectly) is controlled by, controls, or is under common control with such Person, but only for so long as such control exists. For the purposes of this definition, the term “is controlled by” (including, with correlative meanings, the terms “controls” and “under common control with”), as used with respect to a Person, will mean the possession by the applicable other Person, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and “control” will be presumed to exist if either of the following conditions is met: (a) in the case of a corporate entity, direct or indirect ownership by such other Person of voting securities entitled to cast more than 50% of the votes in the election of the directors of such corporation or (b) in the case of a non-corporate entity, direct or indirect ownership of more than 50% of the equity interests with the power to direct the management and policies of such entity. [***].

1.9	“Aggregate Annual Net Sales” means the aggregate Net Sales resulting from the sale of all the Royalty-Bearing Products in all the countries in the Territory during each Calendar Year. For the avoidance of doubt, “Aggregate Annual Net Sales” will exclude any Net Sales of a Royalty-Bearing Product in a country prior to the commencement of the Royalty Term for such Royalty-Bearing Product in such country or following expiration of the Royalty Term for such Royalty-Bearing Product in such country.

1.10	“Agreement” has the meaning set forth in the preamble.

1.11	“Agreement Patent Right” means any Patent Right owned or otherwise Controlled by either Party or its Affiliates (or both Parties or their respective Affiliates) that claims or Covers any Invention (including any Joint Patent Right, Biogen [***] Patent Right or City Core Technology Patent Right).

1.12	“Alliance Manager” means, with respect to each Party, the individual appointed by such Party from time to time to act as the alliance manager under this Agreement, which individual shall meet the requirements set forth in Section 4.1 (Alliance Management).

1.13	“Applicable Development Candidate Data Package Date” has the meaning set forth in Section 6.2.1 (Research Milestones).

1.14	“Applicable Law” means applicable (with respect to the particular activity, task, or obligation under this Agreement to which such term applies) laws, statutes, rules, regulations, and other pronouncements having the effect of law of any Governmental Authority that may be in effect from time to time, including for clarity any applicable rules, regulations, guidances and other requirements of any Regulatory Authority that may be in effect from time to time.

1.15	“Approved Labeling” means, with respect to a Licensed Product, the Regulatory Authority-approved full prescribing information for such Licensed Product.

1.16	“Assistance Term” means the period beginning upon the Development Candidate Selection Date and ending upon [***].

1.17	“Available Target” means [***].

1.18	“Bayh Dole Act” means the Patent and Trademark Law Amendments Act of 1980, codified at 35 U.S.C. §§ 200-212, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

1.19	“Biogen” has the meaning set forth in the preamble.

1.20	“Biogen Acceptable OSIF Agreement” means an amendment to the OSIF License or other written agreement between City and OSIF, in either case, [***] that is approved in writing by Biogen prior to execution thereof by City and OSIF.

1.21	“Biogen Acceptable OSIF Agreement Effective Date” has the meaning set forth in Section 6.1.2 (Additional Upfront Payment).

1.22	“Biogen [***] Patent Rights” means any and all Patent Rights that (a) claim any [***] Invention, and (b) do not claim any City Core Technology Invention.

1.23	“Biogen Indemnified Party” means Biogen, its Affiliates, Sublicensees and Subcontractors, and each of its and their respective employees, officers, directors, and agents.

1.24	“Biogen Records” has the meaning set forth in Section 6.10.1 (Record Retention; Audits).

1.25	“Biogen Research Activities” has the meaning set forth in the definition of “Research Activities”.

1.26	“Biogen Research Know-How” has the meaning set forth in the definition of “Biogen Research Technology”.

1.27	“Biogen Research Technology” means all Know-How and Patent Rights, in each case, that are (a) Controlled by Biogen as of the Effective Date or thereafter at any time prior to the end of the Research Term and (b) necessary for City to conduct the City Research Activities in accordance with the Research Plan. The Know-How within the Biogen Research Technology is referred to herein as the “Biogen Research Know-How”.

1.28	[***]

1.29	“Biosimilar Product” means, on a country-by-country basis, with respect to a Licensed Product, a product that is sold by a Third Party (other than a Sublicensee of Biogen or any of its Affiliates) (a) that has been licensed as a biosimilar or interchangeable biological product by the FDA pursuant to section 351(k) of the PHSA, or any subsequent or superseding law, statute, or regulation, and for which a Licensed Product is the reference product, as defined by section 351(i)(4) of the PHSA, (b) that has been granted a marketing authorization as a similar biological medicinal product by the European Union pursuant to Directive 2001/83/EC and Parliament and Council Regulation No. (EC) 726/2004, each as may be amended, or any subsequent or superseding law, statute or regulation, and for which such Licensed Product is the reference medicinal product as defined by Article 10(2)(A) of Directive 2001/83/EC, or (c) whose licensing, approval or marketing authorization from a Regulatory Authority relies on, in whole or in part, (i) a prior Regulatory Approval granted for such Licensed Product by such Regulatory Authority or (ii) any data generated in support of a prior Regulatory Approval granted for such Licensed Product by such Regulatory Authority.

1.30	“BLA” means a Biologics License Application, as defined in the FD&C Act, or any corresponding foreign application in the Territory, including, with respect to the European Union, a MAA filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.31	[***] means [***] and (b) is (i) provided by Biogen to City for purposes of the Research Program or (ii) generated in the performance of the Research Program.

1.32	“[***] Invention” means any and all Inventions that (a) [***] or (b) (i) relate to the [***] and (ii) do not specifically relate to [***]

1.33	“Breach Notice” has the meaning set forth in Section 11.3.3 (Cure Periods for Material Breaches).

1.34	“Business Day” means any day other than a Saturday, Sunday, or bank or other public holiday in Boston, Massachusetts.

1.35	“Calendar Quarter” means the respective period of three consecutive calendar months ending on March 31st, June 30th, September 30th, or December 31st in any Calendar Year, except that the first Calendar Quarter of the Term will commence on the Effective Date, and the last Calendar Quarter of the Term will end on the effective date of the termination or expiration of this Agreement.

1.36	“Calendar Year” means any calendar year beginning on January 1st and ending on December 31st, except that the first Calendar Year of the Term will commence on the Effective Date, and the last Calendar Year of the Term will end on the effective date of the termination or expiration of this Agreement.

1.37	“Change of Control” means, with respect to a Party, the occurrence of any of the following events: (a) the consummation of a transaction or series of related transactions in which a Third Party, directly or indirectly, acquires from the stockholders of such Party an aggregate number of outstanding shares of capital stock representing more than 50% of the outstanding voting securities of such Party or otherwise obtains control of such Party, as “control” is defined in Section 1.8; (b) a merger, consolidation, or other similar transaction of such Party with or into a Third Party other than any such transaction in which the holders of the outstanding voting securities of such Party immediately prior to the consummation of such merger or consolidation continue to own a majority of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such merger or consolidation; or (c) the sale, transfer, or other disposition to a Third Party of all or substantially all of such Party’s assets or business to which this Agreement relates (including, in the case of City, the Licensed Technology, the City Core Technology Patent Rights, and the City Core Technology Inventions), through one or a series of related transactions (whether via merger, sale of assets, or otherwise). Notwithstanding the foregoing, any transaction or series of transactions effected for the bona fide primary purpose of financing the operations of the applicable Party or changing the form or jurisdiction of organization of such Party will not be deemed a “Change of Control” for purposes of this Agreement.

1.38	“City” has the meaning set forth in the preamble.

1.39	“City Core Technology Invention” means any and all Inventions that (a) relate to [***] and (b) do not specifically relate to [***]

1.40	“City Core Technology Patent Rights” means any and all Patent Rights that (a) claim any City Core Technology Invention and (b) do not claim [***].

1.41	“City Indemnified Party” means City, its Affiliates, and each of its and their respective employees, officers, directors, and agents.

1.42	“City’s Knowledge” means, with respect to the applicable statement in this Agreement to which such term applies, that none of the following officers (or their successors, as applicable) of City are aware, after reasonable investigation (including consultation with City’s outside intellectual property counsel, but without any requirement to conduct additional freedom-to-operate searches to the extent not already conducted on behalf of City by such counsel), that such statement is untrue: [***].

1.43	“City Research Activities” has the meaning set forth in the definition of “Research Activities”.

1.44	“City Research Know-How” has the meaning set forth in the definition of “City Research Technology”.

1.45	“City Research Patent Rights” has the meaning set forth in the definition of “City Research Technology”.

1.46	“City Research Report” has the meaning set forth in Section 3.4.1 (Reports of Research Activities).

1.47	“City Research Technology” means all Know-How and Patent Rights, in each case, that are (a) Controlled by City as of the Effective Date or thereafter at any time prior to the end of the Research Term and (b) necessary for Biogen to conduct the Biogen Research Activities in accordance with the Research Plan. The Know-How within the City Research Technology is referred to herein as the “City Research Know-How” and the Patent Rights within the City Research Technology are referred to herein as the “City Research Patent Rights”.

1.48	[***]

1.49	[***]

1.50	“Clinical Trial” means any clinical trial in humans that is designed to generate data in support or maintenance of an IND or MAA, including any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, pivotal trial, or any applicable post-approval clinical trial in humans.

1.51	“CMC” means chemistry, manufacturing and controls with respect to a product, which includes (a) manufacturing and process development records for such product and (b) all chemistry, manufacturing and control procedures necessary or useful for the manufacture of such product.

1.52	“CMC Activities” means those formulation development, process development, and other CMC-related activities, including sourcing and testing of all raw materials and components used in the manufacture of a product, and activities designed to support preparation of the CMC sections of any Regulatory Submissions or Regulatory Approval.

1.53	“CMO” has the meaning set forth in Section 5.1.2 (Manufacturing Technology Transfer Obligations).

1.54	“Collaboration Know-How” means: (a) all Know-How that is generated in performance of the Research Program (including as set forth in any City Research Reports, RNAi Trigger Data Packages and Development Candidate Data Packages) and is specific to the Target or any Program RNAi Trigger, Program Conjugate, Development Candidate, Licensed Compound, Licensed Product, [***]; and (b) all data that is generated in performance of the Research Program through the use of any Program RNAi Trigger, Program Conjugate, Development Candidate, Licensed Compound, Licensed Product, [***]

1.55	“Combination Product” means a Licensed Product that is (a) sold in the form of a combination that contains or comprises a Licensed Compound together with one or more other therapeutically active pharmaceutical agents [***].

1.56	“Commercialization,” “Commercializing,” or “Commercialize” means, with respect to any product, any and all activities directed to marketing, advertising, promoting, distributing, importing, exporting, using, offering to sell, and selling or otherwise commercializing such product, including: pre-launch activities to prepare a market for potential sales; modeling and pharmaco-economic studies; epidemiological studies; government affairs, and public policy activities; patient services, patient advocacy engagement; and activities related to pricing and reimbursement, including seeking and maintaining any applicable Pricing and Reimbursement Approvals; but excluding, in each case, any activities directed to Research, Manufacturing, Development, or Medical Affairs. “Commercialized” will be construed accordingly.

1.57	“Commercially Reasonable Efforts” means: (a) with respect to the activities of a Party in connection with [***], that level of efforts and resources that is required to carry out a task in a reasonably diligent and sustained manner without undue interruption, pause or delay; and (b) with respect to the efforts to be expended by Biogen or its Affiliate with respect to any Development or Commercialization obligation, objective, activity, or goal related to a Licensed Compound or Licensed Product under this Agreement, those efforts that Biogen would normally use to accomplish such obligation, objective, activity, or goal, and specifically means the carrying out of Development and Commercialization activities using efforts that Biogen would normally devote to a product at a similar stage in its development or product life and of similar market potential, strategic importance, and profit potential (taking into account payments under this Agreement and any agreements entered into or payments owed pursuant to Section 2.6 (Related Third Party Rights) or Section 6.3.4(c) (Third Party Payments)), based on conditions then prevailing and taking into account Biogen’s other products; the efficacy, safety, Approved Labeling, and profitability of the product; the competitiveness of alternative products sold by Third Parties in the marketplace; the patent and other proprietary position of the product; the likelihood of Regulatory Approval given the regulatory structure involved; and all other relevant factors. Commercially Reasonable Efforts will be determined on a country-by-country and Indication-by-Indication basis for the applicable Licensed Compound or Licensed Product, and it is anticipated that the level of effort will change over time, reflecting changes in the status of such Licensed Compound or Licensed Product (as applicable) and the market or country involved. City expressly understands and accepts that the use of Commercially Reasonable Efforts may result in Biogen ceasing the Development or Commercialization of a particular Licensed Compound or Licensed Product (in whole or in part), and that once Development or Commercialization for a particular Licensed Compound or Licensed Product has ceased in compliance with this Agreement, Commercially Reasonable Efforts does not require the continued re-evaluation of whether Development or Commercialization must be re-initiated for such Licensed Compound or Licensed Product.

1.58	“Competitive Product” means (a) [***].

1.59	“Confidential Information” means, with respect to a particular Party (the “Disclosing Party”), all Know-How or other information, including proprietary information and materials (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated by or on behalf of the Disclosing Party to the other Party (the “Receiving Party”) or its permitted recipients in connection with this Agreement, including information disclosed prior to the Effective Date pursuant to the Confidentiality Agreement. Notwithstanding the foregoing: (a) the terms and conditions of this Agreement and the Joint Know-How will be considered Confidential Information of both Parties, with each Party deemed to be the Receiving Party with respect thereto; (b) the City Core Technology Inventions other than the Program RNAi Triggers will be considered Confidential Information of City, with Biogen deemed to be the Receiving Party with respect thereto; and (c) the Collaboration Know-How, the [***] Inventions, and the Program RNAi Triggers will be considered Confidential Information of Biogen, with City deemed to be the Receiving Party with respect thereto, provided that, as of the effective date of termination (but not expiration) of this Agreement, the Program RNAi Triggers (including any Collaboration Know-How that is specific to the Program RNAi Triggers and not specifically related to any Program Conjugate or [***] will be considered Confidential Information of City, with Biogen deemed to be the Receiving Party with respect thereto ((a) through (c)), collectively, the “Specified Confidential Information”).

1.60	“Confidentiality Agreement” means that certain Confidentiality Agreement dated August 28, 2024, by and between Biogen and City.

1.61	“Conjugate” means an RNAi Trigger covalently connected through a Linker to [***]

1.62	“Control” or “Controlled” means, with respect to a Party and any Know-How, Patent Rights, Regulatory Approvals, Regulatory Submissions or other Intellectual Property, the possession by such Party or any of its Affiliates (whether by ownership, license, or otherwise, other than pursuant to the licenses granted under Section 2.1 (License Grants)) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms set forth herein, or (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How or other Intellectual Property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How or other Intellectual Property on the terms set forth herein, in each case ((a) and (b)), without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party would first be required to provide such tangible Know-How to the other Party or grant the other Party such license, sublicense, access, or right to use such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How or other Intellectual Property (as applicable) under this Agreement. Notwithstanding the foregoing, for purposes of determining whether any Patent Rights, Know-How, or other Intellectual Property is Controlled by a Party and included in any licenses or rights granted by such Party to the other Party: [***].

1.63	“Cover” or “Covering” means, with respect to a particular Patent Right, and to the applicable product, technology, process, method, or mode of administration, that the manufacture, use, offer for sale, sale, or importation of such product or the practice of such technology, process, method, or mode of administration would, in the absence of ownership of or a license granted under such Patent Right, (a) infringe any claim of such Patent Right, or (b) in the case of a patent application that has not yet issued, infringe any claim of such patent application if it were to issue without change. The term “Covered by” will have the correlative meaning.

1.64	“Cure Period” has the meaning set forth in Section 11.3.3 (Cure Periods for Material Breaches).

1.65	“Data Package Date” means an RNAi Trigger Data Package Date or a Development Candidate Data Package Date, as applicable.

1.66	“Debarred” means, with respect to an individual or entity, that such individual or entity has been debarred or suspended under 21 U.S.C. §335(a) or (b), the subject of a conviction described in Section 306 of the FD&C Act, excluded from a federal or governmental health care program, debarred from federal contracting, convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud, the subject to OFAC sanctions or on the OFAC list of specially designated nationals, or the subject of any similar sanction of any Governmental Authority in the Territory.

1.67	“Defaulting Party” has the meaning set forth in Section 11.3.3 (Cure Periods for Material Breaches).

1.68	“Deliverables” means any and all deliverables to be generated or provided by City in connection with the performance of City Research Activities, as expressly specified in the Research Plan.

1.69	“Develop” or “Development” means, with respect to any product, any and all development or regulatory activities that relate to obtaining, maintaining or expanding Regulatory Approval of such product, including any and all activities related to the research, profiling, characterization, pre-clinical development, or nonclinical studies of such product, CMC Activities, clinical drug development activities conducted before or after obtaining Regulatory Approval for such product that are reasonably related to or leading to the development, preparation, or submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting, expanding or maintaining Regulatory Approval of such product, together with all activities related to pharmacokinetic profiling, design and conduct of Clinical Trials of such product, pharmacovigilance activities, adverse event reporting, and regulatory affairs, statistical analysis, report writing and the creation and submission of Regulatory Submissions related to the foregoing (including the services of outside advisors and consultants in connection therewith); but excluding, in each case, any activities directed to Medical Affairs, Commercialization or Manufacturing. “Developing” and “Developed” will be construed accordingly.

1.70	“Development Candidate” means a Program Conjugate that has been selected by Biogen pursuant to Section 3.5.4 (Development Candidate Selection) for potential further Exploitation in a Licensed Product.

1.71	“Development Candidate Bring-Down Date” has the meaning set forth in Section 7.3.1 (Update as of Development Candidate Bring-Down Date).

1.72	“Development Candidate Data Package” has the meaning set forth in Section 3.5.3 (Development Candidate Data Packages).

1.73	“Development Candidate Data Package Date” means, with respect to a Program Conjugate, the date that the JRT delivers the Development Candidate Data Package for such Program Conjugate to the JRC in accordance with Section 3.5.3 (Development Candidate Data Packages).

1.74	“Development Candidate Data Package Disclosure Schedule” has the meaning set forth in Section 7.3.1 (Update as of Development Candidate Bring-Down Date).

1.75	“Development Candidate Selection” has the meaning set forth in Section 3.5.4 (Development Candidate Selection).

1.76	“Development Candidate Selection Criteria” means Biogen’s selection criteria for the Program Conjugates as defined in the Research Plan.

1.77	“Development Candidate Selection Date” has the meaning set forth in Section 3.5.4 (Development Candidate Selection).

1.78	“Development Candidate Selection Outside Date” means the earlier of: (a) the date that is [***] after the Effective Date, provided that, if, as of such date, there are ongoing Research Activities with respect to any Program Conjugate for purposes of confirming whether such Program Conjugate satisfies the Development Candidate Selection Criteria, then such date will be extended until the date that (i) such Research Activities are completed, (ii) if such Program Conjugate has satisfied the Development Candidate Selection Criteria, the Development Candidate Data Package Date has occurred with respect thereto and (iii) following the completion of the foregoing (i) and (ii), Biogen has had a reasonable period of [***] to determine whether to make a Development Candidate Selection with respect to such Program Conjugate; and (b) the date that is [***] after the Effective Date.

1.79	“Development Milestone Event” has the meaning set forth in Section 6.2.2 (Development Milestones).

1.80	“Development Milestone Payment” has the meaning set forth in Section 6.2.2 (Development Milestones).

1.81	“Disclosing Party” has the meaning set forth in the definition of “Confidential Information”.

1.82	“Divest” means, with respect to a Competitive Product, the sale by the applicable Party and its Affiliates of all of their rights of Exploitation with respect to such Competitive Product to a Third Party without the retention or reservation of any Exploitation obligation, interest, or participation rights (other than solely an economic interest or the right to enforce customary terms contained in the relevant agreements effectuating such transaction). “Divestiture” will be construed accordingly.

1.83	“Dollar” means the U.S. dollar, and “$” will be interpreted accordingly.

1.84	“Effective Date” has the meaning set forth in the preamble.

1.85	“European Union” or “EU” means the economic, scientific, and political organization of member states of the European Union, as its membership may be constituted from time to time.

1.86	“Excluded Matters” has the meaning set forth in Section 7.2.6.

1.87	“Executive Officers” means the Chief Executive Officer of City and the Head of Research of Biogen (or such Person’s designee, which designee will be at least at the level of a Vice President).

1.88	“Existing Licensed Patent Rights” means all Licensed Patent Rights in existence as of the Effective Date or the Development Candidate Bring-Down Date, as applicable. The Existing Licensed Patent Rights as of the Effective Date are listed on [***].

1.89	“Exploit” means Research, Develop, make, have made, use, perform Medical Affairs, offer for sale, sell, export, import, Manufacture, Commercialize, or otherwise exploit the applicable compound or product. “Exploitation” and “Exploiting” will be construed accordingly.

1.90	“FD&C Act” means the Federal Food, Drug and Cosmetic Act, as the same may be amended or supplemented from time to time.

1.91	“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.92	“Field” means any and all uses. Notwithstanding the foregoing, for purposes of any licenses granted under the OSIF Patents or any OSIF Know-How, “Field” means all human therapeutic applications.

1.93	“First Commercial Sale” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the first sale of the applicable Licensed Product under this Agreement in the applicable country by Biogen, its Affiliates, or its Sublicensees to an end user or prescriber for use, consumption, or resale, (a) following receipt of Regulatory Approval for such Licensed Product in such country and (b) where such sale results in a recordable Net Sale. Notwithstanding the foregoing, “First Commercial Sale” excludes transfers of Licensed Product to Third Parties as bona fide samples, as donations, for the performance of Clinical Trials, or for similar purposes in accordance with Applicable Law pertaining to any expanded access program, any compassionate sales or use program (including named patient program or single patient program), or any indigent program.

1.94	“Force Majeure” means, with respect to a Party, any event beyond the reasonable control of such Party, including acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving a Party’s own employees), government actions, omissions or delays in action by any Governmental Authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement), fire, earthquakes, floods, epidemics, pandemics, or quarantines.

1.95	“FTE” means a full-time-equivalent person year of scientific, technical, regulatory or professional work. An FTE shall consist of a total of [***] hours per Calendar Year, with any portion of an FTE calculated based upon hours worked divided by such annual total.

1.96	“FTE Rate” means, with respect to either Party, a rate of USD [***] per FTE for the first Calendar Year during the Term and thereafter increased annually, starting on January 1, 2027, by the percentage increase in the CPI as of December 31st of each Calendar Year over the level of the CPI as of December 31st of the prior Calendar Year.

1.97	“GAAP” means United States generally accepted accounting principles, which principles are currently used at the relevant time and consistently applied by the applicable Party.

1.98	“GLP” means all applicable good laboratory practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Law in the applicable region in the Territory, each as may be amended and applicable from time to time.

1.99	“Governmental Authority” means any court, tribunal, arbitrator, agency, commission, department, ministry, official, authority, or other instrumentality of any nation, state, county, city, or other political subdivision.

1.100	“IND” means an Investigational New Drug application required pursuant to 21 C.F.R. Part 312 or any comparable filings outside of the United States required to commence human clinical trials in such country or region, and all supplements or amendments that may be filed with respect to the foregoing.

1.101	“IND-Enabling Toxicology Study” means any pharmacokinetic or toxicology study under GLP conditions that is intended to satisfy the requirements for filing an IND in the U.S.

1.102	“Indemnified Party” means the Party entitled to, or purported to be entitled to, indemnification by the other Party pursuant to Article 10 (Indemnification).

1.103	“Indemnifying Party” means the Party from which indemnification is sought pursuant to Article 10 (Indemnification).

1.104	“Indication” means the intended use of a Licensed Product for either therapeutic treatment or for the prevention of a specific disease, disorder, or condition in the indication section of the Approved Labeling for such Licensed Product, or that is the subject of a Clinical Trial and where it is intended that the data and results of such Clinical Trial (if successful) will be used to support a Regulatory Approval with distinct labeling in the indication section of the Approved Labeling relevant to usage of such Licensed Product in such disease, disorder or medical condition. All variants of a single disease, disorder or condition (whether classified by severity or otherwise), regardless of the patient population or line of therapy, will be treated as the same Indication.

1.105	“Inflation Reduction Act” means P.L. 117-169 (Aug. 16, 2022), as codified at 42 U.S.C. § 1320f, 42 U.S.C. § 1395w-3a and 42 U.S.C. § 1395w-114a (inter alia), and as it may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.106	“Infringement” has the meaning set forth in Section 9.3.1 (Third Party Infringement).

1.107	“Infringement Action” means an infringement, misappropriation, or other appropriate suit or action against any Infringement initiated pursuant to Section 9.3.2 (Infringement Actions).

1.108	“Initial Disclosure Schedule” means [***] attached hereto.

1.109	“Initiating Party” has the meaning set forth in Section 9.3.2(c) (Procedures).

1.110	“Initiation” means: (a) with respect to an IND-Enabling Toxicology Study, that the first animal subject has been dosed in such IND-Enabling Toxicology Study; and (b) with respect to any Clinical Trial, that five human subjects have been dosed in such Clinical Trial.

1.111	“Insolvency Event” has the meaning set forth in Section 11.4 (Termination by Biogen for Insolvency of City).

1.112	“Intellectual Property” means all Patent Rights, copyrights, design rights, trademarks, trade secrets, Know-How, and all other intellectual property rights (whether registered or unregistered) and all applications and rights to apply for any of the foregoing, anywhere in the world.

1.113	“Invention” means any invention conceived or first reduced to practice by or on behalf of either Party or its respective Affiliates, or both Parties or their respective Affiliates, in the performance of the Research Program.

1.114	“IP Embodiments” has the meaning set forth in Section 11.5.1.

1.115	“Joint Know-How” means any and all Inventions or other Know-How that are jointly owned by the Parties pursuant to Section 9.1.2 (Inventions). For the avoidance of doubt, “Joint Know-How” excludes any City Core Technology Inventions and any [***] Inventions.

1.116	“Joint Patent Rights” means any and all Patent Rights that claim any Joint Know-How. For the avoidance of doubt, “Joint Patent Rights” excludes any City Core Technology Patent Rights and any [***] Patent Rights.

1.117	“Joint Technology” means Joint Know-How and Joint Patent Rights.

1.118	“JRC” means the joint research committee established pursuant to Section 4.2.1 (Formation).

1.119	“JRT” means the joint research team established pursuant to Section 4.3.2 (Joint Research Team).

1.120	“Know-How” means any (a) proprietary information or materials, including records, improvements, modifications, techniques, assays, processes, methods, utilities, formulations, compositions of matter, articles of manufacture, materials (including chemical or biological materials), creation, discovery or finding, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, and trade secrets (in each case, whether or not patentable, copyrightable, or otherwise protectable), and (b) any physical embodiments of any of the foregoing, but in each case of (a) and (b) excluding any Patent Rights.

1.121	“Liability” means, collectively, any and all liabilities, losses, damages, expenses (including reasonable attorneys’ fees and expenses), and costs.

1.122	“Licensed Compound” means (a) any Program RNAi Trigger or Modified Program RNAi Trigger, or (b) any conjugate of any Program RNAi Trigger or Modified Program RNAi Trigger, including any Program Conjugate.

1.123	“Licensed Know-How” means any and all Know-How that is (a) Controlled by City as of the Effective Date or thereafter at any time prior to the end of the Term and (b) (i) necessary or reasonably useful to make, use, sell, offer to sell, import, Research, Develop or otherwise Exploit any Licensed Compound or Licensed Product (including any Program RNAi Trigger, Program Linker or Program Conjugate contained therein) or (ii) actually disclosed to Biogen by City in connection with the Research Program. Notwithstanding the foregoing, the Licensed Know-How includes the City Core Technology Inventions, the City Research Know-How and the OSIF Know-How, but excludes City’s interest in any Joint Know-How.

1.124	“Licensed Patent Rights” means any and all Patent Rights that are (a) Controlled by City as of the Effective Date or thereafter at any time prior to the end of the Term and (b) necessary to make, use, sell, offer to sell, import or otherwise Exploit any Licensed Compound or Licensed Product (including any Program RNAi Trigger, Program Linker or Program Conjugate contained therein). Notwithstanding the foregoing, the Licensed Patent Rights include the City Core Technology Patent Rights, the City Research Patent Rights and the OSIF Patents, but exclude City’s interest in any Joint Patent Rights.

1.125	“Licensed Product” means any product containing or comprising one or more Licensed Compounds. For clarity, the term “Licensed Product” includes all dosage forms, formulations, and line extensions thereof, and whether alone or with one or more [***], and all such forms, formulations, and line extensions of one particular Licensed Product shall be deemed as the same Licensed Product.

1.126	“Licensed Technology” means collectively, the Licensed Know-How, the Licensed Patent Rights, and City’s interest in the Joint Technology.

1.127	“Linker” means a molecular moiety designed to serve as a chemical bridge between an RNAi Trigger and another functional moiety.

1.128	“MAA” means any new drug application or other similar marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction, which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction (and any amendments thereto), including all BLAs or any analogous application or submission with any Regulatory Authority outside of the United States.

1.129	“Major European Country” means any of France, Germany, Italy, Spain, or the United Kingdom.

1.130	“Manufacture” means, with respect to any product (including active ingredient and other material contained therein), any and all activities related to the manufacture of such product, including qualification, validation and scale-up, pre-clinical, clinical and commercial manufacture, packaging, labeling, filling, finishing, assembly, processing, in-process and finished product testing, release of such product or any component or ingredient thereof, quality assurance, quality control and audit activities related to manufacturing, testing and release of such product, ongoing stability tests, storage, shipping, supply or storage of such product (or any components or process steps involving such product or any companion diagnostic), placebo or comparator agent, as the case may be, product characterization, technical support activities, and regulatory activities related to any of the foregoing, but excluding any activities directed to Commercialization, Research, Development, or Medical Affairs. “Manufacturing” and “Manufactured” will be construed accordingly.

1.131	“Materials” shall mean any tangible chemical or biological material, such as small molecules, DNA, RNA, clones or cells, or animal models, each as set forth in the Research Plan.

1.132	“Maximum Fair Price” has the meaning set forth in the Inflation Reduction Act or, if under a similar U.S. state or federal law, a similar price under such U.S. state or federal law.

1.133	“Medical Affairs” means, with respect to a Licensed Product, any and all activities performed by or on behalf of a Party’s or its Affiliates’ medical affairs departments interacting with physicians or other healthcare professionals who utilize or conduct research related to a drug or biological product, including: supporting continuing medical education and other medical programs and communications; development, publication, and dissemination of publications; development and fulfillment of medical information responses; development and execution of disease awareness education including symposia and digital education initiatives; sponsorship and booth exhibition at key congresses; conducting health economic, burden of illness/disease, natural history and real world evidence studies; supporting educational fellowships and research grants, supporting external research efforts such as scientific research agreements and investigator initiated trials (following Regulatory Approval); medical resourcing, training and allocation; medical and scientific platform, content development, publications, and communications; conducting appropriate activities involving opinion leaders, including communications and engagement; conducting medical science liaison activities; advisory boards (to the extent related to medical affairs or clinical guidance) and conducting advisory board meetings or other consultant programs; establishing patient registries and expanded access programs; post-approval investigator initiated trials or scientific research agreements; life cycle management activities and clinical research.

1.134	“Medicare Price” means (a) with respect to a Licensed Product that is a covered Part D drug, the average negotiated price (as defined in Section 1860D-2(d) of the Social Security Act), minus the average rebate or other post-point of sale direct or indirect remuneration as described in 42 CFR 423.308, under prescription drug plans or MA-PD plans for such Licensed Product during the Calendar Year immediately prior to the Price Applicability Period or (b) with respect to a Licensed Product for which payment may be made under part B of title XVIII of the Social Security Act, the average payment amount under section 1847A(b)(4) of the Social Security Act across the four Calendar Quarters immediately prior to the Price Applicability Period.

1.135	“Milestone Events” means [***].

1.136	“Milestone Payments” means [***].

1.137	“Modified Program RNAi Trigger” means any RNAi Trigger that has [***].

1.138	“mRNA” means messenger ribonucleic acid.

1.139	“Net Sales” means with respect to a Licensed Product, the gross amount invoiced by or on behalf of Biogen or its Affiliates or Sublicensees (each of the foregoing Persons, a “Selling Party”) for the sale or other disposition of such Licensed Product to a Third Party (including Third Party Distributors) in the Territory, [***]:

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

[***]

[***]

[***]

In the case of any Combination Product sold in a given country and reporting period, Net Sales for the purpose of determining royalties and Sales Milestone Events of the Combination Product in such country will be calculated as follows:

[***]

[***]

[***]

[***]

1.140	“New License Agreement” means any direct license granted by City to a Sublicensee of Biogen as described in Section 2.2.2 (Survival of Sublicenses).

1.141	“Non-Defaulting Party” has the meaning set forth in Section 11.3.3 (Cure Periods for Material Breaches).

1.142	“Option” has the meaning set forth in Section 2.8.1.

1.143	“Option Exercise Notice” has the meaning set forth in Section 2.8.2.

1.144	“Option Exercise Period” means [***].

1.145	“Option Negotiation Period” has the meaning set forth in Section 2.8.3.

1.146	“Orphan Drug Designation” means a grant by the FDA of a request for designation under Section 526 of the FD&C Act as amended by Section 2 of the Orphan Drug Act (sections 525-528 (21 U.S.C. 360aa-360dd)) in the United States or any analogous grant by a Regulatory Authority in any other country in the Territory.

1.147	“OSIF” has the meaning set forth in the definition of “OSIF License”.

1.148	“OSIF Agreements” means the OSIF License and the OSIF SRA.

1.149	“OSIF Know-How” means any Know-How licensed to City pursuant to the OSIF Agreements as of the Effective Date or thereafter at any time prior to the end of the Term.

1.150	“OSIF License” means that certain Exclusive License Agreement entered into by and between the Ohio State Innovation Foundation (“OSIF”) and City, dated as of October 30, 2023, as amended by that certain Amendment No.1 dated as of February 8, 2024, that certain Amendment No. 2 dated as of April 3, 2025, and that certain Amendment No. 3 dated as of May 13, 2025, and as may be further amended as permitted under this Agreement.

1.151	“OSIF Patent” means any Patent Right licensed to City pursuant to the OSIF Agreements as of the Effective Date or thereafter at any time prior to the end of the Term.

1.152	“OSIF SRA” means that certain Sponsored Research Agreement entered into by and between The Ohio State University and City, dated as of October 31, 2023, as may be amended as permitted under this Agreement.

1.153	“Other Committee” has the meaning set forth in Section 4.3.1 (Formation).

1.154	[***].

1.155	“Other Third Party Rights” has the meaning set forth in Section 2.6.3 (Other Third Party Rights).

1.156	“Overall Royalty Floor” has the meaning set forth in Section 6.3.4(e)(ii).

1.157	“Parent RNAi Trigger” has the meaning set forth in the definition of “Modified Program RNAi Trigger”.

1.158	“Party” and “Parties” has the meaning set forth in the preamble.

1.159	“Patent Counsel” has the meaning set forth in Section 9.10 (Patent Counsel).

1.160	“Patent Rights” means any and all (a) patents, (b) patent applications, including all provisional and non-provisional applications, patent cooperation treaty (PCT) applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patent rights granted thereon, (c) all patents-of-addition, reissues, re-examinations, renewals, and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates and equivalents of any of the foregoing described in subsections (a) through (c) above, (d) inventor’s certificates, letters patent, or (e) any foreign counterparts or equivalents of the foregoing described in subsections (a) through (e) above, anywhere in the world.

1.161	“Patent Term Extension” means patent term extensions, supplementary protection certificates, or equivalents thereto in any country in the Territory, in each case, where applicable to a Licensed Product.

1.162	“Payments” means the amounts payable pursuant to this Agreement.

1.163	“Payment Conditions” has the meaning set forth in [***].

1.164	“Permitted Budget Increase” has the meaning set forth in Section 4.2.5 (Decision-Making Authority).

1.165	“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association or other entity.

1.166	“Phase I Clinical Trial” means a clinical trial in humans of a pharmaceutical or biologic product that meets the requirements of 21 C.F.R. § 312.21(a), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region.

1.167	“Phase II Clinical Trial” means a clinical trial in humans of a pharmaceutical or biologic product that meets the requirements of 21 C.F.R. § 312.21(b), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region.

1.168	“Phase III Clinical Trial” means a clinical trial in humans of a pharmaceutical or biologic product that (a) the FDA permits to be conducted under an open IND and (b) meets (and is designed to meet) the requirements of 21 C.F.R. § 312.21(c), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region. A Phase II Clinical Trial, a phase 2b clinical trial or a phase 2/3 clinical trial shall not be considered a “Phase III Clinical Trial”; provided that if (i) at the time such clinical trial is initiated, it includes a prospectively planned opportunity for such clinical trial to be modified based on interim analyses to change to or add a Phase III Clinical Trial following an analysis of interim data from subjects in such clinical trial and (ii) based on pre-specified analyses following an analysis of interim data from subjects therein, such clinical trial is modified to meet and otherwise satisfies the criteria for a Phase III Clinical Trial, the results of which, together with prior data and information concerning the applicable Licensed Product, would (if such clinical trial meets its primary endpoints) be sufficient to support the filing of an MAA for such Licensed Product, as acknowledged by the FDA or other applicable Regulatory Authority, then such clinical trial shall constitute a Phase III Clinical Trial from and after the date that new patients are dosed in such Phase III Clinical Trial portion of such Clinical Trial for purposes of this Agreement and, for purposes of Section 6.2.2 (Development Milestones), the Initiation of such Phase III Clinical Trial shall be deemed to occur on the date of the first (1st) dosing of the fifth (5th) of such new patients in the Phase III Clinical Trial portion of such clinical trial.

1.169	“PHSA” means the Public Health Service Act as set forth at 42 U.S.C. Chapter 6A, as may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.170	“Post-Selection Period” means the period beginning upon the Development Candidate Selection Date and expiring upon the expiration or earlier termination of this Agreement.

1.171	“Pre-Existing Affiliates” means, with respect to a Party that undergoes a Change of Control, those Affiliates of such Party following the closing of such Change of Control that were Affiliates of such Party immediately prior to the closing of such Change of Control.

1.172	“Pre-Selection Period” means the period beginning upon the Effective Date and expiring upon the date that is one day prior to the Development Candidate Selection Date.

1.173	“Price Applicability Period” has the meaning set forth in the Inflation Reduction Act or, if under a similar U.S. state or federal law, a similar period as set forth under such U.S. state or federal law.

1.174	“Pricing and Reimbursement Approval” means, in a country in which Regulatory Authorities authorize reimbursement for, or approve or determine pricing for, pharmaceutical or biologic products to be marketed and sold or reimbursed in such country, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.175	“Product Third Party Rights” has the meaning set forth in Section 2.6.2 (Product Third Party Rights).

1.176	“Program Conjugate” means any Conjugate created in the performance of the Research Program.

1.177	“Program Linker” means any Linker identified or created in the performance of the Research Program.

1.178	“Program Patent Rights” means Licensed Patent Rights that claim any Program RNAi Trigger, Program Linker, Program Conjugate, Licensed Compound, or Licensed Product. For clarity, Program Patent Rights do not include City Core Technology Patent Rights.

1.179	“Program RNAi Trigger” means any RNAi Trigger provided by City to Biogen under this Agreement or identified or created in the performance of the Research Program.

1.180	“Proposed Target” has the meaning set forth in Section 2.8.2.

1.181	“Prosecuting Party” means, with respect to any Patent Right, the Party that is responsible for the preparation, filing, prosecution, and maintenance of such Patent Right pursuant to Section 9.2.1 (Right to File and Prosecute) or Section 9.2.2 (Step-In Rights), as applicable.

1.182	“Receiving Party” has the meaning set forth in the definition of “Confidential Information”.

1.183	“Redacted Agreement” has the meaning set forth in Section 8.4 (Redacted Agreement).

1.184	“Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any and all approvals of an MAA or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the commercial marketing or sale of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, including, in each case, any and all Pricing and Reimbursement Approvals reasonably necessary to Commercialize such product in such country or regulatory jurisdiction, whether or not legally required to Commercialize such product in such country or regulatory jurisdiction, including, in the U.S., approval for reimbursement by the Centers for Medicare and Medicaid Services. The Parties acknowledge that, as of the Effective Date, approval for reimbursement by the Centers for Medicare and Medicaid Services is the only Pricing and Reimbursement Approval reasonably necessary to Commercialize a product in the U.S.

1.185	“Regulatory Authority” means any applicable Governmental Authority with jurisdiction or authority over the Development, Manufacture, Commercialization, or other Exploitation (including Regulatory Approval or Pricing and Reimbursement Approval) of pharmaceutical or biologic products in a particular country or other regulatory jurisdiction, and any corresponding national or regional regulatory authorities.

1.186	“Regulatory Exclusivity” means any exclusive marketing rights, data protection, or exclusivity rights or protection conferred by any Regulatory Authority with respect to a Licensed Product in a particular country or other regulatory jurisdiction that: (a) confers an exclusive Commercialization period during which Biogen or its Affiliates or Sublicensees have the exclusive right to market and sell the applicable product in such country for all applicable Indications for which the Licensed Product has been approved; and (b) prevents such Regulatory Authority from granting any Regulatory Approval of a Biosimilar Product for such exclusivity period or prevents a Third Party from making a cross reference to data held by such Regulatory Authority; but in all cases excluding Patent Rights and patent term extensions. If a Regulatory Authority confers more than one type of exclusivity with respect to a biological product in a country or jurisdiction (e.g., the FDA grants both biologic drug reference product exclusivity and orphan drug exclusivity with respect to such biological product), Regulatory Exclusivity will be deemed to apply to such Licensed Product in such country or jurisdiction so long as any exclusivity granted to such Licensed Product prevents such Regulatory Authority from granting any Regulatory Approval of a Biosimilar Product in any Indication in the Approved Labeling for such Licensed Product (i.e., the foregoing will no longer apply once such Regulatory Authority is able to grant such Regulatory Approval in at least one of such Indications) and prevents Third Parties from making any cross reference to data with respect to such Licensed Product held by such Regulatory Authority.

1.187	“Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority in support of the Development, Manufacture, Commercialization, or other Exploitation of a pharmaceutical or biologic product (including to obtain, support, or maintain Regulatory Approval from that Regulatory Authority), and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences, or discussions with the relevant Regulatory Authority. Regulatory Submissions include all INDs, BLAs, MAAs, and other applications for Regulatory Approval and their equivalents including Orphan Drug Designation.

1.188	“Related Third Party Rights” means any Know-How or Patent Rights owned or controlled by a Third Party (and not owned by or licensed to City or any of its Affiliates as of the Effective Date) which, if Controlled by City, would be Licensed Technology under this Agreement.

1.189	“Research” means any and all activities directed to the research, identification, generation, formatting, screening, selecting, testing (including in silico, in vitro, ex vivo human validation systems and animal models), optimization, stability testing and toxicology of compounds or products. When used as a verb, “to Research” and “Researching” means to engage or engaging in Research.

1.190	“Research Activities” means the discovery, identification, optimization, CMC and other research activities to be conducted by or on behalf of a given Party under the Research Plan and in accordance with such Research Plan and the terms of this Agreement. Accordingly, “City Research Activities” means those Research Activities allocated to City under the Research Plan, and “Biogen Research Activities” means those Research Activities allocated to Biogen under the Research Plan.

1.191	“Research Milestone Event” has the meaning set forth in Section 6.2.1 (Research Milestones).

1.192	“Research Milestone Payment” has the meaning set forth in Section 6.2.1 (Research Milestones).

1.193	“Research Plan” means the written plan agreed by the Parties governing the Parties’ Research Activities, as such plan may be amended from time to time in accordance with this Agreement. The [***].

1.194	“Research Program” means a research program, including all Research Activities, to generate Conjugates directed to the Target, as further described in this Agreement.

1.195	“Research Term” means the period beginning upon the Effective Date and expiring upon the earlier of (a) the Development Candidate Selection Date, and (b) the effective date of termination of this Agreement.

1.196	“Residual Knowledge” means any knowledge, technique, experience, or Know-How that is retained in the unaided memory of any officers, directors, agents, contractors, or employees of a Receiving Party after having access to Confidential Information.

1.197	“Results” means any and all results, information, data, presentations, summaries, and analyses that are generated, identified, or discovered pursuant to or prepared as a result of, or in connection with the performance of, the Research Activities under the Research Plan.

1.198	“RNAi Trigger” means a double-stranded short non-coding oligonucleotide designed to cleave mRNA and inhibit expression of the Target. For clarity, the term “RNAi Trigger” does not include any Conjugate.

1.199	“RNAi Trigger Candidate Selection” has the meaning set forth in Section 3.5.2 (RNAi Trigger Candidate Selection).

1.200	“RNAi Trigger Candidate Selection Outside Date” means the earlier of: (a) the date that is [***] after the Effective Date, provided that, if, as of such date, there are ongoing Research Activities with respect to any Program RNAi Trigger for purposes of confirming whether such Program RNAi Trigger satisfies the RNAi Trigger Selection Criteria, then such date will be extended until the date that (i) such Research Activities are completed, (ii) if such Program RNAi Trigger has satisfied the RNAi Trigger Selection Criteria, the RNAi Trigger Data Package Date has occurred with respect thereto and (iii) following the completion of the foregoing (i) and (ii), Biogen has had a reasonable period of time (not to exceed [***]) to determine whether to make an RNAi Trigger Candidate Selection with respect to such Program RNAi Trigger; and (b) the date that is [***] after the Effective Date.

1.201	“RNAi Trigger Data Package” has the meaning set forth in Section 3.5.1 (RNAi Trigger Data Packages).

1.202	“RNAi Trigger Data Package Date” means, with respect to a Program RNAi Trigger, the date that the JRT delivers the RNAi Trigger Data Package for such Program RNAi Trigger to the JRC in accordance with Section 3.5.1 (RNAi Trigger Data Packages).

1.203	“RNAi Trigger Selection Criteria” means Biogen’s selection criteria for Program RNAi Triggers as defined in the Research Plan.

1.204	“Royalty-Bearing Patent Claim” means [***].

1.205	“Royalty-Bearing Product” means, [***].

1.206	“Royalty Term” means, [***].

1.207	“Safeguard Procedures” has the meaning set forth in Section 2.7.2 (Exception for Acquisition of a Party).

1.208	“Sales Milestone Event” has the meaning set forth in Section 6.2.3 (Sales Milestones).

1.209	“Sales Milestone Payment” has the meaning set forth in Section 6.2.3 (Sales Milestones).

1.210	“SEC” means the United States Securities and Exchange Commission.

1.211	“Segregated Materials” has the meaning set forth in the definition of “Acquirer Technology”.

1.212	“Segregated Personnel” has the meaning set forth in Section 2.7.2.

1.213	“Selling Party” has the meaning set forth in the definition of “Net Sales”.

1.214	“Specified Confidential Information” has the meaning set forth in the definition of “Confidential Information”.

1.215	“Standard Royalty Floor” has the meaning set forth in Section 6.3.4(e)(i).

1.216	“Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights on behalf of such Party under this Agreement on a fee-for-service basis (which may include Third Party Distributors, contract research organizations, and contract manufacturing organizations).

1.217	“Sublicense Agreement” means any agreement under which a sublicense is granted to a Sublicensee under any Licensed Technology licensed to Biogen pursuant to Section 2.2.1 (Sublicensing by Biogen).

1.218	“Sublicense Election Notice” has the meaning set forth in Section 2.6.4 (Conditions for Related Third Party Rights).

1.219	“Sublicensees” means any Third Party, other than a Subcontractor, to which Biogen or any of its Affiliates grants a sublicense of its rights hereunder to Exploit Licensed Products, [***].

1.220	“Target” means a [***], including fragments thereof, or the genetic sequence that encodes for the [***].

1.221	“Tax” means any U.S. and non-U.S. federal, state, local, regional, municipal, or other tax or taxation, levy, duty, charge, withholding, or other assessment of any kind (including any related fine, penalty, addition to tax, surcharge, or interest) imposed by, or payable to, a Governmental Authority, including sales, use, excise, stamp, transfer, property, value added, goods and services, withholding, and franchise tax.

1.222	“Term” has the meaning set forth in Section 11.1 (Term).

1.223	“Territory” means all of the countries of the world, and their territories and possessions.

1.224	“Third Party” means any Person other than Biogen or City or their respective Affiliates.

1.225	“Third Party Agreement” has the meaning set forth in Section 6.3.4(c) (Third Party Payments).

1.226	“Third Party [***] Patent Right” means any Patent Right that (i) Covers a [***] incorporated into a Royalty-Bearing Product, and (ii) is not primarily directed to any component of such Royalty-Bearing Product other than the [***] component.

1.227	“Third Party Claims” means any claims, investigations, demands, or suits by a Third Party against a Biogen Indemnified Party or City Indemnified Party, as applicable.

1.228	“Third Party Distributor” means, with respect to a Licensed Product in a country, any Third Party that purchases its requirements for such Licensed Product in such country from Biogen or its Affiliates or Sublicensees and is appointed as a distributor to distribute, market, and resell such Licensed Product in such country, even if such Third Party is granted ancillary rights to Develop, package, or obtain Regulatory Approval of such Licensed Product in order to distribute, market, or sell such Licensed Product in such country.

1.229	“Third Party Patent Challenge” has the meaning set forth in Section 9.5.2 (Parties’ Patent Rights).

1.230	“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

1.231	“United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.232	“Upstream Agreements” means any agreement between City or any of its Affiliates and any Third Party, whether existing as of the Effective Date or at any time thereafter prior to the end of the Term, pursuant to which City Controls (including by acquiring ownership rights to or in-licensing) any Licensed Technology. The Upstream Agreements as of the Effective Date are set forth on [***].

1.233	“U.S. Bankruptcy Code” means title 11 of the United States Code, as amended.

1.234	“Valid Claim” means, with respect to a particular country, (a) a claim of any issued and unexpired patent in such country whose validity, enforceability, or patentability has not been terminated by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability, from which decision no appeal can be further taken, or (b) a claim within a patent application in such country that has not been pending for more than [***].

1.235	“VAT” means, (a) within the European Union, such tax as may be charged in accordance with (but subject to derogations from) Directive 2006/112/EC and any successor or equivalent legislation and any national legislation implementing that directive together with legislation supplemental thereto and the equivalent tax (if any) in that jurisdiction, and, (b) outside the European Union, value added tax or any form of consumption tax, as well as all other forms of taxes charged on the supply of a good or a service under Applicable Law, including (i) sales tax and goods and services tax, but in any event excluding any U.S. sales tax and (ii) in Canada, the Federal Goods and Services Tax, the Harmonized Sales Tax, the Quebec Sales Tax, and the Provincial Sales Tax.

1.236	“Wind-Down Period” has the meaning set forth in Section 2.7.3 (Acquisition of a Competitive Product by a Party).

1.237	“Withholding Tax” has the meaning set forth in Section 6.9.2.

ARTICLE 2
LICENSE GRANTS

2.1	License Grants.

2.1.1	Research Activities License Grants.

(a)	City hereby grants to Biogen and its Affiliates, during the Research Term, a royalty-free, worldwide, non-exclusive, non-sublicensable license under the City Research Technology solely for the purpose of performing (or having performed by one or more Subcontractors in accordance with Section 2.2.3 (Subcontracting by City and Biogen)) the Biogen Research Activities under the Research Plan.

(b)	Biogen hereby grants to City and its Affiliates, during the Research Term, a royalty-free, worldwide, non-exclusive, non-sublicensable (sub)license under the Biogen Research Technology and the Licensed Technology licensed to Biogen under Section 2.1.2 (Exclusive License Grant to Biogen) solely for the purpose of performing (or having performed by one or more Subcontractors in accordance with Section 2.2.3 (Subcontracting by City and Biogen)) the City Research Activities under the Research Plan.

2.1.2	Exclusive License Grant to Biogen. City hereby grants to Biogen and its Affiliates a worldwide, royalty-bearing, exclusive license, with the right to sublicense through multiple tiers (subject to the provisions of Section 2.2 (Sublicensing by Biogen)), under the Licensed Technology to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory.

2.1.3	Covenant of Biogen. Notwithstanding anything to the contrary in Section 2.1.2 (Exclusive License Grant to Biogen), Biogen hereby covenants and agrees that, unless and until Development Candidate Selection occurs, Biogen shall not exercise the license granted in Section 2.1.2 (Exclusive License Grant to Biogen) to clinically Develop or Commercialize any Licensed Compound or Licensed Product. Effective as of the Development Candidate Selection Date, this Section 2.1.3 (Covenant of Biogen) will automatically, with no further action of either Party, terminate and be of no further force or effect, and Biogen will have all rights to freely exploit the license granted to Biogen under Section 2.1.2 (Exclusive License Grant to Biogen).

2.2	Sublicenses and Subcontracting.

2.2.1	Sublicensing by Biogen. From and after the Development Candidate Selection Date, Biogen and its Affiliates may grant sublicenses under Section 2.1.2 (Exclusive License Grant to Biogen) to any Affiliate or Third Party, including to any Subcontractor engaged by or on behalf of Biogen or any of its Affiliates, [***]. Notwithstanding the foregoing, Biogen and its Affiliates and Sublicensees may grant sublicenses under Section 2.1.1(a) (Research Activities License Grants) or Section 2.1.2 (Exclusive License Grant to Biogen) at any time during the Term to any Subcontractor engaged by or on behalf of Biogen or any of its Affiliates or Sublicensees in accordance with Section 2.2.3 (Subcontracting by City and Biogen).

2.2.2	Survival of Sublicenses. Notwithstanding Section 11.7.2 (Additional Effects of Termination), upon termination of this Agreement for any reason other than termination by Biogen under Section 11.6 (Termination for Convenience by Biogen) and upon the request of any Sublicensee not then in breach of its Sublicense Agreement or the terms of this Agreement applicable to such Sublicensee, City will (subject to the additional requirements in this Section 2.2.2 (Survival of Sublicenses)) enter into a New License Agreement from City to such Sublicensee on the same terms as this Agreement, taking into account any difference in license scope, territory, and duration of sublicense grant, provided, that, (i) the Sublicensee agrees to pay any monetary damages actually owed by Biogen to City at the time of termination solely to the extent such monetary damages are directly related to the scope of such Sublicensee’s Sublicense Agreement (e.g., with respect to license scope and territory); and (ii) the Sublicense Agreement was granted in accordance with the sublicensing provisions of this Agreement. Under any such New License Agreement between City and such former Sublicensee, such Sublicensee will be required to pay to City the same amounts in consideration for such direct grant as City would have otherwise received from Biogen pursuant to this Agreement on account of such Sublicensee’s Exploitation of the Licensed Products had this Agreement not been terminated. Under such New License Agreement, City will not be bound by any grant of rights broader than, and will not be required to perform any obligation, other than those rights and obligations (to the extent relevant to such Sublicensee) contained in this Agreement, and all applicable rights of City set forth in this Agreement will be included in such New License Agreement. Each Sublicensee will be an intended Third Party beneficiary of this Section 2.2.2 (Survival of Sublicenses) with the right to enforce the same against City. At the request of Biogen, City will issue a comfort letter directly to any potential Sublicensee confirming the terms of this Section 2.2.2 (Survival of Sublicenses). For the avoidance of doubt, nothing herein will grant to City any right to enter into a New License Agreement with any Person other than a Sublicensee in accordance with this Section 2.2.2 (Survival of Sublicenses), and nothing shall obligate City to enter into a New License Agreement with any Sublicensee if City offers to such Sublicensee terms and conditions for such New License Agreement with that are consistent with those (to the extent relevant to such Sublicensee) contained in this Agreement and such Sublicensee does not agree to such terms and conditions.

2.2.3	Subcontracting by City and Biogen. Subject to Section 2.3 (Responsibility for Sublicensees and Affiliates) and Section 7.4.1, City will be entitled to engage one or more Subcontractors to perform any of the City Research Activities under the Research Plan or other City activities under this Agreement only if (a) (i) such Subcontractor is expressly set forth in the Research Plan or (ii) City otherwise obtains the prior written consent of Biogen, (b) any such Subcontractor has the requisite expertise to conduct the relevant subcontracted responsibilities, and (c) any agreement with such a Subcontractor is consistent with the provisions of this Agreement including (i) an assignment or license to City of all Intellectual Property created in the conduct of the relevant Research Activities that would, if Controlled by City, constitute Licensed Technology, pursuant to which City receives sufficient rights to allow it to grant the licenses granted to Biogen under Sections 2.1.1(a) and 2.1.2 (Exclusive License Grant to Biogen), and (ii) terms and conditions under which such Subcontractor is obligated to preserve the confidentiality of any Confidential Information of Biogen received by such Subcontractor that are at least as stringent as those described in Article 8 (Confidentiality). Subject to Section 2.3 (Responsibility for Sublicensees and Affiliates) and Section 7.4.1, Biogen and its Affiliates and Sublicensees will be entitled to engage one or more Subcontractors to perform any of the Biogen Research Activities or other Biogen activities under this Agreement if such engagement is in accordance with Biogen’s standard practice for engaging Subcontractors.

2.3	Responsibility for Sublicensees and Affiliates. Each Party will remain liable under this Agreement for the performance of all its obligations under this Agreement notwithstanding any delegation to any licensee, Sublicensee, Subcontractor or Affiliate of such Party (whether directly or through multiple tiers), and will be responsible for and liable for compliance by such licensees, Sublicensees, Subcontractors and Affiliates with the applicable provisions of this Agreement.

2.4	No Implied Licenses. Except as expressly provided in this Agreement, neither Party will be deemed to have granted the other Party any license or other right with respect to any Intellectual Property of such Party, whether by implication, estoppel, or otherwise. Notwithstanding anything to the contrary in this Agreement, the license granted in Section 2.1.2 (Exclusive License Grant to Biogen) shall not be construed as granting to Biogen or its Affiliates (either expressly or by implication) any rights or license to any Licensed Know-How to the extent it relates to, or any Licensed Patent Right to the extent it Covers, any [***] in a Combination Product (other than any Licensed Know-How that relates to, or any Licensed Patent Right that Covers, the combination, use or other Exploitation of such Licensed Compound, on the one hand, with such [***], or compound class including such [***], on the other hand, but in which case, the licenses granted in Section 2.1.2 (Exclusive License Grant to Biogen) shall be only with respect to the Licensed Compound or its combination, use or other Exploitation in such Combination Product, and no license is granted to Exploit any [***] in such Combination Product itself).

2.5	Upstream Agreements.

2.5.1	Responsibility for Costs. As between the Parties, City will at all times remain responsible for 100% of any and all payments of any kind payable or otherwise arising under, or incurred in connection with, (a) any Upstream Agreement in existence as of the Effective Date or (b) subject to City’s compliance with Section 2.6.3 (Other Third Party Rights), any Upstream Agreement entered into thereafter during the Term, except, in the case of this clause (b), as expressly set forth in Section 2.6.4 (Conditions for Related Third Party Rights) (in each case ((a) and (b)), whether such payments accrue prior to, on, or following the Effective Date and including any payments that arise as result of this Agreement). Without limiting the foregoing, City covenants to Biogen that it will timely pay to OSIF all amounts required to be paid to OSIF under the OSIF Agreements, including paying to OSIF the applicable portion of the upfront payments set forth in Section 6.1 (Upfront Payments) within [***] of receiving such upfront payments from Biogen. City will provide to Biogen competent written evidence of each such payment to OSIF [***] after such payment is made.

2.5.2	Default and Cure; Offset Right. If City breaches or defaults under any of its obligations to any counterparty under any Upstream Agreement, then City will promptly notify Biogen in writing of any such breach or default. If City does not cure such breach or default by the date on which half of the applicable cure period remains under the applicable Upstream Agreement, then Biogen will have the right (but not the obligation), in its sole discretion, to cure any such breach or default under an Upstream Agreement (and City shall facilitate any such efforts to cure such breach or default) and to offset any and all costs and expenses incurred by Biogen in connection with curing such breach or default against any Milestone Payments, royalties, or other amounts payable to City under this Agreement. In addition, notwithstanding anything to the contrary in this Agreement, if any Upstream Agreement terminates and, following such termination, Biogen obtains a direct license from the applicable licensor under any Intellectual Property that was, prior to such termination, Licensed Technology, Biogen may offset any and all amounts paid by Biogen to such licensor in consideration for such rights against any Milestone Payments, royalties, or other amounts payable to City under this Agreement.

2.6	Related Third Party Rights.

2.6.1	Identification of Related Third Party Rights. If, following the Effective Date, City or any of its Affiliates identifies any Related Third Party Rights, then City shall promptly notify Biogen of such determination. After delivery of such notice, upon Biogen’s request, the Parties will promptly meet to discuss such Related Third Party Rights. Nothing in this Section 2.6 (Related Third Party Rights) will be deemed to limit or restrict in any respect Biogen’s rights to seek or obtain a license or other rights with respect to any intellectual property of any Third Party.

2.6.2	Product Third Party Rights. With respect to any Related Third Party Rights that [***] “Product Third Party Rights”), Biogen will have the sole right (but not the obligation) to obtain a license or other rights from the applicable Third Party under such Product Third Party Rights to Exploit the Licensed Compounds or Licensed Products. [***].

2.6.3	Other Third Party Rights. If City or any of its Affiliates enters into a Third Party agreement after the Effective Date to obtain a license or other rights under any Related Third Party Rights that are not Product Third Party Rights with the right to sublicense to Biogen under this Agreement (“Other Third Party Rights”), then (a) City will promptly provide to Biogen written notice identifying the applicable Other Third Party [***] and (b) Biogen will have the option to receive a sublicense of such rights in accordance with Section 2.6.4 (Conditions for Related Third Party Rights). [***].

2.6.4	Conditions for Related Third Party Rights. With respect to any Third Party rights for which City provides a notice to Biogen under Section 2.6.3 (Other Third Party Rights), Biogen will have the option to receive a sublicense under any such Other Third Party Rights by written notice to City (a “Sublicense Election Notice”). If Biogen elects to receive such sublicense and provides a Sublicense Election Notice to City, then Biogen will: [***]. If Biogen provides a Sublicense Election Notice, then, effective as of the date of such notice, the applicable Other Third Party Rights will automatically be deemed to be Controlled by City for purposes of this Agreement and will constitute Licensed Technology for all purposes under this Agreement, including the license grants to Biogen pursuant to Section 2.1.1(a) and Section 2.1.2 (Exclusive License Grant to Biogen), without any further action of the Parties.

2.6.5	Rights Not Licensed to Biogen. [***]

2.7	Exclusivity.

2.7.1	[***]

2.7.2	[***]

2.7.3	[***]

2.8	Option for Additional Target.

2.8.1	City hereby grants to Biogen an option to select one additional target that is not the Target, to become subject to a research collaboration and license agreement between the Parties [***] (the “Option”). Biogen may exercise the Option [***] in accordance with the terms of this Section 2.8 (Option for Additional Target).

2.8.2	If Biogen desires to exercise the Option, Biogen will provide written notice to City (an “Option Exercise Notice”) [***], which notice will specify the proposed additional target (the “Proposed Target”). City will provide written notice to Biogen [***] of the Proposed Target, specifying whether such Proposed Target is an Available Target.

2.8.3	If the Proposed Target is an Available Target, then, (a) during the period starting [***] and ending [***] (unless extended by the Parties’ mutual agreement) (the “Option Negotiation Period”), City and its Affiliates shall not grant to any Third Party any rights or licenses (or exclusivity commitments) with respect to [***] (b) the Parties shall [***] negotiate [***], a research collaboration and license agreement, in substantially the same form as this Agreement, with respect to the research by the Parties of RNAi therapeutics directed to such Proposed Target and the further Exploitation by Biogen of products containing such RNAi therapeutics (the “Additional Target Agreement”) and (c) if the Parties enter into an Additional Target Agreement, then Biogen shall pay to City an option exercise fee in the amount [***]. The Additional Target Agreement will include the same financial terms as this Agreement, except that the aforementioned option exercise fee will be in lieu of the upfront payments as set forth in Section 6.1 (Upfront Payments). [***]

2.8.4	If the Proposed Target is not an Available Target, then the Option will remain unexercised and Biogen will have the right (but no obligation) to submit a subsequent Option Exercise Notice for a different Proposed Target in accordance with the terms of this Section 2.8 (Option for Additional Target). [***]

ARTICLE 3
RESEARCH COLLABORATION

3.1	Overview. The Parties intend to collaborate on a Research Program, as further described in this Article 3 (Research Collaboration). During the Research Program, City will conduct certain Research Activities to discover and identify RNAi Triggers directed to the Target, with the goal of identifying multiple Program RNAi Triggers that meet the RNAi Trigger Selection Criteria, and the Parties will conduct certain Research Activities to discover and identify suitable Linkers for use in Conjugates. With respect to each Program RNAi Trigger that Biogen selects for incorporation into one or more Conjugate(s), the Parties will conduct certain Research Activities to generate Conjugates using such Program RNAi Trigger, with the goal of generating multiple Program Conjugates that meet the Development Candidate Selection Criteria. For the avoidance of doubt, the Parties anticipate that the Research Activities will be iterative to the extent set forth in the Research Plan, such that City will continue to conduct the City Research Activities as set forth in the Research Plan to discover and identify additional Program RNAi Triggers that meet the RNAi Trigger Selection Criteria in parallel with the Parties’ conduct of Research Activities to generate Conjugates with respect to each Program RNAi Trigger selected by Biogen.

3.2	Research Plan.

3.2.1	Initial Research Plan. The Research Plan as of the Effective Date is attached to this Agreement as [***].

3.2.2	Amendments to Research Plan. Either Party may propose amendments to the Research Plan to the other Party from time to time during the Research Term. Following any such proposal, and otherwise on at least an annual basis during the Research Term, the JRC will review the then-current Research Plan and will discuss, prepare and determine whether to approve any amendments thereto; provided that any such amended Research Plan will at all times meet the requirements of Section 3.2.3 (Research Plan Contents). Each amended Research Plan will become effective and supersede the previous Research Plan as of the date of approval by the JRC.

3.2.3	Research Plan Contents. The Research Plan will at all times include: (a) all activities of City to discover and identify multiple RNAi Triggers directed to the Target that satisfy the RNAi Trigger Selection Criteria; (b) all activities of each Party to discover and identify Linkers for use in Conjugates; (c) with respect to each Program RNAi Trigger selected by Biogen, all activities of each Party to use such Program RNAi Trigger, [***] and Linkers described in the foregoing clause (b) to generate Conjugates that satisfy the Development Candidate Selection Criteria, through Development Candidate Selection; (d) a list of the information to be provided in each RNAi Trigger Data Package; (e) a list of the information to be provided in each Development Candidate Data Package; (f) the RNAi Trigger Selection Criteria; (g) the Development Candidate Selection Criteria; (h) a timeline for the Research Activities; and (i) an estimated budget, provided by City in good faith, for the City Research Activities set forth in the then-current Research Plan. In the event of any conflict between the Research Plan and the terms of this Agreement, the terms of this Agreement will control.

3.3	Research Activities.

3.3.1	City Research Activities. During the Research Term, City shall use Commercially Reasonable Efforts to: (a) perform all City Research Activities; and (b) provide Biogen with all City Research Know-How as contemplated under the Research Plan and prepare and deliver all Deliverables and Results that are to be delivered by City under the terms of the Research Plan, including the City Research Reports. City will perform, or have performed, all City Research Activities in accordance with the Research Plan and the corresponding timelines, and otherwise in accordance with this Agreement. Notwithstanding anything to the contrary, City’s failure to meet the corresponding timelines shall not be deemed as a breach of this Agreement by City as long as City uses Commercially Reasonable Efforts to perform in accordance with such timelines, and any delay in the City Research Activities to the extent caused by Biogen’s failure to perform any Biogen Research Activities pursuant to the timelines set forth in the Research Plan or Biogen’s delay in providing any Biogen Research Know-How necessary for City’s performance of any City Research Activities will not be deemed a breach by City of its obligations to perform the City Research Activities in accordance with the Research Plan and the corresponding timelines.

3.3.2	Biogen Research Activities. During the Research Term, Biogen: (a) will lead all Biogen Research Activities; (b) provide City with all Biogen Research Know-How as contemplated under the Research Plan; and (c) may elect to conduct any other preclinical or nonclinical Research or Development activities with respect to Licensed Compounds or Licensed Products, including for purposes of evaluating whether to make an RNAi Trigger Candidate Selection or Development Candidate Selection, as well as related CMC and Manufacturing activities.

3.3.3	Materials. Each Party will provide the other Party with any Materials designated in the Research Plan to be provided by such Party to the other Party for the purpose of carrying out the Research Activities. All Materials will remain the property of the providing Party, and no such Materials (or derivatives, analogs, modifications, or components thereof) may be transferred, delivered, or provided to any Third Party, without the prior written consent of the providing Party, except to permitted Subcontractors for the sole purpose of conducting the applicable Research Activities. The receiving Party may only use such Materials for the applicable Research Activities and for no other purpose, and the receiving Party will only use such Material in compliance with Applicable Law. Each Party will not, and will cause its Affiliates to not, disassemble, manipulate, or reverse engineer any portion of the other Party’s Materials without the other Party’s prior written consent, and will take all necessary steps to prevent unauthorized use, disclosure, disassembly, manipulation, or reverse engineering of the other Party’s Materials. Without limiting any of the foregoing, if Biogen transfers to City any Materials, City will comply, and will cause its Affiliates and Subcontractors to comply, with Biogen’s internal policies applicable to the use of such Materials and, if such Materials are subject to Third Party obligations of Biogen or its Affiliates, with all terms and conditions applicable to the use of such Materials arising out of such Third Party obligations, in each case, that are disclosed to City in writing.

3.3.4	Manufacturing. During the Research Term, City (either itself or through an Affiliate or Subcontractor) will be responsible, at its sole cost, for the Manufacture and supply of all Program RNAi Triggers for use in the Research Activities. Biogen (either itself or through an Affiliate or Subcontractor) will be responsible, at its sole cost, for, and will have the sole and exclusive right with respect to, the Manufacture and supply of (a) any Linker and (b) any [***], in each case ((a) and (b)), for use in the Research Activities.

3.4	Reports of Research Activities.

3.4.1	Notwithstanding any provision to the contrary set forth in this Agreement, City will keep Biogen reasonably informed, through presentations at each JRT meeting and each JRC meeting, regarding the status and progress of all City Research Activities. During the Research Term on a quarterly basis and also upon reasonable written request of Biogen, City will prepare a written report or other format (e.g., slide deck) to update Biogen on the status of the City Research Activities performed as required by the Research Plan during the applicable Calendar Quarter (each, a “City Research Report”). Such reports must be sufficient in content to allow Biogen to evaluate the progress of the City Research Activities against the objectives and timelines included therefor in the Research Plan, and will include such other Deliverables, Results, or other information generated by City under the Research Plan, in each case, as are required to be delivered by City under the Research Plan. In addition, City will make all Results electronically available to Biogen on a continuous (i.e., at least monthly) basis.

3.4.2	During such time as Biogen is conducting any Biogen Research Activities, Biogen will keep City reasonably informed regarding the status, progress, and Results of all Biogen Research Activities, in each case, to the extent necessary for City to conduct the City Research Activities. Biogen will make its Results electronically available to City to the extent necessary for City to conduct the City Research Activities.

3.4.3	The JRT and the JRC will (a) review the City Research Reports, (b) confer regarding the progress of the Research Program, (c) review relevant Deliverables provided and Results generated in the performance of the City Research Activities, (d) consider and advise on any technical issues that may arise, and (e) review and discuss the Biogen Research Activities performed by or on behalf of Biogen during the same period and the Results thereof; provided that Biogen will not be obligated to discuss the Biogen Research Activities with the JRT, the JRC or City in the event of a Change of Control of City involving a Third Party that is, at such time, Exploiting any Competitive Product.

3.5	Data Packages and Candidate Selection.

3.5.1	RNAi Trigger Data Packages. On a rolling basis, no later than [***] after the date that any Program RNAi Trigger has achieved the RNAi Trigger Selection Criteria, City will deliver to the JRT all information and data required to be included in the RNAi Trigger Data Package, as set forth in the Research Plan. The JRT will, within [***] of receipt of such data, identify whether any data required to be included in the RNAi Trigger Data Package, as set forth in the Research Plan, is missing, and City will promptly (and in any event within [***] after such identification) provide to the JRT all such missing data (if any). Thereafter, the JRT will prepare a data package with respect to such Program RNAi Trigger containing all data required to be included in the RNAi Trigger Data Package, as set forth in the Research Plan (each, an “RNAi Trigger Data Package”), for submission to the JRC, and will submit such RNAi Trigger Data Package to the JRC following completion thereof. The JRC will review and discuss each such RNAi Trigger Data Package.

3.5.2	RNAi Trigger Candidate Selection.

(a)	Biogen will have the right, in its sole discretion, to select one or more Program RNAi Triggers for use in the generation of Program Conjugates under the Research Program (each, an “RNAi Trigger Candidate Selection”). On a Program RNAi Trigger-by-Program RNAi Trigger basis, Biogen may exercise such right by providing written notice to City of such selection at any time following the Effective Date and prior to the Development Candidate Selection Date.

(b)	Promptly following each RNAi Trigger Candidate Selection, the Parties will commence the activities set forth in the Research Plan with respect to the generation of Conjugates with respect to such Program RNAi Trigger. City will cooperate with Biogen and provide reasonable assistance and technology transfers pursuant to Section 5.1.1 (Know-How Technology Transfer Obligations) and Section 5.1.3 (Technical Assistance during Research Term and Assistance Term) to enable Biogen to conduct the Biogen Research Activities to generate Conjugates with respect to each Program RNAi Trigger selected by Biogen.

3.5.3	Development Candidate Data Packages. On a rolling basis, no later than [***] after the date that any Program Conjugate has achieved the Development Candidate Selection Criteria, each Party will deliver to the JRT all information and data generated by such Party that is required to be included in the Development Candidate Data Package, as set forth in the Research Plan. The JRT will, within [***] of receipt of such data, identify whether any data required to be included in the Development Candidate Data Package, as set forth in the Research Plan, is missing, and the responsible Party will promptly (and in any event within [***] after such identification) provide to the JRT all such missing data (if any). Thereafter, the JRT will prepare a data package with respect to such Program Conjugate containing all data required to be included in the Development Candidate Data Package, as set forth in the Research Plan (each, a “Development Candidate Data Package”), for submission to the JRC, and will submit such Development Candidate Data Package to the JRC following completion thereof. The JRC will review and discuss each such Development Candidate Data Package.

3.5.4	Development Candidate Selection.

(a)	Biogen will have the right, in its sole discretion, to select a Program Conjugate for potential further Exploitation pursuant to this Agreement (“Development Candidate Selection”), by providing written notice to City of such selection at any time during the Research Term (the date of such written notice, the “Development Candidate Selection Date”). Notwithstanding the foregoing, Biogen may deem the Development Candidate Selection Date to have occurred at any time during the Research Term upon written notice to City, without selecting any particular Program Conjugate for potential further Exploitation pursuant to this Agreement, and in such event all provisions of this Agreement will apply as if a Development Candidate Selection had occurred, as set forth in Section 3.5.4(b).

(b)	If Biogen makes a Development Candidate Selection in accordance with this Section 3.5.4 (Development Candidate Selection), then, effective as of the Development Candidate Selection Date, (i) the restrictions set forth in Section 2.1.3 (Covenant of Biogen) will automatically terminate and be of no further force or effect and (ii) the provisions of Article 5 (Development, Manufacturing, Regulatory Matters, and Commercialization) and Article 6 (Financial Terms) will apply with respect to Biogen’s Exploitation of the Licensed Compounds and Licensed Products. City will cooperate with Biogen and provide reasonable assistance and technology transfers pursuant to Section 5.1.1 (Know-How Technology Transfer Obligations), Section 5.1.2 (Manufacturing Technology Transfer Obligations) and Section 5.1.3 (Technical Assistance during Research Term and Assistance Term) to enable Biogen to advance the Development and Manufacture of the Licensed Compounds and Licensed Products. For the avoidance of doubt, notwithstanding Biogen’s Development Candidate Selection with respect to a particular Program Conjugate, nothing in this Agreement will require Biogen to Exploit the specific Program Conjugate that was the subject of such Development Candidate Selection, or any Licensed Product containing such Program Conjugate.

3.6	Costs of Research Activities. Each Party will be solely responsible for all costs and expenses, including internal costs, incurred by such Party and its Affiliates in the conduct of the Research Activities.

3.7	Performance of City Research Activities. City will (a) provide all resources necessary for it to perform all City Research Activities and (b) perform, and ensure that its Affiliates and Subcontractors perform, all City Research Activities in good scientific manner, with reasonable care and skill and in accordance with all Applicable Laws (including, as applicable, GLP) and the terms of this Agreement. As set forth under this Agreement, City will use Commercially Reasonable Efforts to complete all City Research Activities set forth under the Research Plan in accordance with the performance timelines set forth in the Research Plan and to provide to Biogen all Deliverables and Results set forth in the Research Plan within the timeframes included therefor. During the Research Term, City will devote the efforts of suitably qualified and trained employees and research assistants capable of carrying out the City Research Activities set forth under the Research Plan to a professional workmanlike standard and will provide all necessary materials and facilities therefor.

3.8	Records.

3.8.1	During the Research Term and for three years thereafter, City will maintain records of all City Research Activities in sufficient detail and in good scientific manner, appropriate for scientific, patent, and regulatory purposes, which records will be complete and properly reflect all work done and results achieved in the performance of City Research Activities by or on behalf of City.

3.8.2	Once every 12 months, during normal business hours and upon reasonable notice of not less than [***], Biogen, at its own cost, through an independent consultant, selected by Biogen and reasonably acceptable to City, will have the right to inspect all records of City or its authorized Third Party designees that relate to the performance of City Research Activities by or on behalf of City as may be reasonably necessary to verify City’s compliance of its obligations with respect to the City Research Activities hereunder. The consultant will enter a confidentiality agreement reasonably acceptable to City governing the use and disclosure of Biogen’s information disclosed to such firm, and such firm will disclose to Biogen only whether information provided by City as described above was accurate and the specific details concerning any discrepancies, which information will be Confidential Information of City. Biogen will have the right to arrange for its employees or independent consultants and (sub)contractors involved in the performance of activities under this Agreement to (a) visit the offices and laboratories of City once every 12 months during normal business hours and upon reasonable notice of not less than [***], and (b) discuss with City’s technical personnel and consultants the performance and progress of the City Research Activities and applicable Deliverables and associated Results in detail. After preparing or receiving the report for such visit or inspection, Biogen will provide City with a written summary of Biogen’s findings of any deficiencies or other areas of remediation that Biogen identifies during any such visit or inspection. City will use Commercially Reasonable Efforts to remediate any such deficiencies within [***] after City’s receipt of such report, at City’s cost and expense. Notwithstanding any provision to the contrary set forth in this Agreement, Biogen will have the right to inspect such records more than once every 12 months in order to confirm satisfactory remediation by City of any such deficiencies or other areas of remediation that Biogen identifies during any such visit or inspection.

ARTICLE 4
GOVERNANCE

4.1	Alliance Management.

4.1.1	Alliance Managers. Each Party will appoint a single individual who possesses sufficient alliance management experience and is otherwise suitably qualified and that has the requisite decision-making authority, in each case, to act as such Party’s alliance manager under this Agreement to support the Research Activities and the Research Program. [***]. Each Party may change the person designated as its Alliance Manager upon written notice (including via email notification) to the other Party, provided that such new Alliance Manager meets the requirements set forth in this Section 4.1.1 (Alliance Managers).

4.1.2	Roles and Responsibilities. The Alliance Managers will be responsible for (a) providing a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues, (b) assisting the coordination of teams across functional areas as needed, and (c) performing such other functions as expressly allocated to the Alliance Managers under this Agreement.

4.2	Joint Research Committee.

4.2.1	Formation. As soon as practicable, but no later than 30 days after the Effective Date, the Parties will establish a JRC to oversee the Research Activities with solely the functions described below. The JRC will be composed of representatives of Biogen and of City, each of whom will be an employee of the applicable Party and will have the appropriate experience, expertise, and decision-making authority to perform its responsibilities on the JRC. Each Party will designate in writing up to three such representatives for the JRC. The JRC may elect to vary the number of representatives from time to time. Either Party may replace its representatives with other individuals at any time upon prior written notice to the other Party (including via email notification), provided that such individuals meet the requirements set forth in this Section 4.2.1 (Formation). The JRC may invite other employees of either Party from relevant support functions to participate in the discussions and meetings of the JRC, provided that such participants will have no voting authority at the JRC.

4.2.2	JRC Chairperson. The JRC will have a chairperson, to be designated by Biogen. The chairperson will be responsible for calling and convening meetings, but will have no special authority over the other members of the JRC, and will have no additional voting rights.

4.2.3	Meetings. The JRC will meet in person (alternating between a site designated by each of City and Biogen) or by audio or video teleconference at least once every Calendar Quarter until the conclusion of the Research Term, or with such other frequency as the Parties may agree. Specific meeting dates will be determined by agreement of the Parties. Either Party may also call a special meeting of the JRC (by audio or video teleconference) upon at least 10 Business Days’ prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed before the next regularly scheduled JRC meeting, and such Party will provide to the JRC materials reasonably adequate to enable an informed discussion of such matter by its members no later than three Business Days before the special meeting. Biogen will host the first regular meeting of the JRC at an agreed time and place no later than [***] days after the Effective Date. Each Party will be responsible for its own expenses relating to its attendance at or participation in JRC meetings. The Alliance Managers will jointly prepare and disseminate agendas and presentations no later than [***] Business Days in advance of each JRC meeting, unless otherwise agreed to by the Parties in writing. For each JRC meeting, the Alliance Managers will alternate which Alliance Manager will prepare meeting minutes (with Biogen’s Alliance Manager to prepare meeting minutes for the first JRC meeting), and such Alliance Manager will disseminate the proposed minutes to the Alliance Manager of the other Party within [***] Business Days after each such meeting for the review, comment, and approval of such other Party. Such other Party will have [***] Business Days from receipt of such proposed minutes to review and approve, or provide comments on, such minutes in writing (such approval not to be unreasonably withheld, conditioned, or delayed); provided that any minutes will be deemed approved if no response is received from such other Party within [***] Business Days after the circulation thereof.

4.2.4	Responsibilities. The JRC will serve as a forum for exchanging information regarding the Research Program and will oversee and monitor the progress of the Research Activities. Within such scope the JRC will, subject to Section 4.2.5 (Decision-Making Authority) and Section 4.2.6 (Limits on Committee Decision-Making Authority):

(a)	review and determine whether to approve amendments to the Research Plan, as described in Section 3.2.2 (Amendments to Research Plan);

(b)	review and discuss the City Research Reports, the progress of the Research Activities and relevant Deliverables provided and Results generated in the performance thereof since the previous JRC meeting, as described in Section 3.4 (Reports of Research Activities);

(c)	consider and advise on any technical issues that arise under the Research Activities;

(d)	discuss and coordinate the technology transfers described in Section 5.1 (Technology Transfers);

(e)	review and discuss each RNAi Trigger Data Package and Development Candidate Data Package;

(f)	form such Other Committees as the JRC may deem appropriate;

(g)	attempt to resolve any disputes on matters within the JRC’s or any Other Committee’s authority on an informal basis and in good faith prior to the institution of escalation to the Executive Officers or exercise of Biogen’s final decision-making authority, as applicable; and

(h)	perform such other functions as expressly allocated to the JRC under this Agreement or by the written agreement of the Parties.

4.2.5	Decision-Making Authority. A quorum for a meeting of the JRC will require the presence of at least one representative from each Party. The JRC will endeavor to reach decisions by consensus, with each Party, through its representative members of the JRC, having one vote, provided that a quorum must be present for any decision to be made by the JRC and each Party will require at least one representative to attend each JRC meeting. Subject to the terms of this Agreement, including Section 4.2.6 (Limits on Committee Decision-Making Authority), if the JRC is unable to reach consensus on any matter within its jurisdiction hereunder, then Biogen will have final decision-making authority with respect to such decision, provided that, with respect to any disputed matter at the JRC for which there is no agreement between the Parties, (a) within [***] Business Days following the JRC meeting from which such disputed matter arose, either Party may refer such matter to the Executive Officers for resolution and if the Executive Officers, after good faith discussions and negotiations, do not reach consensus on such disputed matter within [***] days after such matter is referred to them, then the Executive Officer of Biogen will have final decision-making authority with respect to such disputed matter and (b) if neither Party refers such disputed matter to the Executive Officers for resolution under clause (a) within [***] Business Days following the JRC meeting from which such disputed matter arose, [***].

4.2.6	Limits on Committee Decision-Making Authority. The JRC and each Other Committee will only have authority to determine, approve or resolve matters that it is expressly authorized to determine, approve or resolve under this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement, neither the JRC nor any Other Committee will have the authority to: (a) amend or waive any provision of this Agreement or any of the Parties’ rights or obligations hereunder; (b) determine either Party’s compliance with the terms and conditions of this Agreement; (c) decide any issue in a manner that would conflict with the express terms and conditions of this Agreement; (d) decide any issue for which this Agreement expressly requires a Party’s approval or consent; or (e) resolve any dispute between the Parties (other than matters that it is expressly authorized to resolve) under this Agreement.

4.2.7	Discussion of Other siRNA Activities of City. At least once per Calendar Quarter, City will update Biogen regarding City’s general activities in the siRNA field and, upon Biogen’s request, the Parties will discuss how they may further collaborate on activities in the siRNA field outside the scope of this Agreement. At Biogen’s election, such quarterly update will occur either at a meeting of the JRC or at a separate meeting, and Biogen will determine which of Biogen’s employees (which employees may or may not be members of the JRC) will be present for such quarterly update. Notwithstanding the foregoing, in no event will either Party disclose to the other Party any information that constitutes a trade secret under Applicable Law and that is not included in the license explicitly granted by such Party to the other Party hereunder in the course of any such discussions, unless the first Party has first provided to the other Party a general description of the nature of such information, and the other Party has agreed in writing to receive disclosure of such information.

4.3	Other Committees.

4.3.1	Formation. If agreed by the Parties, the JRC may form other committees or working groups as may be necessary or desirable to facilitate the activities within the scope of the JRC’s authority under this Agreement (each such committee or working group, an “Other Committee”). A Party may refer any dispute on a matter within an Other Committee’s authority to the JRC for resolution. No such Other Committees’ authority (including decision-making authority) may exceed that specified for the JRC in this Article 4 (Governance).

4.3.2	Joint Research Team. As soon as practicable, but no later than 30 days after the JRC is established, the JRC will establish a JRT as an Other Committee with the purpose and authority to facilitate the Research Activities, including preparing and submitting to the JRC each RNAi Trigger Data Package and Development Candidate Data Package as set forth in Section 3.5.1 (RNAi Trigger Data Packages) and Section 3.5.3 (Development Candidate Data Packages), respectively. The JRT will meet in person (alternating between a site designated by each of City and Biogen) or by audio or video teleconference until the conclusion of the Research Term, at least once every month, or with such other frequency as the Parties may agree.

4.4	Disbandment of the JRC and Other Committees. The JRC (and all Other Committees formed by the JRC) will terminate immediately upon the later of: (a) completion of the technology transfers under Section 5.1 (Technology Transfers) to Biogen’s reasonable satisfaction and (b) the expiration of the Research Term, in each case ((a) or (b)), with no further action by either Party.

ARTICLE 5
DEVELOPMENT, MANUFACTURING, REGULATORY MATTERS, AND COMMERCIALIZATION

5.1	Technology Transfers.

5.1.1	Know-How Technology Transfer Obligations.

(a)	Transfer of City Research Know-How. During the Research Term, City will provide (and will cause its Affiliates and Subcontractors to provide) to Biogen copies of all City Research Know-How (including materials) that is necessary for the performance of any Biogen Research Activities, as more fully described in the Research Plan, in a timely manner as necessary to enable Biogen to conduct such Biogen Research Activities. Without limiting the foregoing, during the Research Term, City will provide (and will cause its Affiliates and Subcontractors to provide) to Biogen copies of all Deliverables that constitute City Research Know-How (including materials) that is made, conceived, discovered, or otherwise generated from the City Research Activities after such initial transfer of City Research Know-How and is necessary to enable Biogen to continue to perform any Biogen Research Activities, as determined by the JRC.

(b)	Transfer of Biogen Research Know-How. During the Research Term, Biogen will provide (and will cause its Affiliates and Subcontractors to provide) to City copies of all Biogen Research Know-How (including materials) that is necessary for the performance of any City Research Activities, as more fully described in the Research Plan, in a timely manner as necessary to enable City to conduct such City Research Activities.

(c)	Transfer of Licensed Know-How following Research Term. Promptly following the Development Candidate Selection Date, City will provide (and will cause its Affiliates and Subcontractors to provide) to Biogen all Licensed Know-How then-existing, including delivering copies of all Licensed Know-How (including materials) necessary or reasonably useful for Biogen to continue to Exploit any Licensed Compounds or Licensed Products that incorporate such Licensed Compounds, as determined by the JRC, to the extent not previously provided to Biogen pursuant to this Section 5.1 (Technology Transfers). Thereafter, City will continue to provide Biogen copies of all Licensed Know-How that is made, conceived, discovered, or otherwise generated after such initial transfer until the end of the Assistance Term.

5.1.2	Manufacturing Technology Transfer Obligations.

(a)	In addition to the initial technology transfer set forth in Section 5.1.1 (Know-How Technology Transfer Obligation), at Biogen’s request at any time during the Research Term or the Assistance Term, City will transfer, or have transferred, if applicable, to Biogen (or its designated Third Party manufacturer, pursuant to an appropriate confidentiality agreement with City) within 30 days following such request (i) all Licensed Know-How that is necessary or reasonably useful to enable Biogen to Manufacture (or have Manufactured) the Program RNAi Triggers, the Program Linkers, and any other components of the Program Conjugates, to the extent not previously transferred to Biogen under this Agreement, by providing copies or samples of relevant documentation, materials, and other embodiments of such Know-How, and by making available its qualified technical personnel on a reasonable basis to consult with Biogen with respect to such Know-How, and (ii) any then-existing materials (as well as any then-existing intermediates and impurities of such materials) used by City or its Affiliates or Manufacturing Subcontractors (each, a “CMO”) in the Manufacture thereof and in City’s Control. The JRC will coordinate and ensure that such transfer has been completed under this Section 5.1.2 (Manufacturing Technology Transfer Obligation).

(b)	Without limiting the foregoing, during the Research Term and the Assistance Term, City will provide Biogen with the opportunity, upon Biogen’s reasonable request during normal business hours, if and to the extent allowed under the agreement of City or its Affiliates with the applicable CMO, to observe the Manufacturing processes and procedures conducted by or on behalf of City for any Program RNAi Triggers, any Program Linkers, and any other components of the Program Conjugates (e.g., review assays, batch records, and release processes and procedures) for the purpose of enabling Biogen (or a Third Party manufacturer designated by Biogen) to Manufacture the Program RNAi Triggers, the Program Linkers, and any other components of the Program Conjugates.

(c)	At Biogen’s request at any time after the Development Candidate Selection Date, City will (and will cause its Affiliates to) either: (a) if requested by Biogen and agreed by City, assign to Biogen any agreement of City or its Affiliates with a CMO for the Manufacture of any Program RNAi Triggers, any Program Linkers, and any other components of the Program Conjugates, provided that such assignment is not prohibited by such CMO agreement; or (b) notify such CMO on a confidential basis of the rights granted to Biogen under this Agreement, facilitate the introduction of Biogen and such CMO, and provide any authorization letters necessary or useful to enable Biogen to engage such CMO to Manufacture any Program RNAi Triggers, any Program Linkers, and any other components of the Program Conjugates for and on behalf of Biogen using the Manufacturing processes established at such CMO for any such Program RNAi Triggers, Program Linkers, and other components of the Program Conjugates.

5.1.3	Technical Assistance during Research Term and Assistance Term. In addition to providing copies of the Licensed Know-How in accordance with this Section 5.1 (Technology Transfers), during the Research Term and the Assistance Term, City will provide (and will cause its Affiliates and Subcontractors to provide) relevant personnel reasonably available to Biogen with all reasonable assistance required in order to transfer to Biogen such Licensed Know-How required to be produced pursuant to this Section 5.1 (Technology Transfers) in a timely manner. During the Research Term and the Assistance Term, City will make its (and will cause its Affiliates and Subcontractors to make their) relevant personnel reasonably available to Biogen, at reasonable times during City’s normal business hours and upon reasonable prior notice, to answer any questions or provide instruction as reasonably requested by Biogen concerning the Licensed Technology in connection with its performance of the Biogen Research Activities and the Exploitation of the Licensed Compounds and Licensed Products that include such Licensed Compounds, in each case, as reasonably requested by Biogen.

5.2	Development and Medical Affairs. From and after the Development Candidate Selection Date, Biogen will have the sole and exclusive right to conduct, and will have sole discretion and decision-making authority with respect to, the further Research and Development of, and the performance of all Medical Affairs with respect to, the Licensed Compounds and Licensed Products, at its cost and expense. For the avoidance of doubt, nothing herein shall be construed to prevent Biogen from performing Research or non-clinical Development activities for any Program Conjugates, Licensed Compounds or Licensed Products prior to the Development Candidate Selection Date.

5.3	Manufacturing. From and after the Development Candidate Selection Date, Biogen will have the sole and exclusive right to undertake, and will have sole discretion and decision-making authority with respect to, all Manufacturing activities for the Development Candidate, Licensed Compounds, and Licensed Products, at its cost and expense. For the avoidance of doubt, nothing herein shall be construed to prevent Biogen from performing Manufacturing activities for any Program Conjugates, Licensed Compounds or Licensed Products prior to the Development Candidate Selection Date.

5.4	Regulatory Activities. From and after the Development Candidate Selection Date, Biogen will have sole control over, and will have sole discretion and decision-making authority with respect to, the preparation and submission of all Regulatory Submissions for all Licensed Products, at its cost and expense, including filing in its name or the name of its designee all MAAs and applications for obtaining, supporting, and maintaining Pricing and Reimbursement Approvals and Orphan Drug Designations for the Licensed Products. Without limiting the generality of Section 5.7 (Additional City Support), upon Biogen’s request City will assist Biogen in its efforts to prepare and submit any Regulatory Submissions to obtain, support, or maintain Regulatory Approvals for the Licensed Products, including by preparing any written reports as reasonably needed in support of any IND for a Licensed Product and providing to Biogen, upon Biogen’s request, all data, written reports, and other documentation Controlled by City or its Affiliates and related to any Licensed Product (which assistance and data generation must be in accordance with Applicable Law and requirements and standards by applicable Regulatory Authorities) as well as any necessary samples and materials. At Biogen’s request, the Parties will agree upon a plan pursuant to which such assistance will be provided.

5.5	Commercialization. From and after the Development Candidate Selection Date, Biogen will have the sole and exclusive right to conduct, and will have sole discretion and decision-making authority with respect to, the Commercialization and other Exploitation of all Licensed Compounds and Licensed Products, at its cost and expense.

5.6	Diligence Obligations.

5.6.1	[***].

5.6.2	[***].

5.6.3	[***].

5.7	Additional City Support. The Parties understand and agree that, following completion of the City Research Activities, in addition to the cooperation and assistance to be expressly provided under Section 5.1 (Technology Transfers) and Section 5.4 (Regulatory Activities), from time to time it may be necessary for Biogen to seek assistance and cooperation from City in connection with the further Exploitation of Licensed Compounds and Licensed Products. City hereby agrees to use reasonable efforts to make relevant personnel reasonably available to Biogen, at reasonable times during City’s normal business hours and upon reasonable prior notice, to answer any questions or provide instruction regarding CMC Activities of the Program RNAi Trigger and Program Linker as reasonably requested by Biogen or such other matters as agreed by the Parties, provided that Biogen shall pay City for the time of City’s personnel spent in providing such assistance and cooperation in accordance with Section 5.9 (Allocation of Costs). Except as otherwise provided in Section 5.9 (Allocation of Costs), each Party will be responsible for its own costs of undertaking such activities.

5.8	Reports. From the Development Candidate Selection Date until the First Commercial Sale of any Licensed Product in any jurisdiction, [***], Biogen will provide to City a high-level summary of the status of Development and (if applicable) Commercialization activities with respect to the Licensed Compounds and Licensed Products hereunder. Such reports will be the Confidential Information of Biogen and subject to the terms and conditions set forth in Article 8 (Confidentiality).

5.9	Allocation of Costs. Each Party will be responsible for its own costs of undertaking the technology transfers and other assistance contemplated by Section 5.1 (Technology Transfers), Section 5.4 (Regulatory Activities), and Section 5.7 (Additional City Support), until the expiration of the Assistance Term. [***].

ARTICLE 6
FINANCIAL TERMS

6.1	Upfront Payments.

6.1.1	Initial Upfront Payment. In partial consideration of the licenses granted to Biogen hereunder, Biogen will pay to City a one-time, non-refundable, non-creditable, initial upfront payment of $16,000,000 no later than [***] Business Days after receipt of an invoice from City for such amount, which invoice will be issued upon or promptly after the Effective Date.

6.1.2	Additional Upfront Payment. In partial consideration of the licenses granted to Biogen hereunder, following the later of [***] if City meets the Payment Conditions, Biogen will pay to City a one-time, non-refundable, non-creditable, additional upfront payment of [***] (the “Additional Upfront Payment”) no later than [***] days after receipt of an invoice from City for such amount, which invoice will be issued upon or promptly after such date that is the later of the foregoing clause (a) and (b).

6.2	Milestone Payments.

6.2.1	Research Milestones. [***] (each, a “Research Milestone Payment”) [***] (each, a “Research Milestone Event”) set forth in Table 6.2.1 below. [***] Research Milestone Event as set forth in Table 6.2.1 below. For the avoidance of doubt, [***].

Table 6.2.1 – Research Milestones
[***]	[***]	[***]
1. [***]	[***]	[***]
[***]	[***]	[***]
2. [***]	[***]	[***]

[***]

6.2.2	Development Milestones. [***] (each, a “Development Milestone Payment”) [***] (each, a “Development Milestone Event”) set forth in Table 6.2.2 below [***]. For the avoidance of doubt, [***].

Table 6.2.2 – Development Milestones
Development Milestone Event	Development Milestone Payment
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]

6.2.3	Sales Milestones. [***] (each, a “Sales Milestone Payment”) [***] (each, a “Sales Milestone Event”) set forth in Table 6.2.3 below [***] in a Calendar Year. Each of the Sales Milestone Payments set forth below will be payable [***] in which the corresponding Sales Milestone Event is achieved. [***].

Table 6.2.3 – Sales Milestones
Sales Milestone Event	Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

6.3	Royalties on Royalty-Bearing Products.

6.3.1	Royalty Payments. Subject to the applicable adjustments to the royalties amounts owed pursuant to the provisions of Section 6.3.4 (Payment Adjustments), Biogen will pay to City royalties as a percentage of the Net Sales of the Royalty-Bearing Products, such percentage being in the amount of the applicable marginal royalty rates set forth in Table 6.3.1 below of the Aggregate Annual Net Sales of Royalty-Bearing Products.

Table 6.3.1– Marginal Royalty Rates
Aggregate Annual Net Sales of Royalty-Bearing Products	Marginal Royalty Rate (% of Aggregate Annual Net Sales)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each marginal royalty rate set forth in Table 6.3.1 above will apply only to that portion of the Aggregate Annual Net Sales of the Royalty-Bearing Products in the Territory during a given Calendar Year that falls within the indicated range.

6.3.2	Royalty Term. On a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis, Biogen’s obligation to pay royalties will be in effect only during the Royalty Term for the applicable Royalty-Bearing Product in the applicable country. Upon expiration of the Royalty Term for a given Royalty-Bearing Product in a given country: (i) no further royalties will be payable in respect of sales of such Royalty-Bearing Product in such country; and (ii) the licenses granted to Biogen under Section 2.1.2 (Exclusive License Grant to Biogen) with respect to the Exploitation of such Licensed Product in such country will automatically become fully paid-up, perpetual, irrevocable, and royalty-free. For clarity, only a single royalty will be payable as a result of one or more Royalty-Bearing Patent Claims Covering a Royalty-Bearing Product during the Royalty Term for such Royalty-Bearing Product in any country. For purposes of determining the Royalty Term for a Royalty-Bearing Product, all Royalty-Bearing Products containing the same Licensed Compound (regardless of form, dosage or formulation) will be considered one and the same Royalty-Bearing Product.

6.3.3	Royalty Reports; Payments.

(a)	Royalty Reports. No later than [***] days after [***] during which any royalty payments are owed, Biogen will submit to City a written report of (i) Net Sales of Royalty-Bearing Products sold, in the currency for which such Royalty-Bearing Products were sold (and, if the currency of sale was not Dollars, also in Dollars), by or on behalf of Biogen and its Affiliates and Sublicensees during such Calendar Quarter, on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis, (ii) the royalty payments payable on such Net Sales, (iii) the number of units of such Licensed Product represented by such Net Sales, (iv) the gross sales received by Biogen, its Affiliates and Sublicensees for such Licensed Product, (v) the aggregate deductions from gross sales of such Licensed Product (which, for clarity, will not be itemized), (vi) the exchange rates used in calculating any of the foregoing, and (vii) any other payment adjustments provided for under Section 6.3.4 (Payment Adjustments) with respect to such Licensed Products.

(b)	Royalty Payments. Royalties will be payable on a Calendar Quarter basis and Biogen will make any such royalty payments owed within [***] days after the end of the Calendar Quarter during which the applicable Net Sales of Royalty-Bearing Products occurred.

6.3.4	Payment Adjustments.

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

(i)	[***]

(ii)	[***]

6.4	Other Amounts Payable. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is otherwise specified in this Agreement, each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed. The owing Party will pay any undisputed amounts within [***] of receipt of the invoice, and any disputed amounts owed by a Party will be paid within 60 days of resolution of the dispute in accordance with Section 12.9 (Dispute Resolution).

6.5	Payment Method. All payments to be made between the Parties under this Agreement will be made in Dollars and may be paid by wire transfer in immediately available funds to a bank account designated by the receiving Party; provided that in no event will Biogen be obligated to make payments under this Agreement to any Affiliate of City that is organized in any jurisdiction outside of the U.S. without Biogen’s prior written consent.

6.6	Currency Exchange. The rate of exchange to be used in computing the amount of currency equivalent in U.S. Dollars owed to a Party under this Agreement will be Biogen’s then-current standard exchange rate methodology employed for the translation of foreign currency sales into U.S. Dollars in accordance with GAAP and consistently applied during the period.

6.7	Late Payments. If a Party does not receive payment of any undisputed sum due to it on or before the due date set forth under this Agreement, then simple interest will thereafter accrue on the sum due to such Party from the due date until the date of payment at a per-annum rate of one percentage point (one hundred basis points) over the then-current prime rate reported in The Wall Street Journal or the maximum rate allowable under Applicable Law, whichever is lower.

6.8	Right to Offset. Without limiting Biogen’s rights under Section 2.5.2 (Default and Cure; Offset Right), each Party will have the right to offset any amount owed by the other Party to such first Party under or in connection with this Agreement, against any payments owed by such first Party to the other Party under this Agreement, provided that, prior to offsetting such amount, such first Party has provided written notice of such proposed offset to the other Party, and the other Party has not provided a notice of dispute with respect thereto within 30 days after receipt of such offset notice (or such dispute has been finally resolved in accordance with this Agreement). Any offset amount pursuant to this Section 6.8 (Right to Offset) may include any amount actually owed under an indemnification obligation by the other Party. Such offsets will be in addition to any other rights or remedies available under this Agreement and Applicable Law.

6.9	Taxes.

6.9.1	City hereby represents and warrants that it is (a) the legal and beneficial owner for all Tax purposes of all Payments made or to be made to it hereunder, (b) established and taxable (for any Tax purpose) solely in the United States, and (c) does not maintain any permanent establishment (within the meaning of any applicable Tax treaty) or other fixed place of business in any jurisdiction outside of the United States.

6.9.2	Except as otherwise provided in this Section 6.9 (Taxes), if Biogen is required to deduct and withhold Taxes under Applicable Law from the Payments made to City or City’s assignee (such assignment solely as permitted under Section 12.1 (Assignment)), if applicable, (any such deduction and withholding, a “Withholding Tax”), and such Withholding Taxes cannot be eliminated or reduced under Applicable Law, Biogen will be permitted to deduct and withhold such Withholding Taxes, and any such amounts deducted or withheld by Biogen will be treated as having been paid to City (or its assignee) for purposes of this Agreement. Any such Withholding Taxes will be borne by City (or its assignee). If any such Withholding Tax is assessed against, or paid (but in each case not withheld) by Biogen, then City (or its assignee) will pay the relevant amount of such Withholding Tax to Biogen, except to the extent any interest or penalties are due as a result of any action or inaction by Biogen. Biogen represents that it does not expect to deduct or withhold any amounts from the upfront payments described in Section 6.1 (Upfront Payments), provided that City (or its assignee) provides a complete Form W-9. If City (or its assignee) may be entitled under any applicable Tax treaty to a reduction of rate of, or the elimination of, applicable Withholding Tax, then it may deliver to Biogen or the appropriate Governmental Authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Biogen of its obligation to withhold Tax, and Biogen shall reasonably cooperate in taking any actions to reduce or eliminate any such withholding provided, that Biogen may deduct and delay from any payments owed by Biogen to City (or its assignee) pursuant to this Agreement an amount that Biogen reasonably estimates would be withheld if such actions to reduce or eliminate withholdings are rejected, and such amounts may be delayed until the conclusion of such tax authority ruling and provided further, that Biogen shall not be required to attend any tax court or similar tribunal proceeding in order to obtain such tax authority ruling. If City (or its assignee) timely delivers to Biogen a validly executed form establishing a reduced rate or exemption from withholding, Biogen will apply the reduced rate of withholding, or not withhold, as the case may be, provided that Biogen is in receipt of evidence of such, in a form reasonably satisfactory to Biogen and, for the avoidance of doubt, City (or its assignee) will, where appropriate, furnish Biogen with updated Form W-9 or W-8 BEN (or other appropriate form) at least every three years. If, in accordance with the foregoing, Biogen withholds any amount for Taxes, then it will pay to City (or its assignee) the balance (amount due less any Withholding Tax) when due, make timely payment (or cause its agent to make timely payment) to the proper taxing authority of the withheld amount, and send City (or its assignee) the best available proof of such payment within 60 days following that payment.

6.9.3	City has provided a properly completed and duly executed IRS Form W-9 to Biogen.

6.9.4	Each Party will be responsible for all Taxes imposed on such Party’s net income, or on net income allocated to such Party under Applicable Law.

6.9.5	VAT.

(a)	All Payments are exclusive of VAT. If VAT becomes payable under Applicable Law in respect of any Payment under this Agreement, then the payor of such Payment will pay such VAT at the applicable rate in respect of such Payment. In such case, VAT (if any) will be due and payable upon presentation of a valid VAT invoice (or, where there is no provision in the legislation for the jurisdiction concerned that a VAT invoice is required to be issued, a written demand containing such information as is customary in that jurisdiction). All Parties agree that they will reasonably cooperate to ensure the use of any VAT exemptions, zero ratings, reduced-ratings, suspensions, or other reliefs.

(b)	In the event that Payments made to City (or its assignee) as payee become subject to VAT as a result of a determination by a tax authority or change in applicable Tax law after the date hereof, or City’s (or its assignee’s) becoming (or City’s or City’s assignee already being) established for VAT purposes outside of the United States after the Effective Date, then this Section 6.9.5(b) will apply notwithstanding anything to the contrary in Section 6.9.5(a). To the extent that any Payment is subject to a VAT reverse-charge mechanism under Applicable Law, the payor of such Payment or its Affiliate, as applicable, will self-assess VAT and, subject to input VAT deduction of such self-assessed VAT, remit such amount to the applicable Governmental Authority. Where the prevailing legislation requires the recipient to self-account for VAT, then Biogen covenants that it will correctly account for VAT in respect of the services received. City (or its assignee) agrees that it will raise a tax invoice (or equivalent document) to support the charge to VAT. For the purposes of VAT, City (or its assignee) collaboration activities and rights and licenses provided by City (or its assignee) under this Agreement will be considered to be taxed under Article 44 of Council Directive 2006/112/EC or any equivalent provision in the country of performance if performed outside the European Union and as such will be considered to be taxed for VAT purposes in the country of the recipient. Any supply of goods under this Agreement will be taxed in accordance with the prevailing VAT legislation. In the event that the local competent tax authority determines that VAT is chargeable on a supply of goods, where City (or its assignee) is the payee, City (or its assignee) in the first instance will undertake all reasonable steps to refute any such assertions by the local tax authority. Only once this process is completed may City (or its assignee) raise valid tax invoices for the additional VAT liability.

(c)	Biogen will take all reasonable steps to recover any VAT liability on a supply of goods from the same local tax authorities by submitting regular claims. City will provide all necessary assistance to facilitate the recovery of this Tax. If the Tax cannot be recovered, then Biogen will be entitled to offset this Tax against any and all future payments to City or, where necessary, invoice City directly for these amounts, provided, however, that no such offset shall be applicable unless, and to the extent, City (or its assignee) is, becomes, or should have been established for VAT purposes outside of the United States.

(d)	Each Party will be responsible for any penalties or interest accruing due to incorrect VAT treatment of the supplies of goods or services made by that Party or any failure to correctly account for VAT on any receipt of a supply of goods or services under this Agreement except where those penalties or interest arise as a result of the actions of the other Party, in which case that Party will be liable to reimburse the value of the penalties and interest.

(e)	Each Party will be responsible for reporting its own transactions to the local tax authorities if required for VAT purposes. There will be no shared, mutual or otherwise collective VAT filings that may suggest that the Parties are anything other than separate operational entities for VAT purposes.

6.9.6	Orphan Credit. City will, at Biogen’s reasonable expense, cooperate with Biogen in seeking any Tax exemption or credits that may be available to Biogen with respect to any Licensed Product, including a deduction under Section 250 of the U.S. Internal Revenue Code for foreign derived intangible income, the Tax credit available under section 45C of the U.S. Internal Revenue Code by reason of a Party’s research and development expenditures contributing to the any compound under this Agreement being granted Orphan Drug Designation by the FDA and any U.S. Tax legislation enacted during the Term of this Agreement that could provide a material Tax benefit to either party or equivalent applicable law of another country but solely related to the Research Program and not to any other activity which is Biogen’s responsibility. Biogen will hold any Orphan Drug Designation and accordingly will be the claimant and beneficiary of the Tax credit available under Section 45C of the U.S. Internal Revenue Code.

6.10	Financial Audits.

6.10.1	Record Retention; Audits. Biogen will keep (and will cause its Affiliates and Sublicensees to keep) complete and accurate books and records pertaining to the sale or other disposition of Licensed Products (the “Biogen Records”) in reasonable detail to permit City to confirm the accuracy of all payments or costs reported, for at least the preceding [***]. Upon reasonable but in any case no less than [***] advance notice by City to Biogen and not more than [***] (in each case, except for cause), Biogen and its Affiliates will permit, and will cause their Sublicensees to permit, an independent certified public accounting firm of internationally recognized standing, selected by City and reasonably acceptable to Biogen, to have access during normal business hours to such of the records of Biogen and its Affiliates and, if applicable, their Sublicensees, as may be reasonably necessary to verify the accuracy of the applicable Biogen Records and the payments amounts owed to City hereunder, for any year ending not more than [***] prior to the date of such request. The accounting firm will enter a confidentiality agreement reasonably acceptable to Biogen governing the use and disclosure of Biogen’s information disclosed to such firm, and such firm will disclose to City only whether information provided by Biogen to City as described above was accurate and the specific details concerning any discrepancies, which information will be Confidential Information of Biogen.

6.10.2	Payment Discrepancies; Audit Disputes. Any disputes with respect to the findings of such accounting firm may be referred by either Party to the dispute resolution procedure set forth in Section 12.9 (Dispute Resolution). If either Party is found to have been underpaid any amounts payable to such Party hereunder or to have overpaid to the other Party any amounts payable hereunder, then such first Party will be entitled to recover any undisputed discrepancy, plus interest as set forth in Section 6.7 (Late Payments), no later than [***] after delivery to the Parties of the final report of such accounting firm. The fees charged by such accounting firm will be paid by City; provided that if the audit discloses a net underpayment of amounts owed or overreporting of expenses by Biogen of more than [***] of total amounts owed or expenses reported by Biogen for any Calendar Year period covered by the audit, then Biogen will pay the reasonable fees and expenses charged by such accounting firm. City will treat all financial information disclosed by its accounting firm pursuant to this Section 6.10 (Financial Audits) as Confidential Information of Biogen for purposes of Article 8 (Confidentiality) of this Agreement, and will cause its accounting firm to do the same.

ARTICLE 7
REPRESENTATIONS, WARRANTIES, AND COVENANTS

7.1	Mutual Representations and Warranties of the Parties. Each Party represents and warrants to the other Party as of the Effective Date that:

7.1.1	it is duly organized, validly existing, and in good standing under the Applicable Law of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations, in each case, under this Agreement;

7.1.2	the execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized;

7.1.3	this Agreement has been duly executed and delivered on behalf of such Party, and is valid, legally binding, and enforceable against such Party in accordance with its terms;

7.1.4	the performance of this Agreement by such Party does not create a breach or default under any other agreement to which it is a Party;

7.1.5	the execution, delivery, and performance of this Agreement by such Party does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or regulation of any Governmental Authority; and

7.1.6	it has obtained all necessary government authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with Governmental Authorities, under any Applicable Law currently in effect, that are or will be necessary for the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or the performance by it of its obligations under this Agreement.

7.2	Additional Representations and Warranties of City. City further represents and warrants to Biogen that (a) except as set forth in the Initial Disclosure Schedule, as of the Effective Date, and (b) subject to Section 7.3.2 (Certain Clarifications), except as set forth in the Development Candidate Data Package Disclosure Schedule, as of the Development Candidate Bring-Down Date, in each case:

7.2.1	City has and will have the full right, power, and authority to grant all of the licenses and rights granted to Biogen under this Agreement;

7.2.2	City or its Affiliates solely own all rights, title, and interest in and to the Licensed Technology, free and clear of any lien, encumbrance, charge, mortgage, liability, or security interest, other than licenses granted in the ordinary course of business outside of the scope granted to Biogen under this Agreement;

7.2.3	all Licensed Patent Rights existing as of the Effective Date or the Development Candidate Bring-Down Date, as applicable, are listed on [***]. City is the sole and exclusive owner of the entire right, title, and interest in the Existing Licensed Patent Rights. All such Existing Licensed Patent Rights that are issued as of the Effective Date or the Development Candidate Bring-Down Date, as applicable, are subsisting and, to City’s Knowledge, are not invalid or unenforceable, in whole or in part, and have been filed and maintained, to City’s Knowledge, properly and correctly, and all applicable fees have been paid on or before the due date for payment. With respect to Existing Licensed Patent Rights that are pending applications owned or purported to be owned by City (and, with respect to any such application exclusively licensed to City, to City’s Knowledge), such applications have been filed, to City’s Knowledge, properly and correctly and are being diligently prosecuted in the respective patent offices in accordance with Applicable Law, and City and its Affiliates have presented all relevant references, documents, and information of which it is aware to the relevant patent examiner at the relevant patent office. To City’s Knowledge, City does not own or have license rights to use any Patent Rights not listed [***] that are necessary or reasonably useful to (a) perform the Biogen Research Activities or (b) Exploit any Licensed Compound or Licensed Product. During the Term, upon Biogen’s reasonable request, City will provide to Biogen an updated [***] that includes all then-existing Licensed Patent Rights;

7.2.4	there is no pending litigation, or litigation that has been threatened in writing to City or any of its Affiliates or, to City’s Knowledge, to any party to any Upstream Agreement, that alleges, or any written communication to City or any of its Affiliates or, to City’s Knowledge, to any party to any Upstream Agreement, alleging that City’s practice of the Licensed Technology prior to the Effective Date or the Development Candidate Bring-Down Date, as applicable, has infringed, misappropriated, or otherwise violated, or would infringe, misappropriate, or otherwise violate, any of the Intellectual Property of any Third Party;

7.2.5	there are no pending claims, and no judgments or settlements against, or amounts with respect thereto owed by, City or any of its Affiliates, with respect to the Licensed Technology or, as of the Development Candidate Bring-Down Date, the Licensed Products, and City has not received written notice threatening any such claims, judgments, or settlements;

7.2.6	the practice by City or Biogen under the Licensed Technology, the performance of the Research Plan, and the Exploitation by City or Biogen (or their respective Affiliates or Sublicensees) of any Program RNAi Triggers as incorporated into any Licensed Compound or Licensed Product, in each case, as permitted under this Agreement, does not and will not misappropriate or otherwise violate any Know-How or other Intellectual Property (excluding any Patent Right) of any Third Party; provided, however, that City makes no representation or warranty hereunder (a) as to the Exploitation of any [***] component of any Licensed Compound or Licensed Product or (b) as of the Development Candidate Bring-Down Date, as to the Exploitation of any Modified Program RNAi Trigger or any other component of a Program Conjugate, Licensed Compound, or Licensed Product to the extent not created or provided by or on behalf of City or its Affiliates or (c) as to any Conjugate or other combination of the Program RNAi Trigger with any other component not created or provided by or on behalf of City of its Affiliates ((a) through (c) collectively, the “Excluded Matters”); provided, further, that, notwithstanding anything to the contrary, Sections 7.2.6 and 7.2.7 set forth the sole and exclusive representation and warranty regarding infringement, misappropriation, or violation of Intellectual Property rights of any Third Party by City;

7.2.7	(a) City’s performance of the Research Plan does not and will not infringe any issued Patent Right of any Third Party or, if and when issued, any claim within any published patent application of any Third Party; [***] (b) the composition of matter of any Program RNAi Trigger does not and will not infringe any issued Patent Right of any Third Party or, if and when issued, any claim within any published patent application of any Third Party; [***] and (c) to City’s Knowledge, the practice by City or Biogen under the Licensed Technology, Biogen’s performance of the Research Plan, and the Exploitation by City or Biogen (or their respective Affiliates or Sublicensees) of any Program RNAi Triggers as incorporated into any Licensed Compound or Licensed Product, in each case, as permitted under this Agreement does not and will not infringe any issued Patent Right of any Third Party or, if and when issued, any claim within any published patent application of any Third Party; [***]

7.2.8	no Third Party has challenged, in a writing sent to City, City’s counsel, or any City designated agent for service of process, the ownership, scope, duration, validity, enforceability, priority, or right to use any Existing Licensed Patent Rights (including, by way of example, through the institution of or written threat of institution of interference, inter partes review, reexamination, protest, opposition, nullity, or similar invalidity proceeding before the United States Patent and Trademark Office or any foreign patent authority or court);

7.2.9	to City’s Knowledge, no Third Party is infringing, misappropriating, or otherwise violating, or threatening to infringe, misappropriate, or otherwise violate, the Licensed Technology or Biogen’s rights thereto;

7.2.10	City has not previously assigned, transferred, conveyed, or granted any license or other rights under the Licensed Technology (or any other Know-How or Patent Rights owned or in-licensed by City or its Affiliates that would, if Controlled by City, constitute Licensed Technology) in any way that would conflict with or limit the scope of any of the rights or licenses granted to Biogen hereunder;

7.2.11	(a) City has obtained, or caused its Affiliates, as applicable, to obtain, assignments from the inventors of all inventorship rights to the Existing Licensed Patent Rights owned or purported to be owned by City, and all such assignments are valid and enforceable and (b) to City’s Knowledge, the applicable licensor has obtained assignments from the inventors of all inventorship rights to the Existing Licensed Patent Rights in-licensed by City or its Affiliates, and all such assignments are valid and enforceable;

7.2.12	(a) the inventorship of the Existing Licensed Patent Rights is properly identified on each issued patent or patent application in the Existing Licensed Patent Rights owned or purported to be owned by City and (b) to City’s Knowledge, the inventorship of the Existing Licensed Patent Rights is properly identified on each issued patent or patent application in the Existing Licensed Patent Rights in-licensed by City or its Affiliates;

7.2.13	the Upstream Agreements set forth on [***] constitute all agreements pursuant to which City or its Affiliates Control any Licensed Technology (other than agreements entered into by and between City (or its Affiliates) and its employees, consultants and other service providers regarding assignment of Intellectual Property in the ordinary course of business) or obtain rights under any other Intellectual Property that would, if Controlled by City, constitute Licensed Technology, and City has provided to Biogen a true and complete copy of each Upstream Agreement. Neither City nor any of its Affiliates is in breach of any existing Upstream Agreement, nor have they received or given any written notice of default or termination under any existing Upstream Agreement. City and its Affiliates have not performed or omitted to perform any act that could give any Person a right to terminate any Upstream Agreement. To City’s Knowledge, (a) no facts or circumstances exist that would reasonably be expected to give rise to any such breach or termination and (b) no counterparty is in breach of any Upstream Agreement;

7.2.14	other than the Upstream Agreements set forth on [***] there are no Third Party agreements pursuant to which City Controls any of the Licensed Technology (other than agreements entered into by and between City (or its Affiliates) and its employees, consultants, and service providers regarding assignment of Intellectual Property in the ordinary course of business) or obtains rights under any other Intellectual Property that would, if Controlled by City, constitute Licensed Technology;

7.2.15	none of the Upstream Agreements (or any agreement to which City is a party) contains provisions that conflict with the rights and licenses granted to Biogen hereunder. There are no amounts that will be required to be paid by Biogen or its Affiliates or Sublicensees to a Third Party as a result of the Exploitation of Licensed Compounds or the Licensed Products in or for the Territory that arise out of any agreement to which City or any of its Affiliates is a party;

7.2.16	this Agreement constitutes a Sublicense Agreement that is a Direct Sublicense Agreement (each as defined in the OSIF License) under the OSIF License;

7.2.17	City and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality, and value of all Licensed Know-How that constitutes trade secrets under Applicable Law (including requiring all employees, consultants, and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such Licensed Know-How) and such Licensed Know-How has not been disclosed to, or, to City’s Knowledge, discovered by, any Third Party except pursuant to such confidentiality agreements, and, to City’s Knowledge, there has not been a breach of such confidentiality obligations by any party to such confidentiality agreements;

7.2.18	the Licensed Technology has not been created pursuant to, and is not subject to, any funding agreement with any Governmental Authority or any Third Party, and is not subject to the requirements of the Bayh-Dole Act or any similar provision of any Applicable Law, and any Patent Rights or Know-How arising out of the Research Program will not be subject to any such funding agreement or requirements. With respect to any Licensed Technology that is subject to the requirements of the Bayh-Dole Act, City has complied, and, to City’s Knowledge, its (sub)licensees and licensors, as applicable, of such Licensed Technology have complied, with all obligations as applicable to City and, to City’s Knowledge, its (sub)licensees and licensors, respectively pursuant to (a) all relevant funding agreement(s) between any Governmental Authority or other Person and City or City’s applicable licensor; and (b) the Bayh Dole Act. Without limitation of the foregoing, with respect to any such Licensed Technology, City has taken, and, to City’s Knowledge, its (sub)licensees and licensors, as applicable, of such Licensed Technology have taken, all actions necessary under the Bayh Dole Act to secure and retain ownership of such inventions and Patent Rights for City or City’s applicable licensor, including by complying with all disclosure, election, filing, prosecution, maintenance, defense, reporting and employee agreement requirements as set forth in 37 C.F.R. § 401.14 and in the funding agreement between any Governmental Authority or other Person and City or City’s applicable licensor, except for failure that has not resulted in such Governmental Authority or such Third Party that provided the funding retaining any claim of ownership or exercising any march-in rights to any such inventions and Patent Rights;

7.2.19	all information disclosed to Biogen by City relating to the Licensed Technology, and the materials and methods to be employed by City in the performance by or on behalf of City of the City Research Activities under the Research Plan and otherwise under this Agreement is, at the time of disclosure, accurate in all material respects;

7.2.20	neither City, nor its Affiliates, nor any of their employees, officers, Subcontractors, or consultants who have rendered services relating to the Licensed Technology or who are anticipated to conduct any activities under the Research Program has (a) ever been Debarred or is subject to debarment or convicted of a crime for which an entity or person could be Debarred or (b) ever been under indictment for a crime for which a person or entity could be so Debarred;

7.2.21	the representations and warranties of City in this Agreement and the information, documents, and materials furnished to Biogen in connection with its period of diligence prior to the Effective Date, do not, taken as a whole, (a) contain any untrue statement of a material fact (provided that, with respect to scientific knowledge, the truth of any statement will be deemed to be such truth as would be generally understood by a reasonable person in the scientific community as of the date that such statement was made) or (b) to City’s Knowledge, omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading. City has not knowingly or intentionally failed to furnish Biogen with any information requested by Biogen, or intentionally concealed from Biogen any information in its possession, including information relating to the Licensed Technology that City reasonably believes would be material to Biogen’s decision to enter into this Agreement and undertake the commitments and obligations set forth herein; and

7.2.22	as of the Development Candidate Bring-Down Date, the data generated by or on behalf of City or its Affiliates and set forth in the applicable Development Candidate Data Package does not contain any untrue statement of a material fact (provided that, with respect to scientific knowledge, the truth of any statement will be deemed to be such truth as would be generally understood by a reasonable person in the scientific community as of the Development Candidate Bring-Down Date).

7.3	Updated Disclosure Schedules.

7.3.1	Update as of Development Candidate Bring-Down Date. Within 30 days of each Development Candidate Data Package Date, Biogen may request and, within ten days of [***] will deliver [***] an updated [***] and an updated [***] (collectively, the “Development Candidate Data Package Disclosure Schedule”) or (b) a written statement certifying that no updates are required and all such schedules and representations and warranties, as qualified by the Initial Disclosure Schedule, remain true and correct as of the date of such delivery (the “Development Candidate Bring-Down Date”); [***]

7.3.2	Certain Clarifications. Any update in the Development Candidate Data Package Disclosure Schedule will not be deemed to amend or supplement the Initial Disclosure Schedule as it exists as of the Effective Date, including for purposes of the indemnification provisions under Section 10.1 (Indemnification by City) and therefore will not cure any prior failure to disclose. For all representations and warranties for which City does not provide an updated schedule pursuant to Section 7.3.1 (Update as of Development Candidate Bring-Down Date), or if City fails to provide any updates schedules or such statement in clause (b) of Section 7.3.1 (Update as of Development Candidate Bring-Down Date), as of the Development Candidate Bring-Down Date City will be deemed to have made the representations and warranties in Section 7.2 (Additional Representations and Warranties of City) to Biogen as of the Development Candidate Bring-Down Date without any additional qualifications other than those set forth in the Initial Disclosure Schedule. City acknowledges and agrees that any disclosure made in the Development Candidate Data Package Disclosure Schedule cannot cure a breach of any covenant or obligation of City hereunder, including Section 7.4 (Covenants of each Party) and Section 7.5 (Covenants of City).

7.4	Covenants of Each Party. City covenants to Biogen and Biogen covenants to City, that:

7.4.1	Each Party will, and will ensure that its Affiliates, Sublicensees, and Subcontractors, obtain written agreements from any and all Persons involved in or performing any Research Activities (a) if by or on behalf of City, that assign to City such Persons’ rights, title, and interests in and to any Licensed Technology, Inventions, or Results created by such Persons in conducting such Research Activities, and (b) if by or on behalf of Biogen, that assign to Biogen such Persons’ rights, title, and interests in and to any Inventions created by such Persons in conducting such Research Activities, in each case of the foregoing, prior to any such person performing such activities. Each Party, its Affiliates, Sublicensees, and Subcontractors will pay all required inventor reward and remuneration to its or their employees, contractors, or other Persons who perform Research Activities or who conceive, discovery, develop, or otherwise make any invention under or in connection with this Agreement; and

7.4.2	in the performance of activities under this Agreement, neither Party will employ or use any Person who: (a) has ever been Debarred or is subject to debarment or convicted of a crime for which an entity or person could be Debarred; or (b) has ever been under indictment for a crime for which a person or entity could be so Debarred.

7.5	Covenants of City. City covenants to Biogen that:

7.5.1	City and its Affiliates will (a) maintain Control of all Licensed Technology owned or in-licensed by City or its Affiliates as of the Effective Date or at any time during the Term and (b) not assign, transfer, encumber, or otherwise grant any Third Party any rights with respect to any Licensed Technology that would conflict with, limit the scope of, or adversely affect the rights granted to Biogen under this Agreement. For the avoidance of doubt, the foregoing clause (a) does not prohibit (i) transfer of ownership of any Licensed Technology so long as City or its Affiliate maintains Control of such Licensed Technology following such transfer or (ii) abandonment of a Patent Right or claim thereof in the ordinary course of prosecution, subject to compliance with the terms of Section 9.2 (Patent Prosecution and Maintenance);

7.5.2	City will not enter into any agreement or effect any corporate restructuring with any Affiliate or Third Party that is in conflict with the rights to be granted to Biogen under this Agreement as of the Effective Date and will not take any action that would prevent it from granting the rights to be granted to Biogen under this Agreement as of the Effective Date or that would otherwise conflict with or adversely affect the rights granted to Biogen under this Agreement;

7.5.3	City will not practice or use, in the course of the Research Program, any Intellectual Property owned or in-licensed by City or any of its Affiliates, or to which City or any of its Affiliates otherwise has access, in each case, that is necessary to Exploit any Licensed Compound or Licensed Product, unless such Intellectual Property is Controlled by City;

7.5.4	during the Research Term, City will maintain sufficient resources to perform the Research Activities for which it is responsible under this Agreement in accordance herewith;

7.5.5	City and its Affiliates will (a) not breach or be in default under any of its obligations under any Upstream Agreement, (b) satisfy all of its obligations under the Upstream Agreements, including any obligations arising due to the execution of, or activities under, this Agreement, (c) not do any act or make any omission that could give rise to a termination right of any other party to any such Upstream Agreement, and (d) not terminate any such Upstream Agreement, or amend or waive any provision thereof in any way that adversely affect the rights or licenses granted to Biogen hereunder, in case of this clause (d), without Biogen’s prior written consent;

7.5.6	City and its Affiliates will furnish Biogen with copies of all notices and correspondence that City or its Affiliates receive in connection with any Upstream Agreement that are material or relevant to Biogen’s rights or obligations under this Agreement within a reasonable period following City’s or its Affiliates’ receipt of the same;

7.5.7	with respect to any Licensed Technology that is subject to the requirements of the Bayh-Dole Act or any similar provision of any Applicable Law, City will comply with all obligations applicable to City in all material respects pursuant to (a) all relevant funding agreement(s) between any Governmental Authority or other Person and City or City’s applicable licensor; and (b) the Bayh Dole Act. Without limitation of the foregoing, with respect to any such Licensed Technology, City will take, and will use diligent efforts to request that its (sub)licensees and licensors, as applicable, of such Licensed Technology takes, all actions necessary under the Bayh Dole Act to secure and retain ownership of such inventions and Patent Rights for City or City’s applicable licensor, including by complying with all disclosure, election, filing, prosecution, maintenance, defense, reporting and employee agreement requirements as set forth in 37 C.F.R. § 401.14 and in the funding agreement between any Governmental Authority or other Person and City or City’s applicable licensor, except for failure that would not result in such Governmental Authority or such Third Party that provided the funding retaining any claim of ownership or exercising any march-in rights to any such Licensed Technology; and

7.5.8	City and its Affiliates will not use any funding of any Governmental Authority to fund the Research Program.

7.6	OSIF Matters. Promptly following the Effective Date, City will initiate negotiations with OSIF to amend the OSIF License and achieve the Payment Conditions. [***]. During the Term unless and until the Biogen Acceptable OSIF Agreement Effective Date occurs, if the OSIF License terminates, City will use Commercially Reasonable Efforts to enforce and defend Biogen’s sublicense survival rights under Section 9.5 of the OSIF License, at Biogen’s request and direction.

7.7	DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, NEITHER CITY NOR BIOGEN MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY TO THE OTHER THAT THE RESEARCH PROGRAM WILL BE SUCCESSFUL OR THAT THE LICENSED COMPOUNDS OR LICENSED PRODUCTS WILL BE SUCCESSFULLY DEVELOPED OR COMMERCIALIZED HEREUNDER.

ARTICLE 8
CONFIDENTIALITY

8.1	Non-Disclosure and Non-Use Obligation. Except as otherwise expressly set forth herein, the Receiving Party (a) will, during the Term and for a period of ten years thereafter, keep the Confidential Information of the Disclosing Party confidential using at least the same degree of care with which the Receiving Party holds its own confidential information (but in no event less than a reasonable degree of care) and (b) will not (i) disclose such Confidential Information to any Person without the prior written approval of the Disclosing Party, except as expressly provided in Section 8.2 (Exemptions) or to its and its Affiliates’ directors, officers, employees or agents, in each case, who (A) have a need to know such Confidential Information solely to the extent necessary to exercise such Party’s rights or perform its obligations under this Agreement and (B) are similarly bound by confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Disclosing Party as those set forth in this Agreement, or (ii) use such Confidential Information for any purpose other than to exercise its rights or perform its obligations under this Agreement. The Receiving Party will use diligent efforts to cause any Persons to which Confidential Information is disclosed by the Receiving Party to comply with this Article 8 (Confidentiality), including the restrictions on use and disclosure set forth in this Section 8.1 (Non-Disclosure and Non-Use Obligation), and will be responsible for ensuring that such Persons maintain the Disclosing Party’s Confidential Information in accordance with this Article 8 (Confidentiality). The Receiving Party will remain responsible and liable for any failure by any such Persons to treat such Confidential Information as required under this Article 8 (Confidentiality). Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information of which such Party becomes aware.

8.2	Exemptions. Notwithstanding the foregoing, information of a Disclosing Party will not be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information: (a) is already in the possession of the Receiving Party at the time of its receipt from the Disclosing Party and not through a prior disclosure by or on behalf of the Disclosing Party, as evidenced by contemporaneous written records; provided that the foregoing exemption will not apply with respect to Specified Confidential Information generated by the Receiving Party, (b) is generally available to the public before its receipt from the Disclosing Party, (c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or disclosees in breach of this Agreement, including pursuant to Section 8.9.2 (Press Releases and Announcements), (d) is subsequently received by the Receiving Party or any of its Affiliates without obligation of confidentiality from a Third Party who had the right to disclose such information and who is not bound by any obligation of confidentiality with respect to such information, or (e) is developed independently by employees, subcontractors, consultants, or agents of the Receiving Party or any of its Affiliates without use of, reference to, or reliance upon the Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records; provided that the foregoing exemption will not apply with respect to Specified Confidential Information generated by the Receiving Party. Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the rightful possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the rightful possession of the receiving Party. Further, no combination of features or disclosures will be deemed to fall within the foregoing exemptions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

8.3	Permitted Disclosures. Notwithstanding the obligations of confidentiality and non-use set forth in this Article 8 (Confidentiality), the Receiving Party may disclose the Disclosing Party’s Confidential Information solely to the extent that such disclosure is reasonably necessary in the following instances:

8.3.1	(a) the prosecution and maintenance of Patent Rights, including Licensed Patent Rights, Biogen [***] Patent Rights, and Joint Patent Rights, in each case, as contemplated by this Agreement; or (b) Regulatory Submissions and other filings with Governmental Authorities (including Regulatory Authorities), in the case of this clause (b), as necessary or reasonably useful for the Exploitation of a Licensed Compound or Licensed Product; provided that reasonable measures will be taken to assure confidential treatment of such information, to the extent such protection is available;

8.3.2	with respect to disclosure of the existence and terms and conditions of this Agreement (and no other Confidential Information of the Disclosing Party), to bona fide potential or actual investors, acquirers, lenders or other financial partners of such Party, and their respective attorneys, accountants, banks, investors, underwriters, and advisors, in each case, solely for the purpose of evaluating or carrying out such potential or actual investment, acquisition, debt transaction or other financial transaction; provided that, in each such case, (a) such Persons are bound by obligations of confidentiality, non-disclosure, and non-use at least as restrictive or protective of the Parties as those set forth in this Agreement; (b) any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed; (c) the term of such confidentiality obligation must be consistent with this Agreement or otherwise customary for such type and scope of disclosure; and (d) the Receiving Party will remain responsible and liable for any failure by any Person who receives Confidential Information pursuant to this Section 8.3.2 to treat such Confidential Information as required under this Article 8 (Confidentiality);

8.3.3	with respect to Biogen as the Receiving Party (or, solely in the case of permitted Subcontractors under Section 2.2.3 (Subcontracting by City and Biogen), with respect to City as the Receiving Party), disclosure to the Receiving Party’s Sublicensees and Subcontractors under this Agreement, in each case, solely for the purpose of allowing the Receiving Party to exercise its rights and perform its obligations hereunder; provided that such disclosure is covered by terms of confidentiality and non-use at least as restrictive as those set forth herein;

8.3.4	in response to a valid court order of competent jurisdiction or other supra-national, federal, national, regional, state, provincial, or local governmental or regulatory body of competent jurisdiction or as otherwise required to comply with Applicable Law (whether generally or in pursuit of an application for listing of securities) including the United States Securities and Exchange Commission or equivalent foreign agency or regulatory body, or otherwise required by judicial or administrative process; provided that in each such event, as promptly as reasonably practicable and to the extent not prohibited by Applicable Law or judicial or administrative process, such Receiving Party will first have (a) notified the other Party of such required disclosure, (b) provided a draft of the disclosure to the other Party reasonably in advance of such filing or disclosure for the other Party’s review and comment, which comments shall be considered in good faith, and (c) given such other Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order are required to be disclosed be held in confidence by the applicable court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued or such disclosure was required by Applicable Law; provided, further, that that the Confidential Information disclosed in response to such order or as required by Applicable Law shall be limited to that portion of the Confidential Information that is legally required to be disclosed in response to such order or by such Applicable Law. Confidential Information that is disclosed in order to comply with Applicable Law or by judicial or administrative process pursuant to this Section 8.3.4, in each case, will remain otherwise subject to the confidentiality and non-use provisions of this Article 8 (Confidentiality) with respect to the Party disclosing such Confidential Information pursuant to this Section 8.3.4, and such Party will take all steps reasonably necessary, including seeking of confidential treatment or a protective order for a period of at least 10 years (to the extent permitted by Applicable Law or Governmental Authority), to ensure the continued confidential treatment of such Confidential Information, and each Party will be responsible for its own legal and other external costs in connection with any such filing or disclosure pursuant to this Section 8.3.4.

8.3.5	to prosecute or defend litigation so long as there is 30 days’ prior written notice given by the Receiving Party before filing or other disclosure, and to enforce Patent Rights in connection with the Receiving Party’s rights and obligations pursuant to this Agreement;

8.3.6	in the case of City as the Receiving Party, to the licensor under any Upstream Agreement solely as necessary to comply with its obligations under such Upstream Agreement; provided that (a) such disclosure includes only such information as is expressly required to be disclosed to such licensor under such Upstream Agreement and (b) such disclosure is covered by terms of confidentiality and non-use at least as restrictive as those set forth herein; and provided, further, that in no event will such disclosure include any data or any sequence-level information relating to any Program RNAi Trigger, Program Linker, [***], Licensed Compound or Licensed Product, in each case, without Biogen’s prior written consent;

8.3.7	with respect to disclosure of any Joint Technology that constitutes Confidential Information (excluding any Collaboration Know-How), in the case of either Party as the Receiving Party, to exercise its rights to Exploit such Joint Technology as permitted under this Agreement; provided that such disclosure is covered by terms of confidentiality and non-use at least as restrictive as those set forth herein; or

8.3.8	in the case of Biogen as the Receiving Party, otherwise to exercise its rights or perform its obligations under this Agreement; provided that such disclosure is covered by terms of confidentiality and non-use at least as restrictive as those set forth herein.

If and whenever any Confidential Information is disclosed in accordance with this Section 8.3 (Permitted Disclosures), such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).

8.4	Redacted Agreement. Notwithstanding anything to the contrary in this Article 8 (Confidentiality), each Party will be entitled to file a copy of this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement) with the SEC or other Governmental Authorities as required to comply with Applicable Law, provided that it initially files a redacted copy of this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement) reviewed by the other Party (“Redacted Agreement”) and, to the extent available, requests confidential treatment of the terms redacted from this Agreement for at least a reasonable period of time, in each case, as described in the following procedure. In the event of any such filing, each Party will (a) permit the other Party to review and comment upon a Redacted Agreement at least 10 Business Days in advance of its submission to the SEC or such other Governmental Authorities, (b) cooperate in good faith with and reasonably consider the other Party’s comments thereon, as consistent with the then-current legal requirements with respect thereto (as determined based on the reasonable advice of such Party’s outside counsel), (c) only disclose Confidential Information of the other Party that counsel reasonably advises is legally required to be disclosed, (d) promptly advise the other Party of any other substantive communications between it or its representatives with such Governmental Authority with respect to such confidential treatment request (as available) of such other Party’s Confidential Information, (e) upon the written request of the other Party, request a reasonable extension of the term of the confidential treatment period upon the expiration thereof, where available, and (f) if such Governmental Authority requests any changes to the redactions set forth in the Redacted Agreement, use reasonable efforts to support the redactions in the Redacted Agreement as originally filed and, to the extent reasonably practicable, before agreeing to any changes to the redactions proposed in the Redacted Agreement, discuss any such changes to the redactions proposed in the Redacted Agreement with the other Party and consider in good faith the other Party’s comments when deciding whether to agree to such changes. Each Party will be responsible for its own legal and other external costs in connection with any such filing, registration, or notification.

8.5	Confidential Treatment. Notwithstanding any provision to the contrary set forth in this Agreement, if a Party is required or permitted to make a disclosure of the other Party’s Confidential Information pursuant to Section 8.3.4 or Section 8.3.5, then it will, to the extent not prohibited by Applicable Law or judicial or administrative process, except where impracticable, give reasonable advance notice to the other Party of such proposed disclosure and use reasonable efforts to secure confidential treatment of such information and will only disclose that portion of Confidential Information that is legally required to be disclosed as advised by its legal counsel. In any event, each Party agrees to take all reasonable action to avoid disclosure of Confidential Information of the other Party hereunder.

8.6	Equitable Relief. Given the nature of the Confidential Information and the competitive damage that could result to a Party upon unauthorized disclosure, use, or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 8 (Confidentiality). In addition to all other remedies, a Party will be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 8 (Confidentiality).

8.7	Use of Name and Logo. Except as otherwise permitted under Section 8.3 (Permitted Disclosures) and Section 8.9.2 (Press Releases and Announcements), neither Party will use the name, logo, or Trademark of the other Party or any of its Affiliates or any of its or their respective (sub)licensees/Sublicensees (or any abbreviation or adaptation thereof) in any label, press release, or product advertising, or for any other promotional purpose, without first obtaining the other Party’s written consent.

8.8	Residual Knowledge. Notwithstanding any provision to the contrary set forth in this Agreement, a Receiving Party will not be liable for the use of Residual Knowledge, provided that such officer, director, agent, contractor, or employee (a) has not intentionally memorized such Residual Knowledge, (b) is not aware at the time of use that such Residual Knowledge is the Confidential Information of the Disclosing Party, and (c) has not been directed or encouraged by the Receiving Party to memorize such Residual Knowledge. Any use made by the Receiving Party of any such Residual Knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at its sole risk.

8.9	Publications.

8.9.1	Coordination. City and Biogen will, from time to time and at the request of the other Party, discuss the general information relating to this Agreement that may be publicly disclosed; provided, however, that Biogen will have no obligation to consult with City with respect to any scientific publication or public announcement as described in Section 8.9.3 (Scientific Publications and Public Announcements).

8.9.2	Press Releases and Announcements.

(a)	Except for any disclosure expressly permitted under Section 8.3.4 or, with respect to Biogen, Section 8.9.3 (Scientific Publications and Public Announcements), neither Party will make any public announcement regarding this Agreement or its subject matter without the other Party’s prior written consent, except for either Party’s references to the other as the licensor or licensee (as applicable) or a collaboration partner under this Agreement.

(b)	After the issuance of any such press release or any other permitted public disclosure by a Party, the disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein at such time and that the frequency and form of such disclosure are reasonable.

8.9.3	Scientific Publications and Public Announcements. For clarity and notwithstanding anything to the contrary in this Section 8.9 (Publications), from and after the Development Candidate Selection Date, nothing in this Agreement will prevent Biogen and its Affiliates and its and their respective Sublicensees from making any scientific publication or public announcement concerning the Results or Biogen’s Exploitation of any Licensed Product (including research, development, and commercial information (including with respect to regulatory matters) regarding the Licensed Compounds and Licensed Products) under this Agreement; provided that, except as permitted under Section 8.3 (Permitted Disclosures), Biogen will not disclose any of City’s Confidential Information in any such publication or announcement without obtaining City’s prior written consent to do so, such consent not to be unreasonably withheld, conditioned, or delayed. Biogen may not submit such publication or make such announcement containing any Confidential Information of City that may affect City’s ability to seek patent protection for any Invention for which City has the right to prosecute the applicable Patent Rights pursuant to this Agreement, until City is given a reasonable period of time, and in no event less than 30 days, to seek such patent protection for any such Invention in such publication or presentation which it believes is patentable. Except for any disclosure expressly permitted under Section 8.3.4, during the Term, City will not make any publication or public announcement concerning the Results or otherwise regarding the Exploitation of any Licensed Compounds or Licensed Product without Biogen’s prior written consent. Each Party agrees to acknowledge the contributions of the other Party, and the employees of the other Party, in all publications as scientifically appropriate; provided, however, that either Party may decline to be named in any such publications and remain anonymous or unnamed in its sole discretion.

ARTICLE 9
INTELLECTUAL PROPERTY

9.1	Ownership.

9.1.1	Background IP. As between the Parties: (a) Biogen will retain sole ownership of all rights, title and interests in and to all Know-How and Patent Rights existing and owned by Biogen as of the Effective Date; and (b) City will retain sole ownership of all rights, title and interests in and to all Know-How and Patent Rights existing and owned by City as of the Effective Date.

9.1.2	Inventions.

(a)	[***]

(b)	[***]

(c)	[***]

(d)	Inventorship. All determinations of inventorship (with respect to Patent Rights and Know-How, whether patentable or not) under this Agreement will be made in accordance with U.S. patent law.

9.1.3	Disclosure. Biogen will promptly (and, in any event, prior to the filing of any patent application with respect to such Invention) disclose to City [***] City will promptly (and, in any event, prior to the filing of any patent application with respect to such Invention) disclose to Biogen [***]. Any such disclosure by either Party will include all the invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto. Each Party will also promptly respond to reasonable requests from the other Party for additional information relating thereto.

9.1.4	Covenants in Support of Assignment. Each Party shall, and hereby does, assign to the other Party and will cause each of its and its Affiliates’ officers, directors, employees, agents and contractors to assign to the other Party, in each case free and clear of all restrictions, liens or other encumbrances and without additional compensation, all such right, title and interest in and to any Inventions or other Know-How developed, created, conceived or reduced to practice hereunder as is necessary to fully effect the sole or joint ownership, as applicable, to the extent provided for in Section 9.1.2 (Inventions) (including in the event that U.S. law does not apply to the development, creation, conception or reduction to practice of any such Inventions or Know-How or any intellectual property rights therein). Each Party shall take (and cause its Affiliates, and their respective officers, directors, employees, agents and contractors to take) such further actions reasonably requested by the other Party, at the requesting Party’s cost and expense, to evidence the assignments set forth in this Section 9.1.2 (Inventions) and to assist the other Party in obtaining Patent Rights and other intellectual property protection with respect to Inventions and other Know-How assigned to such Party hereunder, including executing further assignments, consents, releases and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person or other proper means in support of any effort by the other Party to establish, perfect, defend or enforce its rights in any such Inventions or Know-How, or Patent Rights that claim such Inventions or Know-How.

9.1.5	Standby License Grants. If a Party is unable to assign the applicable interest in any Inventions or other Know-How, or applicable Patent Rights, to the other Party as required by Section 9.1.2 (Inventions), then such Party shall, and hereby does, grant (and shall cause its Affiliates to grant) to the other Party a royalty-free, fully paid-up, worldwide, perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Inventions, Know-How and Patent Rights, which license shall be: [***].

9.1.6	Joint Technology. Subject to the terms and conditions set forth in this Agreement, including the licenses granted in Section 2.1.1(a), Section 2.1.1(b), and Section 2.1.2 (Exclusive License Grant to Biogen) and the provisions of Section 2.7 (Exclusivity) and Section 11.7.2 (Additional Effects of Termination), (a) the Parties will jointly own (each having an undivided one-half interest in) all Joint Technology and (b) each Party will be entitled to practice and Exploit the Joint Technology for all purposes on a worldwide and perpetual basis and to license such Joint Technology through multiple tiers, without consent of the other Party (and where consent is required by Applicable Law, such consent is deemed hereby granted) and without a duty of accounting to the other Party. Each Party will grant and hereby does grant to the other Party all further permissions, consents, and waivers with respect to, and all licenses under, the Joint Technology, throughout the world, necessary to provide the other Party with the foregoing rights of use and Exploitation of the Joint Technology. Without limitation, each Party will cooperate with the other Party if the Parties determine to apply for U.S. or foreign patent protection for any Joint Technology and will obtain the cooperation of the individual inventors of any such Joint Technology. Without limiting the foregoing, the Parties acknowledge and agree that this Agreement will be understood to be a “joint research agreement” (as defined in 35 U.S.C. § 100(h)) for the purposes of 35 U.S.C. §102(c) entered into for the purpose of researching, identifying and developing Program RNAi Triggers, Program Conjugates, Licensed Compounds and Licensed Products under the terms set forth herein.

9.2	Patent Prosecution and Maintenance.

9.2.1	Right to File and Prosecute.

(a)	Licensed Patent Rights.

(i)	During the Term, except as set forth in Section 9.2.1(a)(ii) and Section 9.2.1(a)(iii), and subject to Section 9.2.4 (Limitations on Prosecution Rights), City will have (x) the sole right (but not the obligation) to prepare, file, prosecute, and maintain the City Core Technology Patent Rights and (y) the first right (but not the obligation) to prepare, file, prosecute, and maintain the Licensed Patent Rights that are not City Core Technology Patent Rights, in each case ((x) and (y)), at City’s sole expense using counsel of its choosing.

(ii)	City will keep Biogen reasonably informed, through the Patent Counsel, as to material developments with respect to its preparation, filing, prosecution, issuance or maintenance of any Licensed Patent Rights that claim any Program RNAi Trigger or Program Linker or that may otherwise affect any Program RNAi Trigger, Program Linker, Program Conjugate, Licensed Compound or Licensed Product. In the event that any such matters may affect any Program RNAi Trigger, Program Linker or Program Conjugate, City will provide Biogen a reasonable opportunity to review and comment on substantive communications from any patent authority in the Territory regarding the Program Patent Rights, as well as drafts of any substantive filings or responses to be made to such patent authorities in advance of submitting such filings or responses. City will consider Biogen’s comments regarding such communications and drafts in good faith but has no obligation to implement any such comments. In addition, City will provide Biogen with (x) copies of all final substantive filings and responses made to any patent authority with respect to the Program Patent Rights for which City is the Prosecuting Party, in a timely manner after submission thereof, and (y) notice at least forty-five (45) days in advance of abandoning any such Program Patent Rights.

(iii)	Notwithstanding anything to the contrary in this Section 9.2.1 (Right to File and Prosecute), (x) during the Term, Biogen will have the first right (but not the obligation) to prepare, file, prosecute, and maintain any and all Licensed Patent Rights that claim any Program Conjugate and (y) during the Post-Selection Period, Biogen will have the first right (but not the obligation) to prepare, file, prosecute, and maintain any and all other Licensed Patent Rights that claim any Program RNAi Trigger, Program Linker, Licensed Compound, or Licensed Product, in each case ((x) and (y)), at Biogen’s sole expense using counsel of its choosing. Biogen will keep City reasonably informed, through the Patent Counsel, as to material developments with respect to the preparation, filing, prosecution, issuance, and maintenance of the Program Patent Rights, and will provide City a reasonable opportunity to review and comment on substantive communications from any patent authority in the Territory regarding the Program Patent Rights, and on all drafts of any substantive filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Biogen will consider City’s comments regarding such communications and drafts in good faith but is not required to implement such comments. In addition, Biogen will provide City with (A) copies of all final substantive filings and responses made to any patent authority with respect to the Program Patent Rights in a timely manner following submission thereof and (B) notice at least forty-five (45) days in advance of abandoning any such Program Patent Rights.

(b)	Joint Patent Rights. During the Term, Biogen will have the first right (but not the obligation) to prepare, file, prosecute, and maintain all Joint Patent Rights, at Biogen’s sole expense using counsel of its choosing. Biogen will be the Prosecuting Party with respect to all Joint Patent Rights and will be responsible for and pay all future costs and expenses incurred in connection with the preparation, filing, prosecution, and maintenance of the Joint Patent Rights. Biogen will keep City reasonably informed, through the Patent Counsel, as to material developments with respect to the preparation, filing, prosecution, issuance, and maintenance of the Joint Patent Rights, and will provide City a reasonable opportunity to review and comment on substantive communications from any patent authority in the Territory regarding the Joint Patent Rights, and on all drafts of any substantive filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Biogen will consider City’s comments regarding such communications and drafts in good faith but is not required to implement such comments. In addition, Biogen will provide City with (i) copies of all final substantive filings and responses made to any patent authority with respect to the Joint Patent Rights in a timely manner following submission thereof and (ii) notice at least forty-five (45) days in advance of abandoning any such Joint Patent Rights.

(c)	Other Patent Rights. Except as expressly set forth in this Section 9.2.1 (Right to File and Prosecute), during the Term, as between the Parties, each Party will have the sole right (but not the obligation), in its sole discretion, to prepare, file, prosecute, and maintain all Patent Rights owned by such Party or its Affiliates (including, with respect to Biogen, the Biogen [***] Patent Rights), at such Party’s sole expense using counsel of its choosing.

9.2.2	Step-In Rights.

(a)	City’s Rights. If, during the Term, Biogen decides that it is no longer interested in the prosecution or maintenance of a particular Program Patent Right or Joint Patent Right filed by Biogen, then it will provide written notice to City of such decision within a reasonable time (at least [***] days prior to its abandonment) to allow City to be able to protect and maintain the applicable Program Patent Right or Joint Patent Right, which notice will indicate whether such decision was made for strategic prosecution reasons to protect the Licensed Products (e.g., to improve the exclusivity for or revenue from a Licensed Product), [***]. In such case, unless such decision was made for any such strategic prosecution reasons, City may assume the prosecution and maintenance of such Patent Right at City’s sole cost and expense, upon written notice to Biogen. In such event that City so elects to assume such prosecution and maintenance, (i) City will be responsible for 100% of the costs and expenses of its prosecution and maintenance of such Patent Right and (ii) City will have the right to prosecute and maintain such Patent Right in its sole discretion, using counsel of its choosing.

(b)	Biogen’s Rights. If, during Pre-Selection Period, City decides that it is no longer interested in the prosecution or maintenance of any Program Patent Right filed by City, then it will provide written notice to Biogen of such decision within a reasonable time (at least [***] days prior to its abandonment) to allow Biogen to be able to protect and maintain the applicable Program Patent Right. Biogen may, upon written notice to City, assume the prosecution and maintenance of such Patent Right at Biogen’s sole cost and expense. In such event that Biogen so elects to assume such prosecution and maintenance, (i) Biogen will be responsible for 100% of the costs and expenses of its prosecution and maintenance of such Patent Right and (ii) Biogen will have the right to prosecute and maintain such Patent Right in its sole discretion, using counsel of its choosing.

9.2.3	Cooperation and Coordination. The non-Prosecuting Party will (a) obtain and deliver to the Prosecuting Party any necessary documents for the Prosecuting Party to exercise its rights to prepare, file, prosecute and maintain all Patent Rights pursuant to Section 9.2.1 (Right to File and Prosecute) or Section 9.2.2 (Step-In Rights), as applicable, (b) render all signatures that will be necessary in connection with all such patent filings, and (c) assist the Prosecuting Party in all other reasonable ways that are necessary for the issuance of those Patent Rights for which such Prosecuting Party is responsible, as well as for the preparation, prosecution, defense, and maintenance of such Patent Rights, in each case ((a) through (c)), upon the Prosecuting Party’s request and at the Prosecuting Party’s expense.

9.2.4	Limitations on Prosecution Rights. For the avoidance of doubt, (a) in no event will City prepare, file, prosecute or maintain any Patent Rights that (i) claim or Cover any [***] or (ii) claim any Program Conjugate, except in the case of City’s exercise of a step-in right with respect to the prosecution of a Program Patent Right that claims a Program Conjugate, if and as permitted under Section 9.2.2(a) (City’s Rights); and (b) in no event will Biogen prepare, file, prosecute, or maintain any Patent Rights that claim any City Core Technology Invention.

9.2.5	OSIF Matters. City will reasonably consult with Biogen in good faith prior to designating in writing to OSIF the foreign jurisdictions in which any OSIF Patent will be filed. In no event will City abandon any Patent Right that City has the right to prepare, file, prosecute or maintain under the OSIF Agreements, cease to make any payments with respect to any OSIF Patent, make any act or omission that would cause City to relinquish its rights under any OSIF Patent or otherwise waive any rights of City with respect to any OSIF Patent, in each case, without first reasonably consulting with Biogen in good faith.

9.3	Patent Enforcement.

9.3.1	Third Party Infringement. During the Term, the Parties will promptly inform each other in writing if either Party becomes aware of any suspected, threatened, or actual infringement by any Third Party of any Licensed Patent Rights or Joint Patent Rights, or any Patent Rights Controlled by Biogen with respect to any [***] (each, an “Infringement”). Each Party will provide any available evidence of such Infringement with such notification.

9.3.2	Infringement Actions.

(a)	Enforcement of Program Patent Rights and Joint Patent Rights.

(i)	Biogen First Right. During the Term, Biogen will have the first right, but not the obligation, to initiate an Infringement Action against an Infringement with respect to any Program Patent Rights or Joint Patent Rights, in Biogen’s sole discretion and at Biogen’s sole cost and expense, subject to the provisions of this Section 9.3.2 (Infringement Actions).

(ii)	City Step-In Rights. During the Term, if Biogen does not initiate an Infringement Action against any Infringement with respect to any Program Patent Rights or Joint Patent Rights within 120 days after written notice of such Infringement is first provided by a Party under Section 9.3.1 (Third Party Infringement), then City will have the right to initiate and control an Infringement Action under the Program Patent Rights or Joint Patent Rights with respect to such Infringement by counsel of its own choosing, in City’s own discretion and at City’s cost and expense, and Biogen will have the right, at its own expense, to be represented in any such action by counsel of its own choosing; provided that, if Biogen notifies City during such 120-day period that it is electing in good faith not to institute any Infringement Action against such Infringement for strategic reasons, then City will not have the right to initiate and control any Infringement Action with respect to such Infringement.

(b)	Enforcement of Other Patent Rights. During the Term, except as set forth in Section 9.3.2(a) (Enforcement of Program Patent Rights and Joint Patent Rights), each Party will have the sole right, but not the obligation, to initiate an Infringement Action under any Patent Rights solely owned by such Party, against any Infringement, in such Party’s sole discretion and at such Party’s sole cost and expense.

(c)	Procedures. If the Party having the right to initiate an Infringement Action under this Section 9.3.2 (Infringement Actions) (the “Initiating Party”) desires to initiate such Infringement Action but may not do so due to Applicable Law or regulation (even as the assignee or exclusive licensee of such infringed Patent Right), then such Initiating Party may require that the other Party join as a named party in such action or itself initiate such Infringement Action, at the Initiating Party’s sole cost and expense. In such circumstance, the other Party hereby agrees to join as a named party in such action or itself initiate such Infringement Action, at the Initiating Party’s direction. The Initiating Party will take the lead in the control and conduct of any such Infringement Action under this Section 9.3.2 (Infringement Actions) and will keep the other Party reasonably informed of any such Infringement Action, and the other Party will reasonably assist the Initiating Party in any such Infringement Action under this Section 9.3.2 (Infringement Actions) at the Initiating Party’s expense. In no event may the Initiating Party settle any such Infringement Action in a manner that adversely affects the other Party’s rights or interests or imposes any obligation on the other Party without such other Party’s written consent, such consent not to be unreasonably withheld, delayed, or conditioned, provided that the foregoing will not be deemed to require the consent of such other Party in connection with a settlement of any action that would or may result in reduced payments under this Agreement.

(d)	Recoveries. Any amount recovered in any Infringement Action under this Section 9.3.2 (Infringement Actions), including any amount recovered in any settlement of such Infringement Action, will first be used to reimburse each Party’s costs and expenses with respect to such Infringement Action (which reimbursement will be on a pro rata basis to the extent such costs and expenses exceed such recovered amount. Thereafter, any additional amounts recovered will be retained by the Initiating Party, except that (i) any such amounts awarded to Biogen as compensation for lost sales or revenues with respect to a Royalty-Bearing Product [***] and (ii) any such amounts awarded to City in respect of any Infringement Action initiated by City with respect to a Program Patent Right or Joint Patent Right under Section 9.3.2(a)(ii) (City Step-In Rights) will be shared equally by the Parties.

9.4	Infringement of Third Party Rights.

9.4.1	Notice. If any Licensed Product becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right within the Territory, the Party first having notice of the claim or assertion will promptly notify the other Party.

9.4.2	Defense. Except as otherwise provided in Article 10 (Indemnification), Biogen will have the first right, but not the obligation, to defend any such Third Party claim or assertion of infringement of a Patent Right with respect to any Licensed Product, at Biogen’s expense. The non-defending Party will reasonably cooperate with the Party conducting the defense of the claim or assertion, including, if required to conduct such defense, furnishing a power of attorney.

9.4.3	Settlement; Licenses. Except as otherwise provided in Article 10 (Indemnification), neither Party will enter into any settlement of any claim described in this Section 9.4 (Infringement of Third Party Rights) that adversely affects the other Party’s rights or interests or imposes any obligation on the other Party without such other Party’s written consent, such consent not to be unreasonably withheld, delayed, or conditioned, provided that the foregoing will not be deemed to require the consent of such other Party in connection with a settlement of any action that would or may result in reduced payments under Section 6.3.4(c) (Third Party Payments). Each Party will have the right to decline to defend or to tender the defense of any claim described in this Section 9.4 (Infringement of Third Party Rights) upon reasonable written notice to the other Party, including if the other Party fails to agree to a settlement that the declining Party proposes and with respect to which such other Party has a consent right hereunder.

9.5	Patent Oppositions and Other Proceedings.

9.5.1	Third Party Patent Rights. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination, inter partes reviews, post-grant reviews, or other attack upon the validity, title, or enforceability of a Patent Right owned or controlled by a Third Party and having one or more claims that are specific to the Target and Cover a Licensed Compound or Licensed Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 9.4 (Infringement of Third Party Rights), in which case the provisions of Section 9.4 (Infringement of Third Party Rights) will govern), such Party will so notify the other Party and the Parties will promptly confer through the Patent Counsel to determine whether to bring such action, the strategy to be employed in connection with any such action, or the manner in which to settle such action, provided that Biogen will have the final decision-making authority with respect thereto. Unless the Parties otherwise agree in writing, Biogen will have the sole right, but not the obligation, to bring, at its own expense and in its sole control, such action in the Territory. The Party not bringing an action under this Section 9.5.1 (Third Party Patent Rights) will be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense and will cooperate fully with the Party bringing such action. Any awards or amounts received in bringing any such action will be first allocated to reimburse the initiating Party’s expenses in such action, and any remaining amounts will be allocated between the Parties as provided in Section 9.3.2(d) (Recoveries).

9.5.2	Parties’ Patent Rights. If any Licensed Patent Right or Joint Patent Right becomes the subject of any proceeding commenced by a Third Party within the Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference, inter partes reviews, post-grant reviews or other attack upon the patentability, validity, title or enforceability thereof (a “Third Party Patent Challenge”) (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 9.3 (Patent Enforcement) in which case the provisions of such section will govern), then the Prosecuting Party with respect to such Patent Right will control such defense at its own expense. The controlling Party will permit the non-controlling Party to participate in the proceeding to the extent permissible under Applicable Law, and to be represented by its own counsel in such proceeding, at the non-controlling Party’s expense, and the non-controlling Party will cooperate fully with the controlling Party with respect to such Third Party Patent Challenge. If either Party, as the controlling Party, decides that it does not wish to defend against such action that it controls, then to the extent that the other Party has a step-in right under Section 9.2 (Patent Prosecution and Maintenance), such other Party will have a step-in right to assume defense of such Third Party action at its own expense. Any awards or amounts received in defending any such Third Party action will be (a) first be used to reimburse each Party’s costs and expenses with respect to such Third Party Patent Challenge (which reimbursement will be on a pro rata basis to the extent such costs and expenses exceed such recovered amount, and (b) any remainder will be retained by the Party defending such action.

9.6	Patent Listing. Biogen will have the full and exclusive right, in its sole discretion, to determine and control the listing of any Patent Right (including any Licensed Patent Right or Joint Patent Right) in the “Purple Book” (or any successor thereto or equivalent thereof) in connection with the Regulatory Approval of any Licensed Product in the U.S., or in equivalent patent listings in any other country within the Territory.

9.7	Patent Term Extensions. Biogen will have the full and exclusive right and discretion to determine and control all filings of requests for Patent Term Extensions, including for any Licensed Patent Right or Joint Patent Right. All costs and expenses relating to the Patent Term Extensions will be born solely by Biogen. Upon request of Biogen and at Biogen’s cost and expense, City will provide support, assistance, and all necessary documents, in full, executed form if needed, to Biogen for the purpose of supporting, filing, obtaining, and maintaining Patent Term Extensions.

9.8	Common Interest Agreement. If the Parties agree that a common interest agreement is reasonably necessary to govern their discussion of Patent Right matters under this Agreement, then the Parties will negotiate in good faith to enter into such agreement.

9.9	Trademarks. Biogen will have the right to brand the Licensed Products using Biogen-related Trademarks and any other Trademarks it determines appropriate, which may vary by country or within a country. Biogen will own all rights in such Trademarks and will have the sole right to register and maintain such Trademarks in the countries and regions that it determines, at Biogen’s cost and expense.

9.10	Patent Counsel. Promptly following the Effective Date, each Party will designate patent counsel (and each Party may substitute such patent counsel from time to time) to coordinate with respect to the matters in this Article 9 (Intellectual Property) (the “Patent Counsel”).

ARTICLE 10
INDEMNIFICATION

10.1	Indemnification by City. City will indemnify, defend, and hold harmless each Biogen Indemnified Party from and against any and all Liabilities that a Biogen Indemnified Party incurs in connection with one or more Third Party Claims against such Biogen Indemnified Party to the extent resulting from or arising out of:

10.1.1	the breach by City or its Affiliates or Subcontractors of this Agreement or any of its representations, warranties, or covenants hereunder;

10.1.2	the gross negligence, willful misconduct, or fraud by or on the part of any City Indemnified Party in the performance of City’s obligations or exercising any of City’s rights under this Agreement;

10.1.3	any claim to the extent arising out of the City Research Activities, [***]; or

10.1.4	the breach or alleged breach by City or any of its Affiliates or sublicensees of any provision of any Upstream Agreement or any act or omission giving rise to a termination right of the applicable licensor under any Upstream Agreement (other than an act or omission by Biogen or any of its Affiliates or Sublicensees that constitutes a breach of Biogen’s obligations under this Agreement).

Notwithstanding the foregoing, City will have no obligation to indemnify any Biogen Indemnified Party to the extent that any Liabilities result from or arise out of (x) matters described under Section 10.2.1 or Section 10.2.2, or (y) the negligence of any Biogen Indemnified Party under this Agreement.

10.2	Indemnification by Biogen. Biogen will indemnify, defend, and hold harmless each City Indemnified Party from and against any and all Liabilities that a City Indemnified Party incurs in connection with one or more Third Party Claims against such City Indemnified Party to the extent resulting from or arising out of:

10.2.1	[***]

10.2.2	[***]

10.2.3	[***]

Notwithstanding the foregoing, Biogen will have no obligation to indemnify any City Indemnified Party to the extent that any Liabilities result from or arise out of (x) matters described under Section 10.1 (Indemnification by City) or (y) the negligence of any City Indemnified Party under this Agreement.

10.3	Procedure. Each Party will notify the other Party in writing promptly after it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) will be instituted involving any Indemnified Party, such Indemnified Party will promptly notify the Indemnifying Party in writing, which notice will include the Liability or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Article 10 (Indemnification) (including a description of the claim and the nature and amount of such Liability, to the extent known), but in no event will the Indemnifying Party be liable for any Liabilities to the extent resulting from any delay in providing such notice. Promptly after receipt of such notice, the Indemnifying Party and Indemnified Party will meet to discuss how to respond to any claims that are the subject matter of such proceeding. Unless the Parties mutually agree in writing otherwise within thirty (30) days after a Party notifies the other Party of any claim for which indemnification may be sought hereunder, the Indemnifying Party may assume and control, with the sole power to direct, the defense and settlement of such claim at its own expense with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. The Indemnified Party will cooperate fully with the Indemnifying Party in defense of any such Liability or Third Party Claim and provide to the Indemnifying Party copies of all papers and official documents received in respect of any such matter. In any such proceeding, the Indemnified Party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party will have agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there is a final judgment for the plaintiff, then the Indemnifying Party agrees to indemnify the Indemnified Party from and against any Liability by reason of such settlement or judgment and, in the case of a final judgment, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party. The Indemnifying Party will not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is a party and indemnification could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

10.4	LIMITATION OF LIABILITY.

10.4.1	EXCEPT (A) FOR THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY, (B) FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER [***] OR (C) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 10 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY HAVE ANY CLAIMS AGAINST OR LIABILITY TO THE OTHER PARTY WITH RESPECT TO ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS OR REVENUES), HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY, OR OTHERWISE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

10.4.2	[***]

10.5	Insurance. Each Party will, at its own expense, procure and maintain during the Term and for a period of five years thereafter, insurance policies, including product liability insurance when applicable, adequate to cover its obligations hereunder and that are consistent with normal business practices of prudent companies similarly situated. Such insurance will not be construed to create a limit of a Party’s liability with respect to its indemnification obligations under this Article 10 (Indemnification). Each Party will provide the other Party with written evidence of such insurance. Notwithstanding any provision to the contrary set forth in this Agreement, Biogen may self-insure, in whole or in part, the insurance requirements described above.

ARTICLE 11
TERM AND TERMINATION

11.1	Term. The term of this Agreement will commence upon the Effective Date and, unless earlier terminated pursuant to this Article 11 (Term and Termination) or Section 12.3 (Force Majeure), will continue in full force and effect, on a Licensed Product-by-Licensed Product and country-by-country basis, until the latest of (a) the date there is no Royalty-Bearing Patent Claim with respect to such Licensed Product in such country, (b) the expiration of all Regulatory Exclusivity, if any, for such Licensed Product in such country, and (c) ten years after First Commercial Sale of such Licensed Product in such country, with this Agreement expiring in its entirety upon the expiration of the last such date for the last Licensed Product (such period of effectiveness, the “Term”). Following expiration of the Term with respect to a Licensed Product in a country, the grant in Section 2.1.2 (Exclusive License Grant to Biogen) shall become unrestricted, fully-paid, royalty-free, perpetual, and irrevocable for such Licensed Product in such country.

11.2	Termination for Failure to Make Selection.

11.2.1	If Biogen has not provided written notice to City of at least one RNAi Trigger Candidate Selection on or prior to the RNAi Trigger Candidate Selection Outside Date, then (a) Biogen may terminate this Agreement immediately upon written notice to City and (b) City may terminate this Agreement upon [***] written notice to Biogen, if Biogen does not make at least one RNAi Trigger Candidate Selection during such [***] notice period.

11.2.2	If Biogen has not provided written notice to City of a Development Candidate Selection on or prior to the Development Candidate Selection Outside Date, then (a) Biogen may terminate this Agreement immediately upon written notice to City and (b) City may terminate this Agreement upon [***] written notice to Biogen, if Biogen does not make a Development Candidate Selection during such [***] notice period.

11.3	Termination for Cause.

11.3.1	By Biogen. If Biogen believes City is in material breach of this Agreement, then Biogen may deliver notice of such breach and Biogen’s intent to exercise its termination right to City, which notice identifies the material breach and, if applicable, the actions or conduct that Biogen considers would be an acceptable cure of such material breach. If City does not cure such material breach within the applicable cure period set forth in Section 11.3.3 (Cure Periods for Material Breaches), then, subject to Section 11.3.4 (Disputes Regarding Material Breach), Biogen may terminate this Agreement in its entirety effective on written notice of termination to City.

11.3.2	By City. If City believes Biogen is in material breach of this Agreement, then City may deliver notice of such breach and City’s intent to exercise its termination right to Biogen, which notice identifies the material breach and, if applicable, the actions or conduct that City considers would be an acceptable cure of such material breach. If Biogen does not cure such material breach within the applicable cure period set forth in Section 11.3.3 (Cure Periods for Material Breaches), then, subject to Section 11.3.4 (Disputes Regarding Material Breach), City may terminate this Agreement in its entirety effective on written notice of termination to Biogen.

11.3.3	Cure Periods for Material Breaches. For all material breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party (the “Defaulting Party”) will have [***] from receipt of a written notice of such material breach under Section 11.3.1 (By Biogen) or Section 11.3.2 (By City) (“Breach Notice”) from the other Party (the “Non-Defaulting Party”) to cure such material breach, and for any material breach arising from a failure to make a payment set forth in this Agreement, the cure period will be [***] from receipt of the Breach Notice (such [***] or [***] period, as applicable, the “Cure Period”). Notwithstanding the foregoing, if such material breach (other than a material breach arising from a failure to make a payment) cannot be reasonably cured during the foregoing Cure Period, then the Defaulting Party may submit to the Non-Defaulting Party a reasonable cure plan to remedy such material breach that is reasonably acceptable to the Non-Defaulting Party, and upon such submission, the applicable Cure Period will automatically be extended for so long as the Defaulting Party continues to use commercially reasonable efforts to cure such material breach in accordance with such cure plan, but for no more than [***] from receipt of the Breach Notice (subject to the dispute resolution procedures set forth in Section 11.3.4 (Disputes Regarding Material Breach)).

11.3.4	Disputes Regarding Material Breach. If the Defaulting Party disputes in good faith the occurrence, materiality, or cure of an alleged material breach identified by the Non-Defaulting Party in a Breach Notice, then the issue of whether the Non-Defaulting Party may properly terminate this Agreement on expiration of the applicable Cure Period will be resolved in accordance with Section 12.9 (Dispute Resolution). If, as a result of such dispute resolution process, it is determined that the Defaulting Party committed an uncured material breach of this Agreement, and the Defaulting Party does not cure such material breach within [***] (or [***] in the case of a payment breach) after the date of such determination (the “Additional Cure Period”), then such termination will be effective as of the expiration of the Additional Cure Period. This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding, and the Cure Periods set forth in Section 11.3.3 (Cure Periods for Material Breaches) and any Additional Cure Period, in each case, will be tolled during any such dispute resolution proceeding. Any such proceeding will not suspend any obligations of either Party hereunder, and each Party will use reasonable efforts to mitigate any damages during pendency of such proceeding. If, as a result of such dispute resolution proceeding, it is determined that the Defaulting Party did not commit a material breach (or such material breach was cured in accordance with this Section 11.3 (Termination for Cause)), then no termination by the Non-Defaulting Party in respect of such alleged breach will be effective, and this Agreement will continue in full force and effect.

11.4	Termination by Biogen for Insolvency of City. Biogen may terminate this Agreement in its entirety in the event that City (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such appointment, (d) passes any board resolution authorizing any dissolution or liquidation (other than in connection with a sale of assets to another business that intends to carry on City’s business and that assumes this the Agreement in accordance with Section 12.1 (Assignment), (e) has an involuntary case filed against it under any bankruptcy or insolvency law that is not discharged within [***] of the filing, or (f) admits in writing its inability generally to meet its obligations as they fall due in the ordinary course of its business (each of (a) through (f), an “Insolvency Event”).

11.5	Rights in Bankruptcy. The Parties intend to take advantage of the protections of Section 365(n) (or any successor provision) of the U.S. Bankruptcy Code or any analogous provisions of Applicable Law in any other country or jurisdiction to the maximum extent permitted by Applicable Law. All rights and licenses now or hereafter granted by City to Biogen under or pursuant to this Agreement are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, but only to the extent they constitute licenses of “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code, shall be deemed to be licenses of rights to “intellectual property” for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions of Applicable Law in any other country or jurisdiction. Upon the occurrence of an Insolvency Event, Biogen, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions of Applicable Law in any other country or jurisdiction, including the right to obtain the Intellectual Property from another entity. Without limiting the generality of the foregoing, the Parties intend and agree that any sale of City’s assets under Section 363 of the U.S. Bankruptcy Code shall be subject to Biogen’s rights under Section 365(n), that Biogen cannot be compelled to accept a money satisfaction of its interests in the Intellectual Property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Biogen’s rights under this Agreement and Section 365(n) without the express, contemporaneous consent of Biogen. Further, each Party agrees and acknowledges that all payments by Biogen to City under this Agreement, other than royalty payments under Section 6.3 (Royalties on Royalty-Bearing Products), shall not constitute royalties within the meaning of Section 365(n) of the U.S. Bankruptcy Code or relate to licenses of Intellectual Property under this Agreement:

11.5.1	City will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent commercially feasible, of all Intellectual Property licensed to Biogen under this Agreement (collectively, “IP Embodiments”). Each Party acknowledges and agrees that “embodiments” of Intellectual Property within the meaning of Section 365(n) of the U.S. Bankruptcy Code may include: laboratory notebooks, cell lines, product samples, and inventory, research studies and data, Regulatory Approvals (and applications for Regulatory Approval) and rights of reference therein, the Licensed Technology, Results, tangible information (including Licensed Know-How and Joint Know-How), and all information related to the Licensed Technology. Upon the occurrence of an Insolvency Event, Biogen shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such IP Embodiments, which, if not already in Biogen’s possession, shall be promptly delivered to it upon Biogen’s written request (x) after an Insolvency Event, unless City continues to perform all of its obligations under this Agreement, or (y) if not delivered pursuant to clause (x) above because City continues to perform, upon a final, unappealable decision to reject this Agreement by or on behalf of City by the receiver or trustee appointed to City for such Insolvency Event. Unless and until City rejects this Agreement, City shall perform all of its obligations under this Agreement. City shall not interfere with the rights of Biogen to intellectual property as set forth in this Section 11.5 (Rights in Bankruptcy), or any agreement supplemental to this Agreement, including the right to obtain the intellectual property (or such embodiments) from another entity. If City provides to Biogen any of the Intellectual Property licensed hereunder (or any embodiment thereof) pursuant to this Section 11.5 (Rights in Bankruptcy), Biogen shall have the right to perform City’s obligations pursuant to this Agreement with respect to such Intellectual Property, but neither such provision nor such performance by Biogen shall release City from liability resulting from rejection of this Agreement or the failure to perform such obligations.

11.5.2	All rights, powers, and remedies of Biogen provided in this Section 11.5 (Rights in Bankruptcy) are in addition to and not in substitution for any other rights, powers, and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to City. The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):

(a)	the right of access to any intellectual property (and all embodiments thereof) of City, or any Third Party with whom City contracts to perform an obligation of City pursuant to this Agreement, and, in the case of such Third Party, that is necessary or reasonably useful for the Exploitation of any Licensed Compounds or Licensed Products or the exercise of any other rights explicitly granted to Biogen under this Agreement;

(b)	the right to contract directly with any Third Party to complete the contracted work; and

(c)	the right to cure any default under any such agreement with a Third Party and set off the costs thereof against amounts payable to City under this Agreement.

11.6	Termination for Convenience by Biogen. Biogen may, in its sole discretion, terminate this Agreement on a country-by-country and Licensed Product-by-Licensed Product basis or in its entirety, for convenience upon [***] prior written notice to City.

11.7	Effects of Termination.

11.7.1	In General. Upon any termination (but not expiration) of this Agreement in its entirety (or, in the case of termination of this Agreement with respect to a Licensed Product or a country, solely with respect to such terminated Licensed Product or terminated country):

(a)	Wind-Down. During the applicable termination notice period, City will not commence any new City Research Activities after City’s receipt or provision (as applicable) of such notice of termination and the Parties will begin to wind-down their respective activities under this Agreement. The JRC will coordinate the wind-down of each Party’s efforts under this Agreement, or, if the JRC has disbanded, then the Parties will establish an appropriate committee to coordinate such wind-down, and the Parties will complete such wind-down in an orderly and reasonable manner.

(b)	Termination of Rights and Licenses. Without limiting the effect that such termination will have on any provisions of this Agreement, other than as expressly set forth herein, including those provisions that this Agreement expressly provides will survive such termination and subject to Section 2.2.2 (Survival of Sublicenses), all rights and licenses granted to each Party, except for licenses granted pursuant to Section 9.1.5 (Standby License Grants) and rights with respect to the Joint Technology granted pursuant to Section 9.1.6 (Joint Technology), will terminate; provided that such licenses will continue solely as necessary for the Parties to complete the orderly wind-down of their activities under this Agreement in accordance with Applicable Law and as otherwise permitted in accordance with Section 11.7.1(a) (Wind-Down) and Section 11.7.1(d) (Sell-Off Right).

(c)	Termination of Payment Obligations. Subject to Section 11.7.1(d) (Sell-Off Right), all payment obligations under this Agreement will terminate, other than those that are accrued and unpaid as of the effective date of such termination. For any payment obligations that are accrued and unpaid as of the effective date of termination, an invoice must be provided no later than [***] after the effective date of termination.

(d)	Sell-Off Right. Biogen will have the right to sell or otherwise dispose of the Licensed Products on hand at the time of such termination or in the process of Manufacturing; provided that any revenue obtained from such disposal will be treated as Net Sales and the provisions of Article 6 (Financial Terms) will apply to such Net Sales.

(e)	Return of Confidential Information. Upon the effective date of termination of this Agreement in its entirety, the Receiving Party will destroy (or, as directed by the Disclosing Party, return) all Confidential Information of the Disclosing Party to the Disclosing Party that is in the Receiving Party’s possession or control, except any Confidential Information required to continue to exercise a Party’s rights that survive termination of this Agreement (or certify such destruction in writing to the Disclosing Party, as applicable); provided, however, copies may be retained and stored solely for the purpose of determining its obligations under this Agreement, subject to the non-disclosure and non-use obligation under Article 8 (Confidentiality). In addition, the Receiving Party will not be required to return or destroy Confidential Information contained in any computer system back-up records made in the ordinary course of business; provided that such Confidential Information may not be accessed without the Disclosing Party’s prior written consent or as required by Applicable Law.

11.7.2	Additional Effects of Termination. If this Agreement is terminated in its entirety by either Party for any reason (but not, for the avoidance of doubt, if this Agreement expires), then, in addition to those general effects set forth in Section 11.7.1 (In General), each Party covenants and agrees that, following the effective date of termination of this Agreement, it will not, and will cause its Affiliates not to, [***]. If this Agreement is terminated with respect to one or more Licensed Products or one or more countries, this Section 11.7.2 (Additional Effects of Termination) will apply with respect to the Program Conjugates contained in such terminated Licensed Products in such terminated countries. [***].

11.8	Alternative Remedy in Lieu of Termination. Each Party stipulates and agrees that the other Party’s decision to enter into this Agreement and perform its obligations hereunder (including, as to Biogen, to invest in the Research Program and the Development of the Licensed Compounds and Licensed Products) is premised upon the assumption that the other Party will perform its obligations under this Agreement, and that a material breach of the Agreement by such other Party will undermine the economic fundamentals of the transaction for the Party, and that in such event such Party’s damages arising from the other Party’s breach may be of uncertain amount and difficult to prove. Accordingly, if Biogen has the right to terminate this Agreement pursuant to Section 11.3.1 (By Biogen) as a result of a material breach by City of Section 2.7 (Exclusivity), Article 8 (Confidentiality), Section 7.5.1, Section 7.5.2 (but only with respect to the rights to Licensed Technology granted to Biogen), or Section 7.5.5, then, subject to Section 11.3.4 (Disputes Regarding Material Breach), Biogen may, in its sole discretion and on written notice provided to City, which notice will be provided to City prior to expiration of the applicable Cure Period, if applicable (as it may be extended pursuant to Section 11.3.3 (Cure Periods for Material Breaches) or Section 11.3.4 (Disputes Regarding Material Breach)), elect to continue this Agreement as modified by this Section 11.8 (Alternative Remedy in Lieu of Termination), in lieu of terminating this Agreement under Section 11.3.1 (By Biogen), in which case, effective as of the expiration of such applicable Cure Period without City having cured the applicable material breach, if Biogen has the right to terminate this Agreement pursuant to Section 11.3.1 (By Biogen) after City has failed to cure such material breach within the applicable cure period set forth in Section 11.3.3 (Cure Periods for Material Breaches) and subject to Section 11.3.4 (Disputes Regarding Material Breach), then the following applies, which City stipulates and agrees would be a reasonable remedy in such circumstance and not a penalty. Notwithstanding the foregoing, in no event may Biogen exercise its rights under this Section 11.8 (Alternative Remedy in Lieu of Termination) as a result of any matter set forth in [***].

11.8.1	This Agreement will remain in full force and effect, including Biogen retaining all of its licenses and other rights granted under this Agreement, subject to all of its payment and other obligations hereunder; provided that the Milestone Payments for Milestone Events achieved after such Biogen election and the royalty rates payable under this Agreement for Net Sales of Licensed Product after such election, in each case, will be reduced by 50%; and

11.8.2	Any Biogen Confidential Information provided to City pursuant to this Agreement will be promptly destroyed or, as directed by Biogen, returned to Biogen, and Biogen will be released from its ongoing disclosure and information exchange obligations with respect to activities after the date of such election, other than disclosure obligations under Article 6 (Financial Terms).

Notwithstanding the foregoing, if either Party initiates a dispute resolution process pursuant to Section 11.3.4 (Disputes Regarding Material Breach), Biogen will continue to make Milestone Payments and royalties that become payable to City during any tolled portion of the Cure Period or Additional Cure Period (i.e., during the period after which this Section 11.8 (Alternative Remedy in Lieu of Termination) would have taken effect absent such dispute), until resolution of the dispute; provided that, upon resolution of such dispute, if it is ultimately determined that this Section 11.8 (Alternative Remedy in Lieu of Termination) applies, then City will promptly reimburse Biogen for 50% of the Milestone Payments and royalties paid to City during such tolled portion of the Cure Period or Additional Cure Period through the date of effectiveness of this Section 11.8 (Alternative Remedy in Lieu of Termination) (and Biogen’s offset right under Section 6.8 (Right to Offset) will apply with respect to any such amounts not so reimbursed).

If Biogen exercises its alternative remedy under this Section 11.8 (Alternate Remedy in Lieu of Termination), then the above alternative remedy will be the sole monetary remedy available to Biogen for the uncured material breach by City, but Biogen will retain applicable equitable remedies for such breach. For the avoidance of doubt, except as set forth in this Section 11.8 (Alternate Remedy in Lieu of Termination), if Biogen exercises the alternative remedy set forth above in this Section 11.8 (Alternate Remedy in Lieu of Termination), then all rights and obligations of both Parties under this Agreement will continue unaffected, unless and until this Agreement is subsequently terminated by either Party pursuant to this Article 11 (Term and Termination) or otherwise as expressly permitted under this Agreement. Notwithstanding the foregoing, this Section 11.8 (Alternate Remedy in Lieu of Termination) is subject to Section 6.3.4(e)(ii) (Maximum Royalty Adjustments).

11.9	Rights Accruing Prior to Expiration or Termination. Expiration or termination of this Agreement will not relieve the Parties of any obligation that accrued prior to such expiration or termination. Except as expressly set forth hereunder, any expiration or termination of this Agreement will be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including any payment obligation that accrued prior to the effective date of such expiration or termination.

11.10	Survival.

11.10.1	The following provisions, as well as any other provisions which by their express terms are intended to survive termination, will survive termination of this Agreement: Article 1 (to the extent necessary to interpret the other surviving provisions), Section 2.1.2 (solely with respect to those Licensed Products and countries for which such license has already become perpetual, as provided in the final sentence of Section 11.1, prior to the effective date of termination), Section 2.2.2 (in the instances set forth therein), Section 2.3, Section 2.4, Section 3.3.3 (except for the first sentence thereof), Section 3.8 (for the time period set forth in Section 3.8.1), Section 5.8 (solely with respect to the last sentence and for the time period set forth in Section 8.1), Section 6.7, Section 7.7, Section 8.1 (for the time period set forth therein), Section 8.2, Section 8.3 (except Sections 8.3.3 and 8.3.8), Section 8.4, Section 8.5, Section 8.6, Section 8.7, Section 8.8, Section 9.1, Sections 9.2.1, 9.2.2, 9.2.3, 9.2.4, 9.5, 9.6 and 9.7 (each, solely with respect to the Joint Patent Rights), Section 9.3.2(c), Section 9.3.2(d), Section 10.1, Section 10.2, Section 10.3, Section 10.4, Section 10.5 (for the time period set forth therein), Section 11.5 (only in the event of termination pursuant to Section 11.4), Section 11.7, Section 11.9, this Section 11.10, Section 11.11, Article 12 (except for Section 12.3) and the following Sections, solely with respect to payments accruing prior to the effective date of termination of this Agreement and solely for purposes of final accounting with respect thereto: Sections 2.5, 2.6.4, 5.9, 6.2, 6.3, 6.4, 6.5, 6.6, 6.8, 6.9 and 6.10.

11.10.2	The following provisions, as well as any other provisions which by their express terms are intended to survive expiration, will survive expiration of this Agreement: Article 1 (to the extent necessary to interpret the other surviving provisions), Section 2.1.2 (as provided in the final sentence of Section 11.1), Section 2.3, Section 2.4, Section 3.3.3 (except for the first sentence thereof), Section 3.8 (for the time period set forth in Section 3.8.1), Section 5.8 (solely with respect to the last sentence and for the time period set forth in Section 8.1), Section 6.7, Section 7.7, Section 8.1 (for the time period set forth therein), Section 8.2, Section 8.3 (except for Section 8.3.3), Section 8.4, Section 8.5, Section 8.6, Section 8.7, Section 8.8, Section 8.9, Section 9.1, Sections 9.2.1, 9.2.2, 9.2.3, 9.2.4, 9.5, 9.6 and 9.7 (each, solely with respect to the Joint Patent Rights), Section 9.3.2(c), Section 9.3.2(d), Section 9.4, Section 9.8, Section 9.9, Section 10.1, Section 10.2, Section 10.3, Section 10.4, Section 10.5 (for the time period set forth therein), Section 11.1 (solely with respect to the last sentence thereof), Section 11.5, Section 11.9, this Section 11.10, Section 11.11, Article 12 (except for Section 12.3), and the following Sections, solely with respect to payments accruing prior to the expiration of this Agreement and solely for purposes of final accounting with respect thereto: Sections 2.5, 2.6.4, 5.9, 6.2, 6.3, 6.4, 6.5, 6.6, 6.8, 6.9 and 6.10.

11.11	Injunction for Particular Breach. Without limiting either Party’s rights under Section 12.9.2 (Preliminary Injunctions), each Party acknowledges and agrees that the damages and harm to the other Party, for the first Party’s uncured breach of its obligations under Section 2.7 (Exclusivity), Article 8 (Confidentiality), or Article 9 (Intellectual Property), likely are difficult to ascertain and not predictable, and thus each Party covenants and agrees that, in the event that such Party has in fact breached its obligations under Section 2.7 (Exclusivity), Article 8 (Confidentiality), or Article 9 (Intellectual Property) and has not cured such breach, then monetary damages likely will not be a sufficient remedy for any such breach, and that in addition to all other remedies, the non-breaching Party will be entitled to obtain specific performance and injunctive and other equitable relief as a remedy for any such breach of Section 2.7 (Exclusivity), Article 8 (Confidentiality), or Article 9 (Intellectual Property), without the need to show irreparable harm.

11.12	[***].

ARTICLE 12
MISCELLANEOUS

12.1	Assignment. Neither this Agreement nor any interest hereunder will be assignable by City without the prior written consent of Biogen, except as follows: (a) City may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement, without Biogen’s consent, in whole, to its successor-in-interest in connection with the sale of all or substantially all of its assets, whether in a merger, acquisition, consolidation, asset sale, or similar transaction or series of related transactions, provided that such sale is not primarily for the benefit of its creditors, (b) City may, without Biogen’s consent, assign its rights and obligations under this Agreement to any of its Affiliates, provided that City will remain liable for all of its obligations under this Agreement notwithstanding such assignment under this subclause (b), [***] Biogen may freely assign this Agreement or any interest hereunder, in whole or in part (x) at any time during the Term, (i) to its successor-in-interest in connection with the sale of all or substantially all of its assets, whether in a merger, acquisition, consolidation, asset sale, or similar transaction or series of related transactions, provided that such sale is not primarily for the benefit of its creditors, or (ii) to any Affiliate, provided that Biogen will remain responsible to City for the performance of any obligation assigned to an Affiliate, notwithstanding such assignment under this subclause (x)(ii), and (y) from and after the Development Candidate Selection Date, to any Third Party. [***]. Each Party will promptly notify the other Party of any assignment of this Agreement or any interest hereunder under the provisions of this Section 12.1 (Assignment). This Agreement will be binding upon the successors and permitted assigns of the Parties, and in the case of any such successor relationship or permitted assignment, the name of a Party appearing herein will be deemed to mean the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 12.1 (Assignment) will be null, void, and of no legal effect.

12.2	Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits attached hereto, sets forth the entire agreement between the Parties and supersedes all previous and contemporaneous negotiations, representations, or agreements, written or oral, regarding the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the Research Program or the licenses granted hereunder are superseded by the terms of this Agreement (including the Confidentiality Agreement, which Confidentiality Agreement is hereby terminated effective as of the Effective Date). This Agreement may be amended or modified (or any obligation thereof may be released or discharged) only by an instrument in writing duly executed by authorized representatives on behalf of the Parties. In case of inconsistencies between this Agreement and any Schedule or Exhibit hereof, the terms of this Agreement will prevail unless the Parties have agreed in writing explicitly that the Schedule or Exhibit, as applicable, should prevail.

12.3	Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from a Force Majeure event and for so long as such failure or delay continues to be caused by or result from such Force Majeure event, and provided that such Party uses Commercially Reasonable Efforts to find an alternate means of performing any effected obligation, remedy its inability to perform, or to avoid the effects of such Force Majeure event. The non-performing Party will notify the other Party in writing of any Force Majeure circumstances that may affect its performance under this Agreement as soon as reasonably practical, but in no event more than [***] after the occurrence of such circumstance, will provide a good faith estimate of the period for which its failure or delay in performance under this Agreement is expected to continue based on currently available information, and will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure circumstances and resume normal performance of its obligations hereunder as soon a reasonably practicable under the circumstances. During the pendency of the claimed Force Majeure event, the non-performing Party will update such notice to the other Party on a weekly basis, or more frequently if requested by the other Party, to provide updated summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume. In addition, if a Party’s failure to perform any material obligations under this Agreement as a result of a Force Majeure event continues for longer than [***], then the other Party may terminate this Agreement by providing [***] written notice to the non-performing Party.

12.4	Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

12.5	Waiver and Non-Exclusion of Remedies. The failure of either Party to require performance by the other Party of any of that other Party’s obligations under this Agreement will in no manner affect the right of such Party to enforce the same at a later time, subject only to applicable statutes of limitation as to any particular breach of an obligation. No waiver by any Party of any condition, or of the breach of any provision, term, representation, or warranty contained in this Agreement will be effective unless set forth in writing and duly executed by authorized representatives on behalf of the Parties. No such waiver will be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation, or warranty hereof. The remedies provided in this Agreement are not exclusive and the Party suffering from a breach or default of this Agreement may pursue all other remedies, both legal and equitable, alternatively, or cumulatively, except as expressly set forth herein.

12.6	Severability. If, under Applicable Law, any provision of this Agreement or portion thereof is for any reason held to be invalid, illegal, or unenforceable in any court of competent jurisdiction, then the same will not affect any other portion of this Agreement and its validity, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity, and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such provision or portion thereof had never been contained in this Agreement with respect to such jurisdiction, and there will be deemed substituted therefore a provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law; provided that the foregoing will not apply if such substitution would have the effect of materially altering the rights and obligations of the Parties, in which event this Agreement may be terminated by mutual written agreement of the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof invalid, illegal, or unenforceable in any respect.

12.7	Notices. All notices and other communications given or made pursuant to this Agreement will be in writing, specifically refer to this Agreement, and will be deemed to have been duly given on the date delivered, if delivered personally, or on the next Business Day after being sent by reputable overnight courier (with delivery tracking provided, signature required, and delivery prepaid), in each case, to the Parties at the following addresses, or on the date sent and confirmed by confirmatory return email to the email address specified below (or at such other address, or email address for a Party as will be specified by notice given in accordance with this Section 12.7 (Notices)). This Section 12.7 (Notices) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to City:

City Therapeutics, Inc.

399 Binney Street

Cambridge, MA 02142

Attention: Chief Executive Officer

[***]

With a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

3570 Carmel Mountain Road

San Diego, CA 92130

[***]

[***]

If to Biogen:

Biogen MA Inc.

225 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

[***]

With a copy to:

Covington & Burling

One International Place

Suite 1020

Boston, MA 02110-2627

[***]

[***]

12.8	Governing Law. This Agreement, and all claims arising under or in connection herewith, will be governed by and interpreted in accordance with the substantive laws of the Commonwealth of Massachusetts, without regard to conflict of law principles thereof. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

12.9	Dispute Resolution. Any dispute arising out of or in connection with this Agreement (except for disputes arising at the JRC, which will be resolved pursuant to Section 4.2.5 (Decision-Making Authority) or as provided in Section 11.11 (Injunction for Particular Breach)) will be settled, if possible, through good faith negotiations between the Parties, and in the case of any such dispute, each Party commits to conduct such negotiations reasonably and in good faith. If the Parties are unable to settle such dispute within [***] days after first considering and discussing the resolution of such dispute, then such dispute will be referred to the Executive Officers. The Executive Officers of both Parties will meet to attempt to resolve such dispute. Such resolution, if any, of a referred issue will be set forth in writing and will be final and binding on the Parties. All negotiations pursuant to this Section 12.9 (Dispute Resolution) are confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Executive Officers cannot resolve such dispute within 30 days after either Party requests such a meeting in writing, then either Party will have the right to pursue any and all remedies available at law or in equity, consistent with Section 12.9.1 (Jurisdiction; Venue).

12.9.1	Jurisdiction; Venue. Each Party irrevocably submits to the exclusive jurisdiction of (a) the state courts of the Commonwealth of Massachusetts, and (b) the United States District Court for the District of Massachusetts, for the purposes of any suit, action, or other proceeding arising out of this Agreement or out of any transaction contemplated hereby. Each Party agrees to commence any such action, suit, or proceeding either in the United States District Court for the District of Massachusetts or if such suit, action, or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of the Commonwealth of Massachusetts. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. Each Party irrevocable consents to service of process in the manner provided under Section 12.7 (Notices) or by first class certified mail, return receipt requested, postage prepaid. THE PARTIES EXPRESSLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

12.9.2	Preliminary Injunctions. Notwithstanding any provision to the contrary set forth in this Agreement, in the event of an actual or threatened breach of a Party’s obligations under this Agreement, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis.

12.9.3	Patent and Trademark Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, any and all issues regarding the scope, construction, validity, and enforceability of any Patent Rights or Trademark relating to a Licensed Product that is the subject of this Agreement will be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent or trademark laws of the country in which such Patent Rights or Trademark rights were granted or arose.

12.9.4	Payment Tolling. During the pendency of any dispute resolution proceeding between the Parties under this Section 12.9 (Dispute Resolution) regarding the obligation to make any payment under this Agreement from one Party to the other Party (in whole or in part), the obligation to make such disputed payment will be tolled until the final outcome of such dispute has been established, but all other payment obligations that are not disputed will remain in force and payable. If it is ultimately determined that one Party is obligated to make disputed payment to the other Party, the paying Party shall pay interest to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at the applicable rate set forth in Section 6.7 (Late Payments).

12.9.5	Confidentiality. Any and all activities conducted under this Section 12.9 (Dispute Resolution), including any and all proceedings and decisions hereunder, will be deemed Confidential Information of each of the Parties, and will be subject to Article 8 (Confidentiality), to the extent applicable in accordance with Applicable Law.

12.10	Relationship of the Parties. It is expressly agreed that City, on the one hand, and Biogen, on the other hand, will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency, including for tax purposes. Neither City nor Biogen will have the authority to make any statements, representations or commitments of any kind, or to take any action that will be binding on the other, without the prior written consent of the other Party to do so. All Persons employed by a Party will be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment will be for the account and expense of such Party. Neither Party (nor any successor, assignee, transferee, or Affiliate of a Party) will treat or report the relationship between the Parties arising under this Agreement as a partnership for United States tax purposes, without the prior written consent of the other Party, unless required by Applicable Law.

12.11	Performance by Affiliates. Each Party recognizes that the other Party may perform some or all of its obligations under this Agreement through its Affiliates; provided, however, that such other Party will remain responsible for the performance by its Affiliates as if such obligations were performed by such other Party; and provided, further, that Biogen shall not perform its payment obligations through an Affiliate resident in a jurisdiction that, as of the time of such delegation by Biogen, requires Biogen to deduct and withhold tax under Applicable Law that cannot be eliminated or reduced under the applicable Tax treaty (or otherwise) to an amount less than or equal to the U.S. withholding tax that at such time would apply to payments by Biogen to City.

12.12	Third Party Beneficiaries. There are no implied Third Party beneficiaries hereunder. The provisions of this Agreement are for the exclusive benefit of the Parties, and no other Person will have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party, except (a) the indemnification rights (i) of the Biogen Indemnified Parties pursuant to Section 10.1 (Indemnification by City) and Section 10.3 (Procedure) and (ii) of the City Indemnified Parties pursuant to Section 10.2 (Indemnification by Biogen) and Section 10.3 (Procedure) and (b) as expressly provided in Section 2.2.2 (Survival of Sublicenses).

12.13	Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein), (e) any reference herein to any person or entity will be construed to include the person’s or entity’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Exhibits, or Schedules will be construed to refer to Sections, Exhibits, or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals, and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section, or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or,” and (l) references to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.2” would be part of “Section 2”, and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”).

12.14	Further Assurances. Each of City and Biogen agrees to duly execute and deliver, or cause to be duly executed or delivered, such further reasonable instruments and do and cause to be done such further reasonable acts, which may include the filing of additional assignments, agreements, documents, and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

12.15	Counterparts. This Agreement may be executed in counterparts, all of which taken together will be regarded as one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

[Signature Page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

BIOGEN MA INC.

By:	/s/ Adam Keeney
(Signature)

Name:	Adam Keeney

Title:	Executive Vice President, Corporate Development

CITY THERAPEUTICS, INC.

By:	/s/ Andy Orth
(Signature)

Name:	Andy Orth

Title:	President and CEO

Signature Page to Research Collaboration and License Agreement

Exhibit 1.20

Biogen Specified OSIF License Issues

[***]

Exhibit 1.193

Initial Research Plan

[***]

Exhibit 11.8

Alternative Remedy Exceptions

[***]

Schedule 1.88

Existing Licensed Patent Rights

[***]

Schedule 1.220

Target

[***]

Schedule 1.232

Upstream Agreements

[***]

Schedule 4.1.1

Contact List

[***]

Schedule 7.2

Initial Disclosure Schedule

[***]